                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


                                (Amendment No. 3)


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        TREASURE MOUNTAIN HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                        TREASURE MOUNTAIN HOLDINGS, INC.

                                     , 2005

Dear Stockholder:

        On behalf of the Board of Directors and management, I am pleased to invite you to a special meeting of the stockholders of Treasure Mountain Holdings, Inc. The meeting will be held on __________, 2005 at 9:00 a.m. at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey. A notice of meeting, proxy statement and proxy card are enclosed for your review.

        I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter to assure that your vote will be counted.

        The officers, directors and staff of Treasure Mountain sincerely appreciate your support.

                                                 Very truly yours,

                                                 Donald F. Farley
                                               Chairman of the Board

                        TREASURE MOUNTAIN HOLDINGS, INC.

                            Notice of Special Meeting

        A special meeting of stockholders of Treasure Mountain Holdings, Inc. will be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 on _________, 2005 at 9:00 a.m. New York City time. At the meeting you will be asked to consider and act upon the following proposals:

        1. A proposal to approve a proposed amendment to our Articles of Incorporation to change the name of our company to Vyteris Holdings (Nevada) , Inc.

        2. A proposal to approve a proposed one for ten reverse stock split of our common stock, such that each ten shares of our common stock will be converted into one share of our common stock.

        3. A proposal to approve a proposed amendment to our Articles of Incorporation to increase the number of shares of common stock which we will be authorized to issue to 100,000,000 shares, after giving effect to the reverse stock split, or to 1,000,000,000 shares if our stockholders do not approve the one for ten reverse stock split.

        4. A proposal to approve a proposed amendment to our Articles of Incorporation to authorize the issuance of 7,500,000 shares of Series B Convertible Preferred Stock.

        5. A proposal to approve a proposed amendment to our Articles of Incorporation to authorize the issuance of up to an additional 42,500,000 shares of preferred stock which may be issued, from time to time, pursuant to terms established by our Board of Directors.

        6. A proposal to approve a proposed amendment to our Articles of Incorporation to expressly provide for limitations on the liabilities of our directors and officers.

        7. A proposal to approve the 2005 Treasure Mountain Holdings Stock Option Plan.

        8. To conduct other business if properly raised at the meeting or any adjournment thereof.


        Only stockholders of record at the close of business on February 10, 2005 are entitled to notice of, and to vote at, the meeting.


                                                 David DiGiacinto
                                                     Secretary

Fair Lawn, New Jersey
           , 2005

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410

                                 PROXY STATEMENT

        The Board of Directors of Treasure Mountain Holdings, Inc. is soliciting proxies for use at a special meeting of stockholders to be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 at 9:00 a.m. Eastern time on _________, 2005, and for use at any adjournments thereof. We refer to this meeting as the special meeting. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about _________, 2005.

                                TABLE OF CONTENTS

                                                                          PAGE

Information about the Special Meeting:
         Record date and quorum...........................................  6
         Voting procedures................................................  6
         Proxies and revocation...........................................  7
         Principal stockholders...........................................  7
         Change in control................................................  9


Proposal to amend our Articles
         of Incorporation to change the name of our corporation

         to Vyteris Holdings (Nevada), Inc................................  10


Proposal to effect a one for ten reverse stock

         split............................................................  11


Proposal to amend our Articles

         of Incorporation to increase the number of shares

         of common stock..................................................  20

Proposal to amend our Articles

         of Incorporation to authorize the issuance of 7,500,000
         shares of Series B Convertible Preferred Stock. .................  23


Proposal to amend our Articles

         of Incorporation to authorize the issuance of an
         additional 42,500,000 shares of preferred stock. ................  25

                                                                          PAGE


Proposal to amend our Articles
         of Incorporation to confirm certain provisions
         relating to the liabilities of directors and officers..............27

Proposal to adopt the 2005 Treasure Mountain Holdings

         Stock Option Plan. ................................................29

Information About Vyteris and Treasure Mountain:

         Selected Financial Data............................................36
         Forward-Looking Information........................................37
         Risk Factors.......................................................37
         Management's Discussion and Analysis of Financial
                Condition and Results of Operations.........................50
         Change in Certifying Accountants...................................63
         Unaudited Pro Forma Condensed Consolidated Financial Statements... 65
         Vyteris' Business..................................................68

Other matters:
         Costs..............................................................93
         Other Matters to be Presented......................................93
         Stockholder Proposals..............................................93
         Where You Can Find Additional Information About Treasure Mountain  93

Index to Financial Statements...............................................94

ANNEX A - Text of the Proposal to be Submitted
                  to Stockholders in Connection with Proposal One..........A-1

ANNEX B - Text of the Proposal to be Submitted
                  to Stockholders in Connection with Proposal Two..........A-2

ANNEX C - Text of the Proposal to be Submitted
                  to Stockholders in Connection with Proposal Three........A-3

ANNEX D - Text of the Proposal to be Submitted
                  to Stockholders in Connection with Proposal Four.........A-4

ANNEX E - Text of the Proposal to be Submitted
                  to Stockholders in Connection with Proposal Five.........A-12

ANNEX F - Text of the Proposal to be Submitted
                  to Stockholders in Connection with Proposal Six..........A-13

ANNEX G - Treasure Mountain Holdings, Inc.
                  2005 Stock Option Plan...................................A-14

                      INFORMATION ABOUT THE SPECIAL MEETING


        RECORD DATE AND QUORUM. Only stockholders of record at the close of business on February 10, 2005 -- the record date -- will be entitled to vote at the special meeting. On that date, there were outstanding 48,460,719 shares of Treasure Mountain Holdings' common stock, par value $.001 per share. That figure does not include 14,281 shares that we have reserved for issuance in connection with prior issuances of securities or 1,500,000 shares reserved for issuance in connection with warrants granted to two former officers and directors of Treasure Mountain Holdings. That figure also does not represent the shares underlying the rights certificates described in this proxy statement. Each outstanding share of Treasure Mountain Holdings' common stock is entitled to one vote on each matter to be voted on at the special meeting. The presence at the special meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of Treasure Mountain Holdings' common stock, as of the record date, will constitute a quorum.


        VOTING PROCEDURES. Approval of each of the proposed amendments to our Articles of Incorporation and approval of the proposal to effect a one for ten reverse stock split will require the affirmative vote of the holders of record of a majority of the outstanding shares of our common stock. Approval of our proposed stock option plan and approval of any other matter to be submitted to the stockholders will require the affirmative vote of a majority of the shares voted at the special meeting. Properly executed proxies will be voted as directed in the proxy; however, if no direction is given, a properly executed proxy will be voted FOR:

                o the proposal to approve a proposed amendment to our Articles of Incorporation to change the name of our company to Vyteris Holdings (Nevada), Inc.;

                o the proposal to approve a proposed one for ten reverse stock split of our common stock;

                o the proposal to approve a proposed amendment to our Articles of Incorporation to increase the number of shares of common stock which we will be authorized to issue to 100,000,000 shares, after giving effect to the reverse stock split, or to 1,000,000,000 shares if our stockholders do not approve the one for ten reverse stock split;

                o the proposal to approve a proposed amendment to our Articles of Incorporation to authorize the issuance of 7,500,000 shares of Series B Convertible Preferred Stock;

                o the proposal to approve a proposed amendment to our Articles of Incorporation to authorize the issuance of up to an additional 42,500,000 shares of preferred stock;

                o the proposal to approve a proposed amendment to our Articles of Incorporation to expressly provide for limitations on the liabilities of our directors and officers; and

                o the proposal to approve the 2005 Treasure Mountain Holdings Stock Option Plan.

Proxies marked "abstention" on a matter will not be voted on that matter but will be considered to be represented at the special meeting. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be represented at the special meeting, but will be considered to be voted only as to those matters actually voted. Since each of the proposals described above other than proposal to approve the 2005 Treasure Mountain Holdings Stock Option Plan requires the affirmative vote of a majority of Treasure Mountain Holdings' outstanding shares, abstentions and broker non-votes will have the same effect as a vote against each of the proposals described above other than the proposal to approve the 2005 Treasure Mountain Holdings Stock Option Plan. Abstentions and broker non-votes will have no effect on the proposal to approve the 2005 Treasure Mountain Holdings Stock Option Plan.


        PROXIES AND REVOCATION. A proxy card is enclosed. You may revoke your proxy at any time before it is exercised. In order to revoke a proxy, you must either give written notice of revocation to the Secretary of Treasure Mountain Holdings or to the Secretary of the special meeting, or vote your shares subject to the proxy by a later dated proxy or by written ballot at the special meeting. Your presence at the special meeting will not by itself revoke your proxy.


        PRINCIPAL STOCKHOLDERS. The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 30, 2004, by (i) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Vyteris, Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person under options or warrants exercisable within 60 days of November 30, 2004 are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders. All share numbers in the following table give effect to our proposed one for ten reverse stock split and the issuance of our Series B Convertible Preferred Stock.

                                                                            PERCENTAGE
NAME OF BENEFICIAL OWNER                                 AMOUNT (1)       OF OUTSTANDING
------------------------                                 ----------       --------------
Kevin Kimberlin (2)                                      14,332,894          64.3% (2)
Vincent De Caprio (3)                                       177,377             *
Michael McGuinness (4)                                       79,331             *
James Garrison (5)                                           64,456             *
C. Gregory Arnold (6)                                        17,022             *
Donald Farley (7)                                           233,774           1.2
Paul Citron (8)                                              14,455             *
David DiGiacinto (9)                                         14,455             *
Patrick LePore                                                    -             -
Solomon Steiner (10)                                         41,725            *

Directors and Officers as a group (9 persons)(11)           642,595           3.3

* Represents less than one percent.

(1)     This table gives effect to the proposed 1 for 10 reverse stock split.

(2) Represents (i) 10,247,648 shares of common stock that were acquired upon consummation of the Treasure Mountain/Vyteris, Inc. merger by Spencer Trask Specialty Group or STSG, of which Mr. Kimberlin is the non-member manager; (ii) 419,000 shares of common stock that were acquired by STSG in exchange for its extending to us a line of credit through November 15, 2005; (iii) 278,164 shares of common stock owned by Scimitar Holdings, LLC, or Scimitar, a New York limited liability company and wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation of which Mr. Kimberlin is the controlling stockholder and chairman;
(iv) 776,199 shares of common stock issuable upon conversion of shares of Series B convertible preferred stock covered by rights certificates held by STSG; (v) 2,039,249 shares of common stock issuable upon exercise of warrants issued to Spencer Trask Ventures, Inc., a wholly-owned subsidiary of Spencer Trask & Co.;
(vi) 34,917 shares of common stock issuable upon exercise of warrants issued to STSG; (vii) an aggregate of 388,273 shares of common stock that were acquired in the Treasure Mountain/Vyteris, Inc. merger by Spencer Trask Private Equity Fund I LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Private Equity Accredited Fund III LLC and Spencer Trask Illumination Fund LLC, which we refer to as the "Funds"; and (viii) 149,443 shares of common stock issuable upon exercise of warrants issued to the Funds. Spencer Trask & Co. is the 100% owner of the manager of each of the Funds. Does not include (x) 758,156 shares of common stock that were acquired in the Treasure Mountain/Vyteris, Inc. merger by Qubit Holdings, LLC, a Delaware limited liability company owned by certain trusts formed for the benefit of Mr. Kimberlin's children, or (y) warrants to purchase an aggregate of 189,539 shares of common stock held by Qubit Holdings, LLC, as to all of which securities Mr. Kimberlin disclaims beneficial ownership on the basis that Mr. Kimberlin has no voting power as to or any power to dispose, or direct the disposition, of any of the securities held by Qubit Holdings, LLC or such trusts. The information provided in this proxy statement with respect to Mr. Kimberlin is derived, in part, from a Form 4 report and
Schedule 13D submitted by Mr. Kimberlin to the SEC.

(3) Includes 17,808 shares of common stock which are issuable upon the exercise of warrants and 89,038 shares of common stock which are issuable upon the exercise of stock options. Dr. De Caprio also owns options to purchase shares of common stock which will not vest prior to January 29, 2005.

(4) Includes 63,618 shares of common stock which are issuable upon the exercise of stock options. Mr. McGuinness also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

(5) Includes 57,473 shares of common stock which are issuable upon the exercise of stock options. Mr. Garrison also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

(6) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. Arnold also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

(7) Includes (i) 115,619 shares of common stock owned by a trust for which Mr. Farley serves as a trustee, (ii) 9,425 shares of common stock issuable upon conversion of our Series B convertible preferred stock, (iii) 23,045 shares of common stock issuable upon exercise of warrants and (iv) 14,455 shares of common stock which are issuable upon the exercise of stock options. Mr. Farley also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005. Mr. Farley, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

(8) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. Citron also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

(9) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. DiGiacinto also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005. Mr. DiGiacinto, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.


(10) Includes (i) 10,475 shares of common stock issuable upon the exercise of warrants, and (ii) 10,300 shares of common stock which are issuable upon the exercise of stock options. Dr. Steiner also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

(11) Includes (i) 115,619 shares of common stock owned by a trust for which Mr. Farley serves as a trustee, (ii) 9,425 shares of common stock issuable upon conversion of our Series B convertible preferred stock owned by a trust for which Mr. Farley serves as a trustee, (y) 51,327 shares of common stock issuable upon the exercise of warrants and (iv) 280,816 shares of common stock which are issuable upon the exercise of stock options. The directors and executive officers also own options to purchase additional shares of common stock which will not vest prior to January 29, 2005.


Kevin Kimberlin, our controlling stockholder, has advised us that he intends to vote all of his shares of common stock in favor of each of the proposals described in this proxy statement, excluding shares covered by rights certificates and excluding options and warrants which may not be exercised unless the proposals to be submitted to stockholders are approved. Mr. Kimberlin beneficially owns approximately 59.96% of our outstanding common stock.

        CHANGE IN CONTROL. We reported the following in a Current Report on Form 8-K filed on March 10, 2004:

        "On February 26, 2004, there was a change in control of Treasure Mountain Holdings, Inc. (the "Company" or "TMH") effected pursuant to a Common Stock Purchase Agreement among George I. Norman III, Alewine Limited Liability Company, Lane Clissold and Raven Clissold (collectively the "Sellers"), Scimitar Holdings, LLC (the "Buyer") and the Company (the "Stock Purchase Agreement"). Under the Stock Purchase Agreement, the Buyer acquired from the Sellers 2,781,640 shares of the Company's common stock, representing 82% of the Company's outstanding shares, for the aggregate cash purchase price of $270,000 ($0.097 per share) paid at the closing on February 26, 2004. The Buyer is a New York limited liability company and a wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation. The amount of the purchase price was contributed to Scimitar by Spencer Trask & Co. as capital. As a result of its stock ownership of the Company, under applicable law and pursuant to the Service Agreement, the Buyer has the right to elect all of the members of the Company's Board of Directors and thereby to control the management and policies of the Company."

        In Current Reports on Form 8-K filed on September 30, 2004 and October 5, 2004 and in an amendment to the October 5, 2004 Current Report filed on November 5, 2004, we reported the consummation of a merger pursuant to which Vyteris became a wholly-owned subsidiary of Treasure Mountain. As a result of that merger, upon issuance of the shares contemplated by the rights certificates described in this proxy statement, the shares of Treasure Mountain outstanding immediately prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger will represent approximately 1.8% of the outstanding shares of Treasure Mountain. As the persons and entities that control Scimitar also controlled Vyteris prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger, the Treasure Mountain/Vyteris, Inc. merger did not effect a change in control of Treasure Mountain.

                                  PROPOSAL ONE

         PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO CHANGE THE
           NAME OF OUR CORPORATION TO VYTERIS HOLDINGS (NEVADA), INC.

        Effective on September 29, 2004, we consummated a Merger Agreement and Plan of Reorganization, which we refer to as our Merger Agreement, pursuant to which:

                o Vyteris, Inc. became a wholly-owned subsidiary of Treasure Mountain Holdings;

                o the outstanding capital stock of Vyteris was converted into the right to receive capital stock of Treasure Mountain, as more fully described elsewhere in this proxy statement;

                o the outstanding options and warrants to purchase Vyteris common stock were converted into the right to receive options and warrants to purchase Treasure Mountain common stock, as more fully described elsewhere in this proxy statement;

                o the directors of Vyteris immediately prior to the merger became the sole directors of Treasure Mountain; and


                o the officers of Vyteris immediately prior to the merger became the sole officers of Treasure Mountain.


        As we announced in our Annual Report on Form 10-KSB for the year ended December 31, 2003, in early 2004 we abandoned our efforts to promote our "Java Stir" business. Thus, at the time that we commenced our negotiations with Vyteris, Inc., we had no active business. Subsequent to the closing provided for in the Merger Agreement, our sole business has been the drug delivery system business that Vyteris has been developing since November 2000.

        Our Board of Directors has concluded that the name Treasure Mountain Holdings has no bearing upon the business that we now perform and may, indeed, trivialize the important objectives that we are seeking to reach as a drug delivery system business. Since our business remains known as "Vyteris", the Board has concluded that it is in the best interest of our business and our stockholders to amend our Articles of Incorporation to change the name of our company to Vyteris Holdings (Nevada), Inc. The text of this proposed amendment is set forth in UANNEX AU to this proxy statement as part of the text of the proposal to be submitted to our stockholders at the upcoming special meeting of stockholders; provided, however, that such text is subject to amendment to include such changes as may be required by the Office of the Secretary of State of the State of Nevada upon the filing of the amendment.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION CHANGING THE NAME OF OUR COMPANY TO VYTERIS HOLDINGS (NEVADA), INC.

                                  PROPOSAL TWO

              PROPOSAL TO EFFECT A ONE FOR TEN REVERSE STOCK SPLIT

GENERAL

        The Merger Agreement established a 4.19 conversion ratio. This conversion ratio was designed to assure that immediately after the consummation of the Treasure Mountain/Vyteris merger, the former Vyteris stockholders would have the right to receive 98.2% of Treasure Mountain's common stock. As a result of the use of this conversion ratio and without giving effect to the proposed one for ten reverse stock split, the Merger Agreement provided for the following:

        o Each outstanding share of Vyteris common stock was automatically converted into the right to receive 4.19 shares of our common stock. Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, there were 45,233,047 shares of Vyteris common stock outstanding. Accordingly, the shares of Vyteris common stock outstanding immediately prior to the consummation of the Treasure Mountain/Vyteris merger were converted into the right to receive approximately 189,526,467 shares of our common sock.

        o Each outstanding share of Vyteris Series C convertible preferred stock was automatically converted into the right to receive one share of Treasure Mountain Series B convertible preferred stock. Each share of Treasure Mountain Series B convertible preferred stock is convertible into a number of shares of Treasure Mountain common stock equal to (i) 4.19 multiplied by (ii) the number of shares of Vyteris common stock into which one share of Vyteris Series C convertible preferred stock was convertible prior to the consummation of the Treasure Mountain/Vyteris merger. The Vyteris Series C convertible preferred stock was convertible into one quarter of a share of Vyteris common stock if converted at any time within 18 months of March 31, 2004, one third of a share of Vyteris common stock if converted at any time within the 18 months thereafter and two thirds of a share of Vyteris common stock if converted at any time thereafter. Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, there were 7,500,000 shares of Vyteris Series C convertible preferred stock outstanding. Accordingly, the shares of Vyteris Series C convertible preferred stock outstanding immediately prior to the consummation of the Treasure Mountain/Vyteris merger have been converted into the right to receive 7,500,000 shares of Treasure Mountain Holdings Series B convertible preferred stock, which shares are initially convertible into the right to receive a total of 7,856,250 shares of our common stock.

        o Each outstanding option and warrant to purchase one or more shares of Vyteris common stock -- which we refer to as an existing option or an existing warrant - was automatically converted into an option or warrant to purchase one or more shares of Treasure Mountain common stock -- which we refer to as a new option or a new warrant. The number of shares of

                Treasure Mountain common stock covered by each new option or new warrant equals the number of shares of Vyteris common stock covered by the corresponding existing option or existing warrant multiplied by 4.19. The exercise price of each new option or new warrant equals the exercise price of the corresponding existing option or existing warrant divided by 4.19. Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, there were existing options outstanding covering 3,766,911 shares of Vyteris common stock and there were existing warrants outstanding covering 12,168,965 shares of Vyteris common stock. Accordingly, upon consummation of the Treasure Mountain/Vyteris merger, the existing options were converted into new options to purchase a total of 15,783,357 shares of Treasure Mountain common sock and the existing warrants were converted into new warrants to purchase a total of 50,987,962 shares of Treasure Mountain common stock.

        In summary, the following number of shares of our common stock became issuable to former holders of Vyteris capital stock, options and warrants by virtue of the consummation of the Treasure Mountain/Vyteris merger and without giving effect to the proposed one for ten reverse stock split:

        o 189,526,467 shares upon conversion of the outstanding Vyteris common stock in the Treasure Mountain/Vyteris merger;

        o 7,856,250 shares initially issuable upon conversion of the Treasure Mountain Series B convertible preferred stock issuable in the Treasure Mountain/Vyteris merger;

        o       15,783,357 shares issuable upon exercise of the new options; and

        o       50,987,962 shares issuable upon exercise of the new warrants.

        o The sum of these shares, 264,154,036 shares, represent the number of shares of Treasure Mountain common stock issuable pursuant to the Treasure Mountain/Vyteris merger. We refer to this sum as the "Vyteris Fully Diluted Number". Such number does not give effect to the proposed one for ten reverse stock split.

        Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, there were 3,412,117 shares of Treasure Mountain Common Stock outstanding. By virtue of the Treasure Mountain/Vyteris merger, warrants covering an additional 1,500,000 shares of Treasure Mountain common stock were granted to two former executive officers and directors of Treasure Mountain. We refer to the sum of these shares, 4,912,117 shares, as the "Initial Treasure Mountain Fully Diluted Number". Such number does not give effect to the proposed one for ten reverse stock split.

        The sum of the Vyteris Fully Diluted Number and the Initial Treasure Mountain Fully Diluted Number, 269,066,153 shares, represents the number of shares of Treasure Mountain common stock that were issued or issuable upon consummation of the Treasure Mountain/Vyteris merger. We refer to this sum as the "Treasure Mountain Fully Diluted Number". Such number does not give effect to the proposed one for ten reverse stock split.

        At the time that the Treasure Mountain/Vyteris merger was completed, Treasure Mountain was only authorized to issue 50,000,000 shares of Treasure Mountain common stock, which amount is substantially less than the Treasure Mountain Fully Diluted Number. Furthermore, at that time Treasure Mountain was not authorized to issue any shares of preferred stock. To assure the former holders of Vyteris capital stock, existing options and existing warrants that they will receive the securities to which they are entitled pursuant to the Merger Agreement, the Merger Agreement provided for the following steps to occur:

                o the former holders of Vyteris common stock received stock certificates representing a total of 45,062,883 shares of Treasure Mountain common stock and common stock rights certificates entitling such holders to receive a total of 144,463,584 additional shares of Treasure Mountain common stock allocated on a proportional basis among such former holders; we refer to the shares subject to the stock certificates as the "Initially Certificated Shares"; after the remedial actions described below are taken, there will be 4,506,288 Initially Certificated Shares and 14,446,358 shares subject to such common stock rights certificates;

                o the former holders of Vyteris Series C convertible preferred stock received preferred stock rights certificates entitling such holders to receive a total of 7,500,000 shares of Treasure Mountain Series B convertible preferred stock initially convertible into a total of 7,856,250 shares of Treasure Mountain common stock, or a total of 7,500,000 shares of Treasure Mountain Series B convertible preferred stock initially convertible into a total of 785,625 shares of common stock after the remedial actions described below shall be taken;

                o the new options to purchase a total of 15,783,357 shares of Treasure Mountain Common Stock -or 1,578,335 shares after giving effect to the proposed one for ten reverse stock split - will not be permitted to be exercised until the remedial actions described below are taken;


                o the new warrants to purchase a total of 50,987,962 shares of Treasure Mountain common stock - or 5,098,796 shares after giving effect to the proposed one for ten reverse stock split - will not be permitted to be exercised until the remedial actions described below are taken; and


                o       Treasure Mountain would take one of two remedial steps:
                        either

                        o Treasure Mountain would reincorporate into a Delaware wholly-owned subsidiary that has a sufficient number of authorized shares of capital stock to satisfy Treasure Mountain's obligations under the above-mentioned rights certificates, new options and new warrants; or

                        o Treasure Mountain would amend its articles of incorporation to authorize a sufficient number of authorized shares of capital stock to satisfy Treasure Mountain's obligations under the above-mentioned rights certificates, new options and new warrants.

        Both remedial actions contemplate a one for ten reverse stock split. Initially, we planned to move directly to our reincorporation proposal. However, our Board has now determined to proceed with the latter remedial step -- seeking the amendments proposed to be adopted at the upcoming special meeting -- and to suspend our reincorporation plans for the time being.


        We are incorporated in Nevada. As a result, Nevada law governs the steps that we are permitted and required to take in issuing stock pursuant to the Merger Agreement. Under Nevada law, our shareholders were not required to approve the merger agreement. The consideration issued pursuant to the Merger Agreement consisted of shares of common stock that were authorized for issuance and rights certificates relating to securities to be issued at a later date following their authorization. Nevada law permits the issuance of such shares and rights certificates in advance of the shareholder approvals that we are seeking at this meeting to authorize the issuance of additional shares, some of which will be issued to the holders of the rights certificates. Under Nevada law, the holders of the Initially Certificated Shares, as the holders of issued and outstanding shares with full voting privileges as of the closing of the merger, are entitled to vote upon the proposals to amend our Articles of Incorporation described in this proxy statement, including the proposals to effect the one for ten reverse stock split and the proposals to increase the number of authorized shares of our common stock and to authorize the issuance of Series B Convertible Preferred Stock.

        The Treasure Mountain/Vyteris merger was not conditioned upon receipt of any of the approvals sought at the upcoming special meeting of stockholders. If, for any reason, the Treasure Mountain stockholders do not approve the proposals submitted at this meeting, such action would have no impact on the effectiveness of the Treasure Mountain/Vyteris merger under Nevada law, although the former Vyteris stockholders may have claims against us for failing to fulfill our post-merger obligations under the Merger Agreement.


        The Board of Directors has approved, subject to shareholder approval, a reverse stock split pursuant to which each ten shares of our outstanding common stock would be converted into one share of our common stock. The reverse stock split would also apply to the shares covered by our rights certificates. If the proposed reverse stock split is approved, excluding the impact of cashing-out fractional shares described below, the effect would be as follows:


        o there would be a total of 19,293,858 shares of our common stock outstanding;

        o if the stockholders approve the proposal to authorize the issuance of 7,500,000 shares of Series B Convertible Preferred Stock, such shares initially would be convertible into 785,625 shares of our common stock; however, because these conversion ratios on the preferred shares change over time, we will reserve a total of 2,095,000 shares for potential issuance upon conversion of the Series B Convertible Preferred Stock;

        o we would have outstanding options covering a total of 1,578,335 shares of our common stock, subject to an obligation that we have to our chief executive officer under his employment agreement to grant to him options covering an additional 833,308 shares of our common stock; the reverse stock split would increase the exercise price of such options by a multiple of ten, but would have no effect on the aggregate exercise price of such options;

        o we would have outstanding warrants covering a total of 5,248,796 shares of our common stock; the reverse stock split would increase the exercise price of such warrants by a multiple of ten, but would have no effect on the aggregate exercise price of such warrants; and

        o subject to actions that may be taken at our upcoming special meeting with respect to the proposal to increase our authorized shares of common stock and the proposal to adopt our 2005 stock option plan, a total of 20,950,703 of our 50,000,000 shares would be authorized but unissued and unreserved shares available for issuance at the Board's discretion.

        Instead of issuing fractional shares, upon the effectiveness of the reverse stock split, we will pay to each stockholder who would otherwise be entitled to a fractional share, a cash amount equal to the amount of such fraction multiplied by $3.04. The aggregate cash outlay for such fractional shares will be less than $5,000. If approved by our stockholders, it is anticipated that the proposed reverse stock split would be effected promptly after the conclusion of the upcoming special meeting.

        The reverse stock split enables us to issue shares of common stock that currently are subject to the rights certificates issued pursuant to the Merger Agreement. In addition, the reverse stock split may have an impact on the market price of our common stock when and if any such market develops. At present, there is no active trading market for our common stock and we cannot assure any stockholder or prospective investor that any such market will develop in the future. Our Board of Directors believes that if a market for our common stock develops, the reverse stock split should allow our shares to trade at a price that will be more substantial than if the reverse stock split were not effected. This effect, in turn, may assist us in the event that, at some point in the future, we seek to list our shares with a self-regulatory organization or exchange or in the event that we seek to raise additional capital in the future.

        If the proposed reverse stock split is implemented, some stockholders may consequently own less than 100 shares of our common stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the proposed reverse stock split may be required to pay higher transaction costs if they sell their shares of our common stock.

        Proportionate voting rights and other rights of the holders of our common stock would not be affected by the proposed reverse stock split, other than as a result of the payment of cash in lieu of fractional shares. For example, subject to the treatment of fractional shares, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the proposed reverse stock split would continue to hold 2% of the voting power of the outstanding shares of our common stock after the proposed reverse stock split. Although the proposed reverse stock split would not affect the rights of stockholders or any stockholder's proportionate equity interest in Treasure Mountain other than with respect to the treatment of fractional shares, the number of authorized shares of our common stock would not be reduced, thereby giving the Board of Directors the ability to issue authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the proposed reverse stock split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split.

        The issuance in the future of additional authorized shares of our common stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. In addition, the effective increase in the number of authorized, but unissued, shares of our common stock may be construed as having an anti-takeover effect. Although we are not proposing the reverse stock split for this purpose, we could, subject to our Board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our Board.

IMPACT ON STOCK OPTIONS

        If the stockholders approve either Proposal Two or Proposal Three or both such proposals, Treasure Mountain will have a sufficient number of authorized but unissued shares to grant the stock options provided for in the Merger Agreement. The Merger Agreement provides that for each option to purchase shares of Vyteris common stock outstanding immediately prior to the time that the Treasure Mountain/Vyteris merger was consummated (referred to in this proxy statement as an "Old Option" or an existing option), a new option will be granted (referred to in this proxy statement as a "New Option") having the same terms as the corresponding Old Option, except that:

                o the shares covered by the New Option will be shares of Treasure Mountain common stock rather than Vyteris common stock;

                o the number of shares covered by a New Option will equal the number of shares covered by the corresponding Old Option multiplied by 4.19;

                o the exercise price of each New Option will equal the exercise price of the corresponding Old Option divided by 4.19; and

                o the committee administering the New Options will be the compensation committee of Treasure Mountain's Board of Directors.

        The following table describes the treatment of a hypothetical Old Option to purchase 100 shares of Vyteris common stock at an exercise price of $0.10 per share as a result of the Merger Agreement:

        Before the Treasure Mountain/Vyteris merger, the holder of such hypothetical Old Option:

        o had the right to purchase a total of 100 shares of Vyteris common stock
        o       at a price of $0.10 per share
        o       for an aggregate purchase price of $10.00

        After the Treasure Mountain/Vyteris merger, such holder instead:

        o has a New Option to purchase a total of 419 shares of Treasure Mountain common stock
        o       at a price of $0.0238663 per share
        o       for an aggregate purchase price of $10.00

        If the one for ten reverse stock split is effected, such holder instead:

        o will have a New Option to purchase a total of 41.9 shares of Treasure Mountain common stock
        o       at a price of $0.238663 per share
        o       for an aggregate purchase price of $10.00

The terms of the New Options will be consistent with the terms of options that may be granted under the 2005 Treasure Mountain Stock Option Plan if such plan is approved by our stockholders. See "Proposal Seven."


IMPACT ON WARRANTS

        If the stockholders approve either Proposal Two or Proposal Three or both such proposals, Treasure Mountain will have a sufficient number of authorized but unissued shares to grant the warrants provided for in the Merger Agreement. The Merger Agreement provides that for each warrant to purchase shares of Vyteris common stock outstanding immediately prior to the time that the Treasure Mountain/Vyteris merger was consummated (referred to in this proxy statement as an "Old Warrant" or an existing warrant), a new warrant will be granted (referred to in this proxy statement as a "New Warrant") having the same terms as the corresponding Old Warrant, except that:

                o the shares covered by the New Warrant will be shares of Treasure Mountain common stock rather than Vyteris common stock;

                o the number of shares covered by a New Warrant will equal the number of shares covered by the corresponding Old Warrant multiplied by 4.19; and

                o the exercise price of each New Warrant will equal the exercise price of the corresponding Old Warrant divided by 4.19.

        The following table describes the treatment of a hypothetical Old Warrant to purchase 100 shares of Vyteris common stock at an exercise price of $0.10 per share as a result of the Merger Agreement:

        Before the Treasure Mountain/Vyteris merger, the holder of such hypothetical Old Warrant:

        o had the right to purchase a total of 100 shares of Vyteris common stock
        o       at a price of $0.10 per share
        o       for an aggregate purchase price of $10.00


        After the Treasure Mountain/Vyteris merger, such holder instead:

        o has a New Warrant to purchase a total of 419 shares of Treasure Mountain common stock
        o       at a price of $0.0238663 per share
        o       for an aggregate purchase price of $10.00

        If the one for reverse stock split is effected, such holder instead:

        o will have a New Warrant to purchase a total of 41.9 shares of Treasure Mountain common stock
        o       at a price of $0.238663 per share
        o       for an aggregate purchase price of $10.00

        Except as described above, the terms of the New Warrants will be consistent with the terms of the corresponding Old Warrants.

        We have set forth below a description of the various Old Warrants that were outstanding immediately prior to the consummation of the Treasure Mountain/Vyteris merger. Share amounts and prices have not been adjusted to give effect to the Treasure Mountain/Vyteris merger or the proposed one for ten reverse stock split.

        WARRANTS ISSUED TO PURCHASERS OF BRIDGE NOTES. In March 2004, Vyteris conducted a private placement of bridge notes, which notes were converted into common stock by virtue of subsequent transactions. Together with the bridge notes, investors received warrants to purchase Vyteris common stock. Each warrant issued to a purchaser of bridge notes entitled the holder to purchase 50% of the number of shares of Vyteris common stock that were initially issuable upon conversion of such bridge notes. The warrants had an initial exercise price equal to $1.00. The warrants were exercisable immediately upon issuance and had a term of five years. The warrants could be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrants. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrants were subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits combinations or reclassifications of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of the issuer with or into another corporation, other than a consolidation or merger in which the issuer is the surviving corporation, or sale of all or substantially all for the assets of the issuer. No adjustment to the number of warrant shares and exercise price of the warrants would be made for dividends, other than stock dividends, if any, paid on common stock. In addition, the exercise price of the warrants -- initially $1.00 -- would be adjusted on a weighted average formula basis in the event that the issuer issues any shares of common stock, warrants or other convertible securities, other than stock grants and stock options to employees or consultants or in connection with merger and acquisition activities, at a price, conversion price or exercise price less than the exercise price.

        WARRANTS ISSUED THE PLACEMENT AGENT IN THE BRIDGE NOTE PRIVATE PLACEMENT. The placement agent in Vyteris' bridge note private placement was Spencer Trask Ventures, an affiliate of our controlling stockholder. Vyteris issued to Spencer Trask Ventures warrants to purchase 2,549,250 shares of Vyteris' common stock. The initial exercise price of those warrants was $1.00. These warrants also provided for a cashless exercise right and certain customary anti-dilution and price protection provisions. These warrants will not expire prior to, and will remain exercisable until at least March 31, 2014. The placement agent received certain registration rights with respect to these warrants.

        RECENTLY ISSUED WARRANTS. Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, Vyteris consummated an offering of units consisting of four shares of common stock and a warrant to purchase one share of common stock. We refer to these warrants as the "Recent Warrants". The Recent Warrants had an initial exercise price equal to $1.875 per share. The Recent Warrants were exercisable immediately upon issuance and had a term of five years. A holder of a Recent Warrant may exercise a Recent Warrant by surrendering such Recent Warrant to the issuer, with the notice of exercise properly completed and executed, together with payment of the exercise price therefore; provided, however, if at any time after one year from the date of issuance of the Recent Warrants there is no effective registration statement registering the resale of the common stock issuable upon exercise of the Recent Warrants, the Recent Warrants may also be exercised at such time by means of a so-called cashless exercise. The exercise price and the number of shares of common stock purchasable upon the exercise of the Recent Warrants were subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits or combinations. Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of the issuer with or into another corporation, other than a consolidation or merger in which the issuer is the surviving corporation, or sale of all or substantially all of the assets of the issuer. No adjustment to the number of Recent Warrant shares and exercise price of the Recent Warrants would be made for dividends, other than stock dividends, if any, paid on the underlying common stock.

        OTHER PLACEMENT AGENTS' WARRANTS. In connection with the offering completed immediately prior to the consummation of the Treasure Mountain/Vyteris merger, Vyteris agreed to sell to each of the placement agents or their respective designees, for nominal consideration, warrants to purchase the number of shares of common stock equal to 20% of (i) the aggregate number of shares of common stock included in the units placed by such placement agent, plus (ii) the aggregate number of shares of common stock underlying the Recent Warrants included in the units placed by such placement agent, at an exercise price of $1.50 per share. The placement agents' warrants were exercisable for a period of five years from issuance. Spencer Trask Ventures, an affiliate of Treasure Mountain's controlling stockholder, was one of the placement agents.

        BECTON DICKINSON WARRANTS. Vyteris granted to Becton Dickinson warrants to purchase 50,000 shares of its common stock at an exercise price of $4.00 per share, adjusted for stock splits, combinations, stock dividends, recapitalizations, and the like. The Becton Dickinson Warrants were exercisable commencing on the date of issuance of the warrants until the earlier of (i) July 1, 2010, and (ii) the date which is three years after the closing of an initial public offering that yields gross proceeds to the issuer of not less than $10,000,000. The Becton Dickinson warrants contained "weighted average" anti-dilution provisions.

LIABILITY OF HOLDERS

        Shares of our common stock that we issue pursuant to our rights certificates, as well as shares of our common stock that we issue upon exercise of, and in accordance with the terms of, the options and warrants described above will be fully paid and non-assessable and will not subject the holders of such shares to any liability, other than liabilities arising under tax laws, by virtue of the issuance of such shares.

RECOMMENDATION

        Our Board of Directors has concluded that the proposed reverse stock split is in the best interest of our company and our stockholders. If approved by our stockholders, the proposed reverse stock split would be effected pursuant to an amendment to our Articles of Incorporation. The text of this proposed amendment is set forth in UANNEX BU to this proxy statement as part of the text of the proposal to be submitted to our stockholders at the upcoming special meeting of stockholders; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Nevada upon the filing of the amendment.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION EFFECTING THE PROPOSED ONE FOR TEN REVERSE STOCK SPLIT.

                                 PROPOSAL THREE

        PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        At present, we are authorized to issue a total of 50,000,000 shares of common stock, par value $.001 per share. If our shareholders approve the proposed one for ten reverse stock split, we will have (subject to the payment of cash in lieu of issuing fractional shares):

        o       19,293,858 shares of our common stock outstanding;

        o 2,095,000 shares of our common stock reserved for issuance upon conversion of our Series B Convertible Preferred Stock should our shareholders authorize the issuance of that series of preferred stock.

        o 1,578,335 shares of our common stock reserved for issuance pursuant to outstanding stock options and 833,308 shares of our common stock reserved for issuance pursuant to our Chief Executive Officer's employment agreement;

        o 5,248,796 shares of our common stock reserved for issuance pursuant to outstanding warrants; and

        o       20,950,703 shares authorized but unissued and unreserved.

        The Board of Directors has concluded that, in order to enable growth, it is important to have a sufficient number of authorized but unissued shares of common stock for purposes of capital formation, employee retention, employee hiring and other strategic initiatives. Accordingly, assuming that the shareholders approve the one for ten reverse stock split, the Board has proposed an amendment to our Articles of Incorporation which would increase the shares of common stock that we are authorized to issue from 50,000,000 to 100,000,000. Based on the above-mentioned shares, adoption of the proposed amendment would result in there being 70,950,703 shares authorized but unissued and unreserved for any purpose (excluding shares that would be reserved if our stockholders approve the proposed 2005 stock option plan). If this amendment is approved, then, unless and until additional shares of common stock are reserved or issued for a new purpose, the authorized but unissued and unreserved shares would represent 71% of our total authorized shares.

        If, for any reason, our stockholders do not approve the above-mentioned one for ten reverse stock split, then the Board's proposal would be a proposal to increase the authorized shares from 50,000,000 shares to 1,000,000,000 shares. If the reverse stock split is not approved but our shareholders approve the amendment to increase our authorized shares of common stock to one billion shares, we would have:

        o       192,938,584 shares of common stock outstanding;

        o 20,950,000 shares of common stock reserved for issuance upon conversion of our Series B Convertible Preferred Stock, should our shareholders authorize the issuance of that series of preferred stock;

        o 15,783,357 shares of common stock reserved for issuance pursuant to outstanding stock options and 8,333,080 shares reserved for issuance pursuant to our Chief Executive Officer's employment agreement;

        o       52,487,962 shares reserved for issuance pursuant to warrants;
                and

        o 709,507,017 shares which would be authorized but unissued and unreserved.

        If there were no reverse stock split and one billion shares of common stock were authorized, the aggregate number of authorized but unissued and unreserved shares would represent 71% of the total authorized shares, representing the same percentage that would apply if a one for ten reverse stock split were effected and the proposed amendment authorized only 100,000,000 shares of common stock.

        The attributes of our common stock are as follows:

                DIVIDENDS. The holders of our common stock are entitled to receive, ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefor and after provision is made for each class of stock, if any, having preference over the common stock.

                LIQUIDATION PREFERENCE. In the event of the liquidation, dissolution or winding up of Treasure Mountain, the holders of our common stock are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of all liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

                CONVERSION. The holders of our common stock have no conversion rights and they are not subject to further calls or assessments by us.

                PREEMPTIVE RIGHTS. The holders of our common stock have no preemptive rights.

                VOTING RIGHTS. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders of common stock are entitled to vote.

                REDEMPTION. There are no redemption or sinking fund provisions applicable to our common stock.

        As noted above, the issuance in the future of additional authorized shares of our common stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock. In addition, the effective increase in the number of authorized, but unissued, shares of our common stock may be construed as having an anti-takeover effect. The existence of additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our Board.

        Our Board of Directors has concluded that the proposed amendment to increase the number of authorized shares of common stock is in the best interest of our company and our stockholders. The text of this proposed amendment is set forth in UANNEX CU to this proxy statement as part of the text of the proposal to be submitted to our stockholders at the upcoming special meeting of stockholders; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Nevada upon the filing of the amendment. If the stockholders approve the one for ten reverse stock split, the proposal to be submitted to shareholders would be to increase the number of authorized shares to 100,000,000 shares. If the stockholders do not approve the one for ten reverse stock split, the proposal to be submitted to shareholders would be to increase the number of authorized shares to 1,000,000,000 shares.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

                                  PROPOSAL FOUR


        PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF 7,500,000 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK


        At present, our Articles of Incorporation do not authorize the issuance of any shares of preferred stock. Our Board of Directors has approved, subject to shareholder approval, the adoption of an amendment to our Articles of Incorporation which would authorize the issuance of 7,500,000 shares of a series of preferred stock entitled "Series B Convertible Preferred Stock", having a par value of $.0001 per share. If this proposal is approved by our stockholders, the Series B Preferred Stock would have the following attributes:

                DIVIDENDS. The holders of Series B Preferred Stock would be entitled to receive, ratably, an annual 8% cumulative cash dividend out of funds legally available therefor, payable quarterly. No dividends or distributions, in cash, securities or other property, may be declared, paid or set apart for payment on our common stock or on any other class or series of our capital stock that are junior to or on parity with the Series B Preferred Stock, unless a dividend or distribution is likewise declared, paid or set apart for payment on the Series B Preferred Stock either:

                o in an amount equal to the dividend or distribution that would be payable if the Series B Preferred Stock were converted into our common stock on the date of payment, declaration or distribution, if the dividend or distribution is on our common stock; or

                o at a rate proportionate to the relative per share stated values of the Series B Preferred Stock and the recipient class or series of stock, if the recipient class or series is other than common stock.

                LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of Treasure Mountain, whether voluntarily or involuntarily, holders of the Series B Preferred Stock would be entitled to receive a liquidation preference of $1.00 per share, adjusted for stock splits, combinations, stock dividends, recapitalizations, and the like, plus an amount equal to all accrued but unpaid dividends on the Series B Preferred Stock. With respect to the distribution of assets upon liquidation, dissolution or winding up of Treasure Mountain, the Series B Preferred Stock would rank senior to our common stock. Certain corporate transactions may be treated as a liquidation event at the election of the holders of a majority of the shares of our Series B convertible preferred stock. CONVERSION. Each share of Series B Preferred Stock would be convertible at any time, upon option of the holder, into our common stock at a price per share as follows:

                o       if converted within 18 months from March 31, 2004,
0.10475 of a share of our common stock, or 1.0475 shares of our common stock if the proposed one for ten reverse stock split is not approved by our stockholders;

                o if converted within the next 18 months, 0.13967 of a share of our common stock, or 1.3967 shares of our common stock if the proposed one for ten reverse stock split is not approved by our stockholders; or

                o if converted at any time thereafter, 0.27933 of a share of our common stock, or 2.7933 shares of our common stock if the proposed one for ten reverse stock split is not approved by our stockholders.

These conversion ratios are subject to adjustment for stock splits, combinations, stock dividends, recapitalizations, and the like. The right to convert shares which are redeemed pursuant to the redemption provisions of the Series B Preferred ceases to exist upon the payment of the redemption price.

                PREEMPTIVE RIGHTS The holders of Series B Preferred Stock would have no preemptive rights.

                VOTING RIGHTS. The holders of Series B Preferred Stock would vote together with the holders of shares of our common stock as a single class on all matters to be voted on by our stockholders, except that the vote or consent of the holders of a majority of the shares of Series B Preferred Stock would be necessary to:

                o authorize or issue any equity security having any preference over or being on a parity with the Series B Preferred Stock with respect to dividend or liquidation preference;

                o increase the number of authorized shares of Series B Preferred Stock, or

                o amend, alter or repeal any provision of, or add any provision to, our Articles of Incorporation, or any certificate of designations relating to a series of preferred stock or By-laws, if such action would adversely alter or change in any material respect the rights, preferences or privileges of the Series B Preferred Stock.

                MANDATORY REDEMPTION. Commencing as of the first anniversary date of the commencement of commercial sales of our LidoSite product (which we expect will occur during the first quarter of 2005), and continuing for one year thereafter, Treasure Mountain would be required to redeem on a quarterly basis an amount of Series B Preferred Stock equal to 5% of our gross profits derived from the sale of LidoSite. During the following years, Treasure Mountain would also be required to redeem on a quarterly basis Series B Preferred Stock in an amount equal to 10% of our gross profit derived from the sale of LidoSite. The redemption price is $1.00 per share of Series B Preferred Stock, adjusted for stock splits, combinations, stock dividends, recapitalizations, and the like, plus any accrued but unpaid dividends thereon.


        Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, there were 7,500,000 shares of Vyteris' Series C Convertible Preferred Stock outstanding. The terms of the Series C Preferred Stock were substantially identical to the terms of the Series B Preferred Stock described above. The Merger Agreement provides that upon consummation of the Merger, the former shareholders of the Series C Convertible Preferred Stock were to receive rights certificates entitling them to receive 7,500,000 shares of our Series B Convertible Preferred Stock if, in fact, the shareholders of Treasure Mountain approve this amendment. If such approval were not granted, we would be obligated to pursue the reincorporation merger referred to above.

        Shares of our Series B Preferred Stock that we issue pursuant to our rights certificates will be fully paid and non-assessable and will not subject the holders of such shares to any liability, other than liabilities arising under tax laws, by virtue of the issuance of such shares.

        Our Board believes that it is in the best interest of our company and stockholders to satisfy the obligations of the Merger Agreement by authorizing the Series B Preferred Stock and then issuing those shares to the former holders of Vyteris' Series C Convertible Preferred Stock. Such holders are affiliated with our controlling stockholder. If this proposed amendment is adopted, it will become effective upon the filing of the amendment with the State of Nevada, which we intend to effect promptly after completion of the special meeting. The text of this proposed amendment is set forth in UANNEX DU to this proxy statement as part of the text of the proposal to be submitted to our stockholders at the upcoming special meeting of stockholders; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Nevada upon the filing of the amendment.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION AUTHORIZING THE ISSUANCE OF 7,500,000 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK.

                                  PROPOSAL FIVE


        PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO AUTHORIZE THE
                 ISSUANCE OF AN ADDITIONAL 42,500,000 SHARES OF

                                 PREFERRED STOCK

        Our Board of Directors has adopted, subject to stockholder approval, an amendment to the Articles of Incorporation to authorize the issuance of an additional 42,500,000 shares of preferred stock, beyond the 7,500,000 shares proposed to be authorized as Series B Convertible Preferred Stock. These preferred shares will have a par value of $.0001 per share. Our Board of Directors believes that the proposed authorization of preferred stock is desirable to enhance our flexibility to issue shares in connection with one or more of the following:

                o       acquisitions;

                o       strategic investments;

                o financing transactions, such as private or public offerings of convertible securities; and

                o otherwise for corporate purposes that have not yet been identified.

        The preferred stock created in this proposed amendment, if approved, would be so-called "blank check" preferred stock, which means that the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, dividend or interest rates, conversion prices, redemption prices, maturity dates, qualifications, limitations or restrictions, may be determined in the future by our Board of Directors without any further approval or action by our stockholders.

        It is not possible to determine the actual effect of the preferred stock on the rights of the stockholders of Treasure Mountain until our Board of Directors determines the rights of the holders of a series of preferred stock. Such effects might include:

                o restrictions on the payment of dividends to holders of common stock;

                o dilution of voting power to the extent that holders of preferred stock are given voting rights;

                o dilution of equity interest and voting power if the preferred stock is convertible into common stock; and

                o restrictions upon any distribution of assets to the holders of common stock upon liquidation or dissolution, and restrictions upon the amounts of merger consideration payable to the holders of common stock upon a merger or acquisition of Treasure Mountain, until the satisfaction of any liquidation preference granted to the holders of preferred stock.

        Furthermore, any particular issuance or series of preferred stock could, depending on the terms, make it more difficult or discourage any attempt to obtain control of Treasure Mountain by means of a merger, tender offer, proxy contest or other means.

        If the proposed amendment to our Articles of Incorporation is adopted, the authorized shares of preferred stock may be issued upon the approval of the Board of Directors at such times, in such amounts, and upon such terms as the Board of Directors may determine, without further approval of the shareholders unless such approval is expressly required by applicable law, regulatory agencies, or any exchange or quotation service on which our common stock may then be listed. Further, our stockholders will have no preemptive rights to purchase additional shares. Our stockholders do not currently have preemptive rights.

        Our Board believes that it is in the best interest of our company and stockholders to authorize the issuance of an additional 42,500,000 shares of preferred stock. If this proposed amendment is adopted, it will become effective upon the filing of the amendment with the State of Nevada, which we intend to effect promptly after completion of the special meeting. The text of this proposed amendment is set forth in UANNEX EU to this proxy statement as part of the text of the proposal to be submitted to our stockholders at the upcoming special meeting of stockholders; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Nevada upon the filing of the amendment.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION AUTHORIZING THE ISSUANCE OF 42,500,000 ADDITIONAL SHARES OF PREFERRED STOCK.

                                  PROPOSAL SIX


           PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO CONFIRM
        CERTAIN PROVISIONS RELATING TO THE LIABILITIES OF DIRECTORS AND
                                    OFFICERS


        Section 78.138(7) of the Nevada Revised Statutes provides that, subject to exceptions which are not applicable to Treasure Mountain, "a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law."

        Such a provision is commonly referred to as an "exculpatory" provision, in that officers and directors will have no liability to their company, their company's stockholders and their company's creditors under this statute unless their conduct fits within the parameters described in clauses (a) and (b). Unlike exculpatory provisions set forth in the statutes of other states, the standards of Section 78.138(7) are self-executing; they generally apply to companies incorporated in Nevada unless the articles of incorporation of such companies expressly provide for greater individual liability. Our Articles of Incorporation include no such express provision and no such express provision is proposed.


        Our Board has approved, subject to stockholder approval, a proposed amendment to our Articles of Incorporation which would state as follows:

                "To the maximum extent permitted under the Nevada Revised Statutes, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer."

        The purpose of this amendment is to assure our officers and directors that if, at some later date in time, the Nevada statute is revised so that it is not self-executing, the Articles of Incorporation of Treasure Mountain would provide the maximum protection affordable under Nevada law. Unless and until there is a change in Section 78.138(7) of the Nevada Revised Statutes, the proposed amendment has no effect beyond what is currently provided for under
Section 78.138(7) of the Nevada Revised Statutes. Thus, if, for any reason, our stockholders did not approve the proposed amendment, the officers and directors of Treasure Mountain would continue to qualify for the protection provided for by Section 78.138(7) of the Nevada Revised Statutes.

        Since the 1980s, there has been a significant increase in claims, suits and other proceedings seeking to impose liability on directors of publicly held corporations. At the outset of this period, there was a decrease in the availability of directors and officers liability insurance to protect against such liability as well as reductions in the scope of such insurance coverage. While this market has, at times since the 1980's, improved, in any event, the cost of such coverage can be high. In recruiting new directors and officers, there is a concern that qualified persons might be reluctant to serve as directors or officers because of the liability exposure and the risk of substantial personal expense incurred in defending lawsuits, most of which are without merit but which are typically costly to defend. In view of the costs and uncertainties of litigation in general, it is often deemed prudent to settle such proceedings in which claims against a director or officer are made. Settlement amounts, even if immaterial to the corporation involved and minor compared to the enormous amounts frequently claimed, often easily exceed the personal assets of most individual director or officer defendants. As a result, an individual director or officer might rationally conclude that potential exposure to the costs and risks of proceedings in which he or she may become involved outweighs any benefit from serving as a director or officer of a public corporation.

        In recognition of the need to provide adequate protection to individuals in order to persuade them to serve as directors, in 1986 the Delaware legislature adopted an amendment to the Delaware corporation laws allowing stockholders to limit the personal liability of directors of Delaware corporations under some circumstances. In the subsequent years, several other states have adopted similar statutes, including Nevada through Section 78.138(7) of the Nevada Revised Statutes.

        Although we believe that we have been able to recruit and retain qualified directors and officers, our Board believes that all appropriate steps should be taken to protect directors and officers against personal liability so that qualified persons will continue to be willing to serve. Also, our Board believes that directors can best exercise their business judgment in the interests of Treasure Mountain and its stockholders if that judgment does not subject their personal assets to claims simply because others, with the benefit of hindsight, disagree with the directors' business judgment.

        Section 78.138(7) of the Nevada Revised Statutes does not change the duties of a director or officer. Thus, Section 78.138(7) has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's or officer's breach of his or her duties.

        Our Board has a personal interest in having the stockholders approve the proposed amendment, to the potential detriment of Treasure Mountain and its stockholders. However, given the potential liabilities which face the directors and officers of publicly held corporations, our Board believes that the proposed amendment is in the best interests of Treasure Mountain and its stockholders since it should protect Treasure Mountain's ability to continue to attract and retain qualified directors and officers and may ultimately reduce Treasure Mountain's monetary exposure under its indemnification obligations to our directors. If this proposed amendment is adopted, it will become effective upon the filing of the amendment with the State of Nevada, which we intend to effect promptly after completion of the special meeting. The text of this proposed amendment is set forth in UANNEX FU to this proxy statement as part of the text of the proposal to be submitted to our stockholders at the upcoming special meeting of stockholders; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Nevada upon the filing of the amendment.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION CLARIFYING CERTAIN LIMITATIONS ON THE LIABILITY OF OUR DIRECTORS AND OFFICERS.

                                 PROPOSAL SEVEN

              PROPOSAL TO ADOPT THE 2005 TREASURE MOUNTAIN HOLDINGS
                                STOCK OPTION PLAN

        Our Board has approved, subject to the approval of our stockholders, a stock option plan which is substantially the same as the Vyteris stock option plan. A copy of the proposed plan is annexed hereto as UANNEX GU. We have set forth below certain questions and answers relating to the proposed plan, which we refer to as the "Plan".

1. WHAT IS THE BASIC STRUCTURE OF THE PLAN?

        Under the Plan, eligible individuals may be granted options that will provide them with the right to purchase shares of our common stock at a fixed price per share over a specified period of time. All options granted under the Plan will vest over a specified period of time. The Plan allows for the grant of stock purchase rights that, when awarded, enable optionees to purchase the shares subject to their options prior to the applicable vesting period. Shares purchased pursuant to such rights will be subject to a similar vesting period.

2. WHO ADMINISTERS THE PLAN?

        The Plan will be administered by the Compensation Committee of our Board of Directors, which we refer to as the "Administrator".

        The Administrator will have full authority to determine the persons who are to be granted options and stock purchase rights under the Plan, the time or times when such option grants and stock purchase right grants are to be made, the number of shares to be subject to each such grant, the time or times at which each option is to become exercisable, the vesting schedule applicable to the option shares and stock purchase shares and the maximum periods for which the options are to remain outstanding.

3. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

        Employees, directors, officers and consultants of Treasure Mountain and its subsidiaries are eligible to participate in the Plan. However, the actual persons to whom option grants are to be made under such program will be determined by the Administrator in its sole discretion.

4. HOW MANY SHARES OF COMMON STOCK MAY BE ISSUED UNDER THE PLAN?

        The Plan will cover a total of 2,901,902 shares of common stock (or 29,019,018 shares if the stockholders do not approve the proposed one for ten reverse stock split), less the number of shares covered by New Options granted pursuant to the terms of the Merger Agreement. Should one or more outstanding options or purchase rights granted under the Plan expire or terminate for any reason prior to exercise in full, the shares of common stock subject to the portion of each such option or purchase right not so exercised will be available for subsequent issuance under the Plan. However, except as described in the next sentence, all share issuances under the Plan will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. If shares are purchased pursuant to the grant of purchase rights under the Plan and subsequently are repurchased by Treasure Mountain at their original purchase price, the shares so repurchased will be available for subsequent issuance under the Plan.


        In no event may any one individual participating in the Plan receive stock options and separately issued stock purchase rights for more than 1,000,000 shares of common stock per calendar year (or 10,000,000 shares if the stockholders do not approve the proposed one for ten reverse stock split). Except for such restriction and certain restrictions in connection with incentive stock option grants (see the "Incentive Options" section below), there are no limitations on the number of shares of common stock for which an eligible individual may be granted options or stock purchase rights under the Plan.


5. WHAT HAPPENS IF THERE IS A CHANGE IN THE TREASURE MOUNTAIN'S CAPITAL
STRUCTURE?

        In the event of a "Recapitalization", appropriate adjustments will be made automatically to (i) the maximum number and/or class of securities issuable under the Plan, on both an aggregate and per participant basis, and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option and stock purchase right. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options. For purposes of this proxy statement, a "Recapitalization" is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the options or stock purchase rights granted under the Plan.

6. CAN THE PLAN BE AMENDED OR TERMINATED?

        Yes. The Board has exclusive authority to amend or modify the Plan in any and all respects. However, no amendment or modification may, without the holder's consent, adversely affect such individual's rights or obligations under his or her outstanding options or stock purchase rights under the Plan. In addition, certain amendments to the Plan may require approval of our stockholders. The Board may terminate the Plan at any time, although such termination will have no effect on options or issuances granted prior to such action. The Plan will terminate no later than the ten year anniversary of the date on which our Board of Directors adopted the Plan. Upon any such Plan termination, all outstanding options under the Plan will remain in full force and effect in accordance with the provisions of the agreements evidencing those options.

7. HOW ARE OPTIONS GRANTED UNDER THE PLAN?

        The Administrator will have complete discretion to determine when and to whom options will be granted and all the terms of each such option. Each option grant will be evidenced by an option agreement executed by Treasure Mountain and the optionee.

8. WHAT TYPE OF OPTIONS MAY BE GRANTED UNDER THE PLAN?

        The Administrator may grant incentive stock options -- which we refer to as "Incentive Options" -- designed to meet the requirements of Section 422 of the Internal Revenue Code, or options that do not satisfy such requirements, which we refer to as "Nonstatutory Options".

9. HOW IS THE EXERCISE PRICE DETERMINED?

        The exercise price of an option will be determined by the Administrator. However, the exercise price of an Incentive Option and a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code cannot be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date.

10. HOW IS THE FAIR MARKET VALUE OF THE COMMON STOCK DETERMINED?

        Unless and until such time as our shares are traded on a national market, the fair market value will be determined by the Administrator.

11. CAN OPTIONS BE ASSIGNED?

        Unless determined otherwise by the Administrator, an option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of an optionee, only by the optionee. If the Administrator makes an option transferable, the Administrator has the authority to make such changes in the applicable options as the Administrator determines to be appropriate.

12. WHEN MAY OPTIONS BE EXERCISED?

        Vesting schedules will be determined by the Administrator at the time of grant and will likely be set forth in an option agreement. The Plan provides that in the absence of a statement to the contrary in an option agreement, options shall become exercisable as to (a) one third of the shares subject to the option agreement on the first anniversary of the grant of the Option, (b) one third of the shares subject to the Option on the second anniversary of the grant of the Option and (c) one third of the shares subject to the Option on the third anniversary of the grant of the Option.

13. WHEN WILL OPTIONS TERMINATE?

        No option granted under the Plan may have a term in excess of ten years. The actual expiration date of an option will be set forth in the related option agreement. An option may, however, terminate prior to its designated expiration date in the event of the optionee's termination of service or upon the occurrence of certain other events. An Incentive Option granted to a 10% Shareholder must expire no more five years after the date of grant.

14. HOW WILL THE EXERCISE PRICE BE PAID?

        The exercise price may be paid in cash or check payable to Treasure Mountain or, if permitted by the Administrator, in shares of Common Stock. Any such shares will be valued at fair market value on the exercise date. Cashless exercises may also be permitted.

15. WHO IS ELIGIBLE TO RECEIVE AN INCENTIVE OPTION?

        Incentive Options may only be granted to individuals who are employees of Treasure Mountain or its parent or subsidiary corporations.

16. IS THERE A LIMITATION ON THE NUMBER OF SHARES FOR WHICH AN INCENTIVE OPTION MAY BECOME EXERCISABLE IN ANY ONE CALENDAR YEAR?

        Yes. The aggregate fair market value of the shares of common stock, determined at the date of grant, for which an option may for the first time become exercisable in any calendar year as an Incentive Option may not exceed $100,000.

17. WHAT LIMITATIONS APPLY TO INCENTIVE OPTIONS GRANTED TO A 10% STOCKHOLDER?

        If an Incentive Option is granted to an individual who is at the time of grant the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of Treasure Mountain or any parent or subsidiary corporation (a "10% Shareholder"), then the exercise price per share cannot be less than 110% of the fair market value of the common stock on the grant date, and the option term may not exceed five years from the grant date.

18. WHAT HAPPENS TO AN OPTIONEE'S OPTIONS IF HIS OR HER SERVICE TERMINATES?

        After a termination of service, an optionee will have a limited period of time in which to exercise his or her outstanding options for any shares of common stock for which those options are exercisable on the date that service terminates. The length of this period generally will not exceed ninety days. However, in all events, the option will lapse if not exercised before the specified expiration of the option term. Each option will, immediately upon termination of service, terminate and cease to be outstanding to the extent it is not at that time exercisable for one or more option shares.

        An optionee will be deemed to continue in service for so long as the optionee renders services on a periodic basis, whether as an employee, a non-employee member of the Board or a consultant.

19. WHAT HAPPENS TO OPTIONS IF AN OPTIONEE DIES OR BECOME DISABLED?

        If an optionee's service terminates due to his or her death, the right to exercise the optionee's options will lapse upon the earlier of the expiration of the option term or the first anniversary of the date of death. All unvested options as of the date of death will terminate immediately.

        If an optionee's service is terminated due to a disability that makes a participant eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time, the optionee will normally have a period of twelve months from such termination date during which to exercise options for any or all of the shares of common stock for which those options were exercisable at the time of such termination. In no event, however, may an optionee exercise any option after the expiration of the option term.

20. WHAT HAPPENS TO AN OPTIONEE'S OPTIONS IF TREASURE MOUNTAIN IS ACQUIRED OR MERGED?

        Except as provided in the next sentence, in the event of a so-called "Corporate Transaction", as defined in the Plan, all options outstanding under the Plan will automatically accelerate so that each such option will, prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of common stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares. However, an outstanding option will not so accelerate, if and to the extent that the option is assumed by the successor corporation or its parent corporation or replaced with a comparable option to purchase shares of the successor corporation (or its parent corporation). All outstanding options under the Plan will, to the extent not so assumed or replaced by the successor corporation (or its parent corporation), terminate and cease to be outstanding upon completion of the Corporate Transaction.

21. WHAT HAPPENS TO OPTIONS IF THEY ARE ASSUMED IN CONNECTION WITH A CORPORATE TRANSACTION?

        Each option under the Plan that is assumed by a successor will, immediately after the Corporate Transaction, be appropriately adjusted to apply to the number and class of securities which would have been issued to the optionee upon consummation of the Corporate Transaction had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price for the option shares will remain the same. Any outstanding option that is assumed or replaced in a Corporate Transaction and does not otherwise accelerate at that time will automatically accelerate in the event that the optionee's service terminates through an "Involuntary Termination", as defined under the Plan, effected within eighteen months following the effective date of such Corporate Transaction. Any option so accelerated will remain exercisable until the earlier of the expiration of the option term or the end of a one-year period measured from the date of the Involuntary Termination.

22. WHO IS ENTITLED TO RECEIVE STOCK PURCHASE RIGHTS?

        Any person who is eligible to receive a grant of stock options under the Plan is also eligible to receive a grant of a stock purchase right. The Administrator will determine the identity of the recipients of stock purchase rights.

23. HOW ARE STOCK PURCHASE RIGHTS ADMINISTERED?

        Stock purchase rights will be granted either in tandem with stock options or independently of stock options. When stock purchase rights are granted in tandem with stock options, the rights enable the optionee to purchase the shares underlying the options at any time, regardless of whether the options are then exercisable, for a per share price equal to the option exercise price. Any shares so purchased must be resold to the Company, at the original purchase price, in the event that the optionee's employment with the Company terminates for any reason prior to the date that such shares vest. The vesting period of such shares will match the vesting periods of the underlying options. When stock purchase rights are granted independent of stock options, the grant will specify the purchase price and the applicable vesting periods. In the absence of such specifications, the restrictions lapse (a) as to one third of the shares on the first anniversary of the grant of the stock purchase right, (b) as to one third of the shares on the second anniversary of the grant of the stock purchase right and (c) as to one third of the shares on the third anniversary of the grant of the stock purchase right. Stock purchase rights are subject to various restrictions and conditions which will be described in the documentation that will be provided to a participant when and if the participant is granted stock purchase rights.

24. HOW DOES A STOCK PURCHASE RIGHT COMPARE WITH A STOCK OPTION?

        Both a stock option and a stock purchase right are rights to acquire shares of our common stock. However, stock options do not permit the purchase of shares until they become exercisable. Stock purchase rights are immediately exercisable, but are subject to the right of Treasure Mountain to repurchase the shares until the shares vest. Once an optionee exercises a stock purchase right, the optionee becomes a shareholder.

25. IS THE PLAN SUBJECT TO ERISA?

        The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Code.

FEDERAL INCOME TAX CONSEQUENCES


        The Code treats Incentive Options and Non-Statutory Options differently. However, as to both types of options, no income will be recognized by an optionee at the time of the grant of options under the Plan (assuming the exercise price of such options is not less than the fair market value of a share of our common stock at the time of grant), nor will Treasure Mountain be entitled to a tax deduction at that time.


        Upon exercise of a Non-Statutory Option, an optionee will be subject to ordinary income tax on the excess of the fair market value of the stock on the exercise date over the exercise price. If shares acquired upon such exercise are held for more than one year before disposition, any gain on disposition of such shares will be treated as long-term capital gain.

        For Incentive Options, there is no tax to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon exercise are held at least two years from the date of grant and one year from the date of exercise, any gain or loss upon the sale of such shares will be long-term capital gain or loss, measured by the difference between the sales price of the stock and the exercise price. Under current Federal income tax law, a capital gain will be taxed at a rate which may be less than the maximum rate of tax on ordinary income. If the two-year and one-year holding period requirements are not met (a "disqualifying disposition"), an optionee will recognize ordinary income in the year of the disqualifying disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on the disqualifying disposition minus the exercise price. The remainder will be treated as long-term or short-term capital gain, depending upon whether the stock has been held for more than one year. If an optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

        In general, if an optionee, in exercising an option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an Incentive Option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the tendered shares.

        As noted above, the exercise of an Incentive Option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of "adjustment" for purposes of determining the alternative minimum tax that may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

        INFORMATION ABOUT VYTERIS AND TREASURE MOUNTAIN

SELECTED FINANCIAL DATA

        The following selected financial data for the years ended December 31, 2003 and 2002 are derived from the audited financial statements of Vyteris presented elsewhere in this proxy statement. The financial data for the nine month periods ended September 30, 2004 and 2003 are derived from unaudited financial statements of Treasure Mountain presented elsewhere in this proxy statement. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2004. The data should be read in conjunction with the financial statements, related notes and other financial information presented elsewhere in this proxy statement.

                          STATEMENT OF OPERATIONS DATA

                                                Nine months ended                      Years ended
                                                   September 30,                       December 31,
                                         -------------------------------      -------------------------------
                                             2004               2003              2003              2002
                                         ------------       ------------      ------------      -------------
                                          (unaudited)       (unaudited)
Revenues                                 $     92,500       $    200,000      $    200,000      $     151,452
Operating expenses:
    Research and development                8,544,546          6,472,042         8,734,871          7,209,796
    General and administrative              2,979,622          1,780,487         2,454,922          2,890,568
Total operating expenses                   11,524,168          8,252,529        11,189,793         10,100,364

Interest (net)                              7,183,055          1,248,199         1,781,368            818,782
Benefit from state income taxes                   ---                ---          (238,584)               ---
                                         ------------       ------------      ------------      -------------
Net loss                                 $(18,614,723)      $ (9,300,728)     $(12,532,577)     $ (10,767,694)
                                         ============       ============      ============      =============

Net loss per common share:
   Basic and diluted                           $(1.06)            $(5.13)           $(6.91)            $(6.25)
   Basic and diluted, proforma (1)             $(0.25)            $(5.13)           $(6.91)            $(6.25)

Weighted average number of common
   shares outstanding:
         Basic and diluted                 17,490,594          1,812,479         1,812,479          1,722,744
         Basic and diluted,
   proforma (1)                            73,036,919          1,812,479         1,812,479          1,722,744

(1) To give effect to the conversion of rights certificates into common shares

                               BALANCE SHEET DATA

                                              As of Sept. 30,                  As of December 31,
                                            --------------------  ------------------------------------------
                                                   2004                    2003                 2002
                                            --------------------  --------------------  --------------------
                                                (unaudited)
Cash and cash equivalents                      $   10,932,724         $    2,286,167         $     765,123
Property and equipment                              2,992,161              2,934,902             1,972,096
Total assets                                       15,819,826              5,314,307             3,124,014
Total liabilities                                   2,856,594             27,745,619            13,097,843
Preferred stock                                     7,500,000              3,250,973             3,250,973
Total stockholders' equity (deficit)                5,463,232            (25,682,285)          (13,224,802)

FORWARD-LOOKING INFORMATION

        Certain statements in this proxy statement are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in the proxy statement that are not historical facts. When used in this proxy statement, the words "expects," "anticipates," "intends," "plans," "believes," "seeks" and "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors discussed under "Risk Factors."

RISK FACTORS

        AN INVESTMENT IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS MAY BE HARMED. IN THAT CASE, YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT IN OUR COMMON STOCK.

RISKS RELATED TO OUR BUSINESS

WE HAVE NEVER BEEN PROFITABLE, WE MAY NEVER BE PROFITABLE, AND, IF WE BECOME PROFITABLE, WE MAY BE UNABLE TO SUSTAIN PROFITABILITY.

        From November 10, 2000 (inception) through September 30, 2004, Vyteris incurred net losses in excess of $52.1 million, as we have been engaged primarily in clinical testing and development activities, and have had no revenues from the sale of products. Vyteris has never been profitable, we may never be profitable, and, if we become profitable, we may be unable to sustain profitability. We expect to continue to incur significant losses for the foreseeable future.


WE WILL LIKELY BE REQUIRED TO RAISE ADDITIONAL CAPITAL, WHICH IF NOT AVAILABLE TO US ON ACCEPTABLE TERMS, OR AT ALL, WILL MATERIALLY AND ADVERSELY HARM OUR BUSINESS AND THREATEN OUR CAPACITY TO REMAIN IN BUSINESS.

        We anticipate that we have sufficient capital to finance operations only through July 31, 2005. Given the working capital demands that we face in order to ramp up production of our LidoSite product, we will likely be required to raise additional capital in the near future. We cannot be certain that such capital will be available to us or, if it is available to us, we cannot be certain that such capital will be available on terms that are acceptable to us. Such financing could be dilutive to existing stockholders and could result in significant financial and operating covenants that would negatively impact our business. If we are unable to raise sufficient additional capital on acceptable terms, we will be forced to restrict new product development and may be unable to continue our manufacturing and other business operations. If we do not have sufficient capital to support the manufacture of our LidoSite product, we may be unable to remain in business.

OUR RECENT AUDITED FINANCIAL STATEMENTS CONTAIN, AND OUR FUTURE AUDITED FINANCIAL STATEMENTS ARE LIKELY TO CONTINUE TO CONTAIN, AN EXPLANATORY PARAGRAPH EXPRESSING UNCERTAINTY REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN. THE INCLUSION OF THIS PARAGRAPH MAY MAKE IT MORE DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

        The report of independent registered public accounting firm accompanying the audit of the Vyteris financial statements for the year ended December 31, 2003 contained an explanatory paragraph expressing uncertainty regarding our ability to continue as a going concern because of our operating losses and our need for additional capital. A similar qualification was given by the auditors for Treasure Mountain in connection with the Treasure Mountain financial statements for the year ended December 31, 2003.

        While Vyteris did raise additional capital during the first nine months of 2004, we anticipate that unless we raise additional capital prior to the release of our 2004 year-end financial statements, a similar explanatory paragraph will be contained in the report of the independent registered public accounting firm accompanying our 2004 year-end financial statements. If a going concern explanatory paragraph is included, such inclusion could make it more difficult for us to raise additional capital and may materially and adversely affect the terms of any financing that we may obtain.


SINCE WE ARE A COMPANY WITH A LIMITED INDEPENDENT OPERATING HISTORY, IT IS DIFFICULT TO PREDICT OUR FUTURE GROWTH AND OPERATING RESULTS, THEREBY MAKING INVESTMENT DECISIONS DIFFICULT.

        Our limited operating history as an independent drug delivery business makes predicting our future growth and operating results difficult. Vyteris was incorporated in Delaware in 2000, although a substantial portion of its business was developed by Becton Dickinson from prior to 1990 until 2000.


AS A COMPANY WITH A LIMITED INDEPENDENT OPERATING HISTORY, WE HAVE NOT PROVEN THAT WE ARE CAPABLE OF MEETING THE MANY CHALLENGES THAT WE ARE LIKELY TO FACE.


        You should consider the risks and uncertainties that a company with a limited independent existence will face in the rapidly evolving market for drug delivery technologies.

        In particular, you should consider that we have not proven that we can:

        o       raise significant capital in the public or private markets;

        o obtain the regulatory approvals necessary to commence selling drug delivery systems that we may develop in the future,

        o manufacture products, including our LidoSite product, in a manner that enables us to be profitable or meets regulatory, strategic partner or customer requirements;

        o attract, retain and manage a large, diverse staff of engineers and scientists;

        o develop the relationships with strategic partners and key vendors that are necessary to our ability to exploit the processes and technologies that we develop;

        o develop new products and drug delivery processes and new applications for our drug delivery technology; or

        o       respond effectively to competitive pressures.

If we cannot accomplish these goals, our business is not likely to succeed.

OUR DRUG DELIVERY BUSINESS MAY NOT GENERATE ANY MATERIAL REVENUES FROM SALES OF THE ONE PRODUCT THAT WE ARE CURRENTLY PERMITTED TO SELL, IN WHICH CASE OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND LIQUIDITY WILL BE MATERIALLY AND ADVERSELY IMPACTED AND OUR OPPORTUNITIES TO DEVELOP, MARKET AND SELL OTHER PRODUCTS MAY BE JEOPARDIZED SIGNIFICANTLY.

        To date, we have not generated any revenue from sales of our first drug delivery product, LidoSite. As is common in our industry, we have spent many years and substantial sums of money in developing LidoSite. To develop that product to the point where we are able to commence commercial sales, it has been necessary for us to prove our concepts, develop patent positions, engage in substantial clinical trials, develop appropriate manufacturing processes, obtain necessary regulatory approvals and establish a mutually beneficial marketing and distribution agreement with B. Braun. With all of this work effort and the attendant capital and operating expenditures, we still have not tested the market in a manner that can assure us or our investors that we will derive material revenues from LidoSite. If we are unable to derive material revenues from the sale of our LidoSite product, our liquidity will be materially and adversely impacted, we will require additional capital even sooner than we had anticipated and we may find it more difficult to attract marketing partners for subsequent products that we may develop.


WE CANNOT EXPECT THAT WE WILL BE ABLE TO DERIVE MATERIAL REVENUES FROM THE SALE OF PRODUCTS OTHER THAN LIDOSITE IN THE NEAR FUTURE.

        While we have commenced development of other products and believe that our technology can and should be pursued with respect to several applications that could result in commercially viable products, the process of developing drug delivery products to the point of commercial sales takes significant time and requires a substantial commitment of financial and other resources that may not be available to us. We cannot assure investors that we will have the financial resources necessary to bring future products to market or that developments in our industry will not preclude us from expanding our product line beyond LidoSite. If we are unable to bring additional products to market, we will be forced to rely on a single source of revenue and the future success of our company would be dependent entirely upon the continued demand for a single product. If we are forced to rely on a single product, our entire business would be at risk in the event that market or competitive conditions threatened the viability of that product, thereby increasing the risk of a dramatic decline in the market value of our capital stock.

WE MAY NOT BE ABLE TO OBTAIN FDA OR FOREIGN REGULATORY APPROVAL FOR OUR PRODUCTS IN A TIMELY MANNER, OR AT ALL, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO SELL AND MARKET OUR PRODUCTS.

        Drug delivery systems that we may develop in the future cannot be sold in the United States until the FDA approves such products for medical use. Similar foreign regulatory approvals will be needed in order to sell any drug delivery system, including our LidoSite product, outside of the U.S. We may not be able to obtain FDA or foreign regulatory approval for our products in a timely manner, or at all. Delays in obtaining FDA or foreign approvals for our products could result in substantial additional costs to us, and, therefore, could adversely affect our ability to compete with other drug delivery companies. If we do not obtain such approvals at all, our revenues may be insufficient to support continuing operations.


IF OUR LIDOSITE PRODUCT IS NOT COMMERCIALLY SUCCESSFUL, OUR BUSINESS, FINANCIAL CONDITION, OPERATING RESULTS AND FUTURE PROSPECTS WOULD LIKELY SUFFER SIGNIFICANTLY.

        Although we have other products in various stages of early development, our primary focus at this time is the manufacture, sale and marketing in the United States of our LidoSite product in collaboration with B. Braun. Currently, our LidoSite product is our only product that could provide revenue for us. Our ability to achieve profitability in the foreseeable future is principally dependent on the manufacture and sale of our LidoSite product.

FOR THE FORESEEABLE FUTURE, WE WILL RELY ON A SINGLE CUSTOMER, B. BRAUN, TO GENERATE PRODUCT REVENUE. IF B. BRAUN IS UNABLE TO SELL OUR LIDOSITE PRODUCT EFFECTIVELY, IT WOULD MATERIALLY AND ADVERSELY AFFECT THE RESULTS OF OUR OPERATIONS.

        We have granted B. Braun the right to be our exclusive, worldwide sales and marketing distributor for LidoSite. As a result, we are dependent on B. Braun and its ability to effectively market our only current product. If B. Braun is unable to sell our LidoSite product effectively, we will not have the ability to seek other customers for our LidoSite product at least until such time as satisfactory arrangements are made with B. Braun.

WE RELY ON SINGLE SUPPLIERS FOR CERTAIN KEY MATERIALS AND COMPONENTS USED IN OUR LIDOSITE PRODUCT, WHICH MAKES US DEPENDENT ON PERSONS THAT WE CANNOT CONTROL.

        Certain raw materials and components used in the manufacture of our LidoSite product are available only from single suppliers. Some of those materials or components are custom-made for us and are the result of long periods of collaboration with our suppliers. The hydrogel that we use to hold lidocaine in the patch and the electrodes that we use to carry current through our lidocaine delivery system, for example, are both provided by single suppliers. Any curtailment of the availability of such raw materials or components could be accompanied by production or other delays and could result in a material loss of sales, with resulting adverse effects on our business and operating results. In addition, because raw material sources for pharmaceutical products must generally be approved by regulatory authorities, changes in raw material suppliers may eventually result in production delays, higher raw material costs and loss of sales, customers and market share.

        We believe that, if necessary, alternative sources of raw materials and components could be located, alternate raw materials and components can be substituted for each single-sourced raw material or component, or we could redesign products to avoid the need for single-sourced raw materials or components. However, the development or identification of alternative sources, or redesigning products, could be time-consuming and expensive. Although we have not experienced difficulty acquiring raw materials and components on commercially reasonable terms and in sufficient quantities to maintain required production levels for our clinical testing, we cannot assure you that price increases or interruptions in the supply of these materials will not occur in the future or that we will not have to seek alternate suppliers or obtain substitute raw materials or components, which may require additional product validations and regulatory approvals. Further, our suppliers could experience price increases or interruptions in the supply of materials from their suppliers, or could fail to meet our or governmental manufacturing standards. Any significant price increase, interruption of supply, our inability to secure an alternate source or our inability to qualify a substitute material could have a material adverse effect on our ability to manufacture our LidoSite product or maintain regulatory approval.

WE HAVE NO EXPERIENCE IN MANUFACTURING DRUG DELIVERY SYSTEMS FOR COMMERCIAL RESALE AND MAY BE UNABLE TO MANUFACTURE OUR PRODUCTS FOR COMMERCIAL SALE ON A PROFITABLE OR RELIABLE BASIS.

        Although some of our management personnel have manufacturing experience, as an organization we do not have any experience in manufacturing drug delivery systems for commercial sale. We must increase our production capabilities significantly beyond our present manufacturing capacity, which has been focused on producing small quantities of our LidoSite product for research and clinical testing, and incur significant capital expense in order to be able to sell our LidoSite product in commercial volumes in a cost effective manner. The equipment and machinery that we use to manufacture the drug and patches for our LidoSite product are expensive and custom-built, and have never been used in the large-scale production of pre-filled drug delivery patches.

        We cannot assure investors that we can:

        o successfully increase our manufacturing capabilities and develop large-scale manufacturing processes on a profitable basis;

        o hire and retain skilled personnel to oversee our manufacturing operations;

        o       avoid design and manufacturing defects; or

        o develop and maintain our manufacturing facility in compliance with governmental regulations, including the FDA's good manufacturing practices.

        We may not be able to manufacture our LidoSite product, or any future products, in a manner that ensures that the systems provide reproducible dosages of stable formulations of drugs for sufficient periods after manufacture. If we cannot ensure that our products have sufficient post-production shelf-life, we may be unable to produce our products in sufficient quantities to develop an economical supply chain. Accordingly, we may not be able to successfully manage our inventory.

OUR NEED TO EXPAND OUR FACILITIES WILL EXPOSE US TO ADDITIONAL EXPENSES THAT MAY MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

        To date, all of our manufacturing, research and development and administrative functions have been operated out of a single facility that we sublease from Becton Dickinson. We recently entered into a lease for a second facility to be utilized as we expand our manufacturing capacity. We expect to incur substantial expenses in preparing this facility for production and recognize that in addition, we will incur ongoing redundancy costs in order to protect against the risks of having a single facility become disabled.

AT LEAST UNTIL WE OPERATE OUT OF MORE THAN ONE FACILITY, WE ARE SUBJECT TO SUBSTANTIAL BUSINESS DISRUPTION RISKS.

        In the event that events outside of our control - such as a fire, adverse weather conditions or acts of terrorism - preclude us from operating in our existing facility, we will have no facility available us for our manufacturing processes until our second facility becomes operational. In the interim, we would likely experience substantial delays in our ability to manufacture products. In such instances, it could become necessary for us to incur substantial expenditures to assure that our customers' orders are fulfilled.

THE FAILURE OF ANY OF OUR PRODUCTS, INCLUDING OUR LIDOSITE PRODUCT, TO ACHIEVE MARKET ACCEPTANCE COULD MATERIALLY AND ADVERSELY IMPACT OUR FUTURE SUCCESS.

        Our future success depends upon the acceptance of our LidoSite product and any of our potential future products by health care providers and patients. In addition, our future success may be dependent upon acceptance by third-party payors -- including, without limitation, health insurance companies, Medicaid and Medicare -- of products that we may develop in the future. Such market acceptance may depend on numerous factors, many of which may not be under our control, including:

        o       the safety and efficacy of our products;

        o regulatory approval and product labeling; o the availability, safety, efficacy and ease of use of alternative technologies;

        o       the price of our products relative to alternative technologies;
                and

        o for future products, the availability of third-party reimbursement.

        Our LidoSite product is based upon a method of drug delivery through the skin that, to date, has not gained widespread market acceptance. We cannot assure you that LidoSite or any future product will ever gain broad market acceptance.

        In addition, the adoption of new pharmaceutical products is greatly influenced by health care administrators, inclusion in hospital formularies, and reimbursement by third party payors. Because our existing and proposed drug delivery systems encompass both a device and a drug and may be used by many different departments within a hospital or health care facility, buying decisions in these settings require more departmental approvals than are required for either a stand-alone drug or a stand-alone device. As a result, it may be more difficult and more time consuming to achieve market penetration with our products. We cannot assure investors that health care administrators, hospitals or third party payors will accept our products on a large scale or on a timely basis, if at all, or that we will be able to obtain approvals for additional indications and labeling for our products which facilitate or expand their market acceptance or use. In addition, unanticipated side effects, patient discomfort, defects or unfavorable publicity concerning any of our products, or any other product incorporating technology similar to that used by our products, could have a material adverse effect on our ability to commercialize our products or achieve market acceptance.

WE MAY BE UNABLE TO SECURE STRATEGIC PARTNERING RELATIONSHIPS, WHICH COULD LIMIT OUR ABILITY TO EFFECTIVELY MARKET, SELL OR DISTRIBUTE OUR PRODUCTS.

        In order for us to develop, market, sell and distribute future products, we will be dependant on entering into satisfactory arrangements with strategic partners. We cannot assure investors that we will be able to negotiate such agreements on terms that are acceptable to us, or at all. In addition, we cannot assure any investor that any strategic partner, including B. Braun, will not also engage in independent development of competitive delivery technologies.

IF WE ARE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY AND PRESERVE OUR TRADE SECRETS, WE WILL INCREASE OUR VULNERABILITY TO COMPETITORS WHICH COULD TAKE ACTIONS THAT COULD MATERIALLY ADVERSELY IMPACT OUR ABILITY TO REMAIN IN BUSINESS.

        Our ability to successfully commercialize our LidoSite product and any other products that we develop will depend, in large measure, on our ability to protect those products and our technology with United States and foreign patents. We will also need to continue to preserve our trade secrets. The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of pharmaceutical, biotechnology and drug delivery companies, including our company, are uncertain and involve complex legal and factual issues.

        We cannot assure you that our patents will prevent other companies from developing similar products or products which produce benefits substantially the same as our products, or that other companies will not be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products. Accordingly, if our patent applications are not approved or, even if approved, if such patents are circumvented or not upheld in a court of law, our ability to competitively exploit our patented products and technologies may be significantly reduced. Additionally, the coverage claimed in a patent application can be significantly reduced before the patent is issued.

        From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Additionally, we cannot assure investors that any of our products or technology will be patentable or that any future patents we obtain will give us an exclusive position in the subject matter claimed by those patents. Furthermore, we cannot assure investors that our pending patent applications will result in issued patents, that patent protection will be secured for any particular technology, or that our issued patents will be valid, enforceable and provide us with meaningful protection.

IF WE ARE REQUIRED TO ENGAGE IN EXPENSIVE AND LENGTHY LITIGATION TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, THE COSTS OF SUCH LITIGATION COULD BE MATERIAL TO OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND LIQUIDITY AND, IF WE ARE UNSUCCESSFUL, THE RESULTS OF SUCH LITIGATION COULD MATERIALLY ADVERSELY IMPACT OUR ENTIRE BUSINESS.

        We may find it necessary to initiate litigation to enforce our patent rights, to protect our trade secrets or know-how or to determine the scope and validity of the proprietary rights of others. We plan to aggressively defend our proprietary technology and any issued patents. Litigation concerning patents, trademarks, copyrights and proprietary technologies can often be time-consuming and expensive and, as with litigation generally, the outcome is inherently uncertain.

        Although we have entered into invention assignment agreements with our employees and with certain advisors, if those employees or advisors develop inventions or processes independently which may relate to products or technology under development by us, disputes may also arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights under these agreements.

        We also rely on confidentiality agreements with our strategic partners, customers, suppliers, employees and consultants to protect our trade secrets and proprietary know-how. We may be required to commence litigation to enforce such agreements and it certainly possible that we will not have adequate remedies for breaches of our confidentiality agreements.

OTHER COMPANIES MAY CLAIM THAT OUR TECHNOLOGY INFRINGES ON THEIR INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS AND COMMENCE LEGAL PROCEEDINGS AGAINST US WHICH COULD BE TIME-CONSUMING AND EXPENSIVE AND COULD RESULT IN OUR BEING PROHIBITED FROM DEVELOPING, MARKETING, SELLING OR DISTRIBUTING OUR PRODUCTS.

        Because of the complex and difficult legal and factual questions that relate to patent positions in our industry, we cannot assure you that our products or technology will not be found to infringe upon the intellectual property or proprietary rights of others. Third parties may claim that our products or technology infringe on their patents, copyrights, trademarks or other proprietary rights and demand that we cease development or marketing of those products or technology or pay license fees. We may not be able to avoid costly patent infringement litigation, which will divert the attention of management away from the development of new products and the operation of our business. We cannot assure you that we would prevail in any such litigation. If we are found to have infringed on a third party's intellectual property rights, we may be liable for money damages, encounter significant delays in bringing products to market or be precluded from manufacturing particular products or using particular technology.

        Other parties have challenged certain of our foreign patent applications. If such parties are successful in opposing our foreign patent applications, we may not gain the protection afforded by those patent applications in particular jurisdictions and may face additional proceedings with respect to similar patents in other jurisdictions, as well as related patents. The loss of patent protection in one jurisdiction may influence our ability to maintain patent protection for the same technology in another jurisdiction.

IF WE DO NOT ACCURATELY PREDICT DEMAND FOR OUR PRODUCTS WHEN DECIDING TO INVEST IN NEW PRODUCTS, WE WILL LIKELY INCUR SUBSTANTIAL CAPITAL EXPENDITURES THAT WILL NOT BENEFIT OUR BUSINESS.

        Research and development, clinical testing and obtaining regulatory approvals for new drug delivery systems takes a significant amount of time and requires significant investment in skilled engineering and scientific personnel and in expensive equipment. Furthermore, manufacturing our lidocaine delivery system requires expensive, custom-built machinery. We have made these investments, and intend to continue to make such investments, for our LidoSite product based on internal projections of the potential market for that system and of our potential profit margins on sales of that system. If those projections are inaccurate, we may not be able to obtain an acceptable return on our investment in the development of our LidoSite product. If our projections of the prospects of new products are inaccurate, we may make investments in the development, testing and approval of those products that may result in unsatisfactory returns.

WE MAY BE UNABLE TO HIRE AND RETAIN SKILLED ENGINEERS AND SCIENTISTS IN A TIGHT LABOR MARKET, IN WHICH CASE WE WILL BE SEVERELY HAMPERED IN OUR PRODUCT DEVELOPMENT EFFORTS AND IN OUR ABILITY TO ATTRACT MARKETING AND DISTRIBUTION PARTNERS.

        Skilled employees in our industry are in great demand. We are competing for employees against companies located near our headquarters that are more established than we are and have the ability to pay more cash compensation than we do. We require scientific and engineering personnel in many fields, some of which are addressed by relatively few companies. As a result, we may continue to experience difficulty in hiring and retaining highly skilled employees, particularly engineers and scientists. If we are unable to hire and retain skilled engineers and scientists, our business, financial condition, operating results and future prospects could be materially adversely affected.

IF WE ARE UNABLE TO RETAIN OUR KEY MANAGEMENT PERSONNEL, OUR BUSINESS, FINANCIAL CONDITION, OPERATING RESULTS AND FUTURE PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

        Our future success depends, to a significant degree, on the skills, experience and efforts of our key management personnel, principally Vincent De Caprio, Ph.D., our president and chief executive officer, Michael McGuinness, our chief financial officer, and James Garrison, our vice president of business development. If any of those individuals were unable or unwilling to continue in their present positions, it would be necessary for us to identify and hire replacements, which could be time-consuming and expensive and could divert our focus from our business objectives. Furthermore, such replacements may not be as successful in attracting and retaining marketing and distribution partners as our current management may be. Mr. McGuinness is not bound by an employment agreement with the Company. We do not maintain key person life insurance on any of our management personnel.

IF WE ARE UNABLE TO DEVELOP PRODUCTS OR TECHNOLOGIES THAT WILL BE MARKETABLE, WE WILL NOT BE ABLE TO REMAIN IN BUSINESS.

        We may not be able to develop drug delivery products or technologies that will be marketable. Even if we are able to develop marketable drug delivery products or technologies, we may not be able to develop them or obtain patent protection, successful clinical trial results or regulatory approval for them. Our research and development efforts may be hampered by a variety of factors, many of which are outside of our control. Sustained development failures could materially adversely impact our business.


WE FACE SUBSTANTIAL COMPETITION FOR OUR LIDOSITE PRODUCT AND ANY FUTURE PRODUCTS THAT WE MAY DEVELOP, AS WELL AS FOR STRATEGIC PARTNERSHIP TRANSACTIONS. OUR FAILURE TO ADEQUATELY COMPETE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO DEVELOP, MARKET AND SELL OUR PRODUCTS AND MEET OUR FINANCIAL PROJECTIONS.


        There is substantial competition to develop alternative drug delivery solutions from both drug delivery technology and pharmaceutical companies, most of which are much larger and have far greater resources than we do. Further, the drug delivery, pharmaceutical and biotechnology industries are highly competitive and rapidly evolving. We expect that significant developments in those industries will continue at a rapid pace. Our success will depend on our ability to establish and maintain a strong competitive position for our LidoSite product while developing new products that are effective and safe. We cannot assure you that any of our products will have advantages over alternative products and technologies that may be developed later and that may be significant enough to cause health care providers to prefer those products or technologies over ours.

        In our drug delivery segment, focused on the process of actively delivering drugs through the skin, we are aware of several companies that are developing or marketing products based on this process. We also face competition from companies that are currently testing or already marketing delivery systems or products for lidocaine or similar topical anesthetics. We face indirect competition from companies that are actively involved in the development and commercialization of modified drug delivery technologies, including oral, pulmonary, bucal, nasal and needle-less injections, as well as companies working on processes that passively deliver drugs through the skin. We also expect to compete with other drug delivery companies and technologies in the establishment of strategic partnering arrangements with large pharmaceutical companies to assist in the development or marketing of products. Competition is expected to intensify as more companies enter the field.

        Many of our competitors have substantially greater financial, technical, research and other resources, are more experienced in research and development, manufacturing, pre-clinical and clinical testing, and obtaining regulatory approvals, and are larger, more established and have more collaborative partners than we do. In addition, those other entities may offer broader product lines and have greater name recognition than we do. Those other entities may succeed in developing competing technologies and obtaining regulatory approvals and market share more rapidly than we can. Some of those companies have competing products that have already been approved by the FDA and foreign authorities, or are further along in development than is our LidoSite product. We cannot assure you that those competitors will not succeed in developing or marketing products that are more effective or more commercially acceptable than our lidocaine delivery system or any future product. We cannot assure you that we will have the financial resources, technical or management expertise or manufacturing and sales capability to compete in the future.

        Increased competition may result in price cuts, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, financial condition, results of operations and future prospects.


IF BECTON DICKINSON DEVELOPS COMPETING TECHNOLOGIES, OUR ABILITY TO MAINTAIN OUR CURRENT MARKET POSITION WILL BE PARTICULARLY VULNERABLE.

        Becton Dickinson has substantial insight into the potential applications of our drug delivery technologies, and our business model, as we were operated as a division of Becton Dickinson for over ten years. Further, Becton Dickinson is in the business of developing alternative drug delivery technologies and we may compete in the future with alternative technologies developed or acquired by Becton Dickinson. Becton Dickinson has developed drug delivery technology employing "micro-needles", tiny needles that deliver compounds into the first few hundred microns of the skin. This technology, which has not yet been commercialized, may compete directly with our current technology. Given its size, access to capital and familiarity with our business, Becton Dickinson could make substantial inroads into our business prospects if it decides to compete directly with us.

WE MAY NOT BE ABLE TO LICENSE COMPLEMENTARY DRUG DELIVERY TECHNOLOGIES OR DRUG REFORMULATIONS TO EXPAND OUR PRODUCT OFFERINGS, IN WHICH CASE WE WILL BE SIGNIFICANTLY LIMITED IN OUR PRODUCT OFFERINGS.

        In order to enhance our platform technology, strengthen our intellectual property portfolio and expand our overall market opportunity beyond that for our LidoSite product, we may seek to acquire or license rights to additional drug delivery technologies or reformulations of FDA-approved drugs that compliment our core drug delivery platform. We may not be able to acquire or license such other technologies or drug reformulations on terms that are acceptable to us, if at all.

        Further, efforts to identify such technologies and attempts to negotiate the terms of such acquisitions or licenses may divert the attention of our management away from the internal development of new applications for our existing technology and from the operation of our business.


IF ANY OF OUR PRODUCTS INJURES A USER, WE COULD BE SUBJECT TO PRODUCT LIABILITY EXPOSURE IN EXCESS OF AMOUNTS FOR WHICH WE ARE INSURED, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND FUTURE PROSPECTS.


        Clinical trials and subsequent sales of our LidoSite product or any other drug delivery system we may develop or manufacture in the future may result in injuries to persons using those products as a result of mislabeling, misuse or product failure. While we carry product liability insurance with respect to the now-completed clinical trials and for the commercial sale of our LidoSite product, there can be no assurance that our coverage will be adequate to protect us against future liability claims. Furthermore, we cannot assure you that that we can afford to maintain the insurance that we have obtained. Product liability insurance is expensive and there can be no assurance that this insurance will be available to us in the future for the commercial sale of our lidocaine delivery system or for any new products, on terms satisfactory to us, if at all. A successful product liability claim or series of claims brought against us in excess of our insurance coverage could have a material adverse effect on our business, financial condition, results of operations and future prospects.


IF WE DEFAULT UNDER OUR WORKING CAPITAL FACILITY, OUR LENDERS WILL BE ABLE TO ENFORCE THEIR LIEN AND TAKE TITLE TO OUR ASSETS, WHICH COULD LIMIT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


        Our working capital facility, if used, will be secured by a first priority lien on all of the assets of our operating subsidiary. In the past, we have defaulted on promissory notes due to our lack of liquidity. If we borrow under our working capital facility and are unable to raise sufficient capital to timely repay our obligations under the working capital facility, the lenders -- each of whom are affiliated with our principal stockholder -- will be entitled to enforce their lien and take title to substantially all of our assets, which may be critical to our continuing operations.


WE DO NOT INTEND TO PAY DIVIDENDS AND, CONSEQUENTLY, THE ONLY OPPORTUNITY FOR INVESTORS TO ACHIEVE A RETURN ON THEIR INVESTMENT IS IF A TRADING MARKET DEVELOPS AND INVESTORS ARE ABLE TO SELL THEIR SHARES AT A PROFIT OR IF OUR BUSINESS IS SOLD AT A PRICE THAT ENABLES INVESTORS TO RECOGNIZE A PROFIT.

        We will need all of our cash resources to fund our operations, including the development of future products. Accordingly, we do not expect to pay cash dividends in the foreseeable future on our common stock. We cannot assure investors any return on their investment other than in connection with a sale of their shares or a sale of our business. At the present time there is no active trading market for our shares and we have no intention of selling our business. We cannot assure investors that an active trading market will develop or that any third party would offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit. There is no established public trading market or market maker for our securities. Therefore, if you purchase our securities, you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

WE EXPECT THAT WE WILL BE REQUIRED TO MAKE LIQUIDATED DAMAGES PAYMENTS TO CERTAIN OF THE SELLING STOCKHOLDERS, WHICH COULD MATERIALLY AFFECT OUR FINANCIAL CONDITION.

        In the event that the registration statement that we filed with the SEC on November 12, 2004 is not declared effective by the SEC by February 25, 2005, we must pay to certain of the selling stockholders an amount equal to 1% of the purchase price paid by such selling stockholders for the shares owned by such selling stockholders which are covered by that registration statement, and for each month, or portion of a month, in which such delay continues, an amount equal to 2% of such purchase price, until we have cured the delay, with an overall cap on such liquidated damages of 10% of the aggregate purchase price paid by such selling stockholders for such shares. We expect that the registration statement will not be declared effective by February 25, 2005, because it will be necessary to include our audited year-end financial statements in the registration statement and we do not expect to have such financial statements available by that date. There are many other reasons, including those over which we have no control, resulting from the SEC review process and comments raised by the SEC during that process, that could further delay the effective date even after our year-end financial statements are available. Such liquidated damages could amount to up to $2.4 million. Payments of substantial liquidated damages will adversely affect our financial condition.


OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY FOR US.

        Although individual members of our management have experience as officers of publicly-traded companies, that experience came prior to the adoption of the Sarbanes-Oxley Act of 2002. Vyteris had never operated as a publicly-traded company. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

OUR CONTROLLING STOCKHOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

        Kevin Kimberlin, through his ownership of Spencer Trask Specialty Group, LLC, or STSG, and related parties is our controlling stockholder. Mr. Kimberlin and related parties beneficially own over 60% of our voting stock. Accordingly, Mr. Kimberlin controls us and has the power to elect our directors and to generally approve all actions requiring the approval of the holders of our voting stock, including adopting amendments to our articles of incorporation and bylaws and approving mergers, certain acquisitions or sales of all or substantially all of our assets, which could delay or prevent someone from acquiring or merging with us or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

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

THERE HAS BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK, AND STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PURCHASE PRICE PAID BY SUCH STOCKHOLDER, OR AT ALL.

        There is no current active public market for Treasure Mountain common stock. An active public market for our common stock may not develop or be sustained in the future. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, such as: the announcement of new products or product enhancements by us or our competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in our competitors' results of operations; changes in earnings estimates or recommendations by securities analysts; developments in our industry; and general market conditions and other factors, including factors unrelated to our own operating performance. The stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Prospective investors should also be aware that price volatility might be worse if the trading volume of our common stock is low.

WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS, WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON THE MARKET VALUE OF OUR COMMON STOCK

        Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It also will likely makes it more difficult to attract new investors at times when we require additional capital.

WE MAY BE UNABLE TO LIST OUR COMMON STOCK ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE, IN WHICH CASE AN INVESTOR MAY FIND IT MORE DIFFICULT TO DISPOSE OF SHARES OR OBTAIN ACCURATE QUOTATIONS AS TO THE MARKET VALUE OF OUR COMMON STOCK.

        Although we may apply to list our common stock on Nasdaq or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. If we are unable to list our common stock on Nasdaq, the American Stock Exchange or another stock exchange, or to maintain its listing, we expect that our common stock will trade on the OTC Bulletin Board maintained by Nasdaq, another over-the-counter quotation system, or on the "pink sheets," where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we are subject to an SEC rule that, if we fail to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.

Even if the Treasure Mountain stockholders approve the reverse stock split that our Board has approved, the market price of our common stock, if a market develops, may be less than $5.00 per share and therefore it may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

WHEN AND IF THE SELLING STOCKHOLDERS MAY UTILIZE THIS PROXY STATEMENT TO SELL THEIR SHARES OF OUR COMMON STOCK, A SIGNIFICANT NUMBER OF SHARES WILL BE ELIGIBLE FOR SALE, AND SUCH SALES COULD DEPRESS THE MARKET PRICE OF OUR STOCK.

        Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale pursuant to this prospectus, the supply of our common stock will increase, which could decrease its market price.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                                   RESULTS OF

        THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TREASURE MOUNTAIN SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF TREASURE MOUNTAIN FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 AND THE AUDITED FINANCIAL STATEMENTS OF VYTERIS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002. FOR PURPOSES OF THIS DISCUSSION, ALL REFERENCES TO THE TERMS "WE", "OUR" AND "US" FOR PERIODS ON OR BEFORE SEPTEMBER 29, 2004 REFER TO VYTERIS AND FOR PERIODS AFTER SEPTEMBER 29, 2004 REFER TO THE ENTITY FORMED BY THE COMBINATION OF VYTERIS AND TREASURE MOUNTAIN.

        On September 29, 2004 Vyteris merged with a subsidiary of Treasure Mountain. After the merger, the former stockholders of Vyteris owned 98.2% of the outstanding common stock and rights to receive common stock of Treasure Mountain. The former directors of Treasure resigned immediately prior to the merger and the directors of Vyteris immediately prior to the merger became the sole directors of Treasure Mountain. Similarly, the former officers of Treasure Mountain resigned immediately prior to the merger and the executive officers of Vyteris immediately prior to the merger became the sole officers of Treasure Mountain.

        The unaudited condensed consolidated balance sheet as of September 30, 2004 and the condensed consolidated statements of operations for the nine months ended September 30, 2004 and 2003 consolidate the historical financial statements of Treasure Mountain with Vyteris after giving effect to the merger, with Vyteris as the accounting acquiror, by recording the transaction as the issuance of Vyteris stock for the net monetary assets of Treasure Mountain, accompanied by a recapitalization with no goodwill or other intangibles recorded. Treasure Mountain had been engaged in the development and operations of mining properties until 1957, when the operations were abandoned and Treasure Mountain became inactive. Treasure Mountain has been in the developmental stage since that date. The effects of the merger on Vyteris' condensed consolidated financial statements were not material.


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

        OVERVIEW OF VYTERIS

        Vyteris has developed and produced an electronically controlled transdermal drug delivery system that delivers drugs through the skin comfortably, without needles. This platform technology can be used to administer certain therapeutics either directly to the skin or into the bloodstream.

        Vyteris is a development stage enterprise and, as yet, has not generated any revenues from product sales. Since Vyteris began operations on November 10, 2000, we have devoted the majority of Vyteris' resources to the development of Vyteris' first product, LidoSite. We have been unprofitable since Vyteris' inception and have incurred a cumulative loss of $52 million through September 30, 2004. These losses have resulted principally from expenses incurred in research and development activities. From inception on November 10, 2000 through September 30, 2004, we have incurred approximately $32 million of research and development expenses, $12 million of general and administrative expenses and $10 million of interest expense. Losses are expected to continue.


        Our current business model is to exploit our proprietary technology through the development and commercial introduction of pharmaceutical products. We do not have sufficient capital or the sales and distribution capabilities to perform on our own, all of the steps involved in the commercial introduction of a pharmaceutical product and therefore must partner with pharmaceutical companies that can provide the necessary capital and the sales and distribution know-how and resources. Once we sign a development and marketing agreement with a partner, our objective is to generate revenues from three sources: development fees and related milestone payments during the product development and pre-commercialization phase, royalties on product sales made by our partners and manufacturing income from the supply of product to our partners.

        The process of attracting development and marketing partners begins with one or more feasibility studies. Conducting feasibility studies is a normal recurring part of our business. Our business objective in conducting feasibility studies is to demonstrate the viability of our technology for the development of the product and thereby interest potential partners in entering into a development, marketing and supply partnership with us. Certain feasibility studies are funded by our potential development partners, while others are conducted at our own expense. We set the price for revenue producing feasibility studies at what we anticipate our actual costs to be. We do not expect to make a profit on such activities. Revenue generating feasibility studies have been limited to date and do not occur regularly and are not expected to produce significant revenues for us.

        The business decision making process for choosing a product for development and partnering includes the evaluation of the size of the potential market for the product, the current and expected competition for that product, the expected selling price, the expected cost to manufacture, the sales and distribution capabilities of our potential partner, the patent status of the drug compound, the patent status of our technology with respect to the product, and the cost, timing and degree of difficulty to commercialize the product.

        Our drug delivery technology is unproven in the market place; our LidoSite product is the first such product to be approved for commercial sale by the FDA. The unproven nature of our technology in the market place is the principal challenge we face in attracting a development and marketing partner. In certain instances we will perform feasibility studies on our own and use the data from those studies to attract the interest of potential partners.

        In our development and marketing partnerships we will look to minimize our cash contribution to the development, clinical trials and FDA approval processes and maximize our revenues based on the commercial sales of the products. Each product is different in terms of the costs and time to develop, the clinical trials required, the FDA approval process, the projected manufacturing costs and the projected product pricing and sales levels. Therefore, each development and marketing partnership is expected to have materially different economics for us and our partners.

        Developing pharmaceutical products is an inherently risky business. A pharmaceutical product can fail at any point during the development cycle. Pharmaceutical products can also fail after regulatory approval, as new safety information on the product becomes known after widespread use or as competitive products emerge.

        As we intend to be the manufacturer of each new product, we will have to make significant investments in manufacturing equipment, test materials and facilities for each new product. Certain of our manufacturing lines require long lead times to construct. As a result, we may be required to invest in equipment well before we are able to use that equipment. Our current estimate for the level of capital investment is between $4 million and $6 million for each new product.

        We currently conduct all of our product development, manufacturing and administrative activities at one location in Fair Lawn, New Jersey. We have recently entered into a lease for a second facility that is within walking distance of our current facility.


        On May 6, 2004, we received approval from the FDA to commercially launch our first product, LidoSite. LidoSite is a topical delivery system indicated for use on normal intact skin to provide local anesthesia for needle stick procedures such as injections and intravenous therapies as well as superficial dermatological procedures. Our clinical data indicates that LidoSite reduces the pain associated with needle-stick procedures.


        Our business model with respect to LidoSite was different than our current model. With the LidoSite product we completed the entire development and FDA approval process without a partner, seeking a partner for sales and distribution only.

        In 2002, we entered into a license, development and distribution agreement with B. Braun for our transdermal lidocaine delivery system, LidoSite. The agreement provides, in general, that Vyteris is responsible for the cost of manufacturing the product and B. Braun is responsible for the cost of marketing and selling the product. Vyteris and B. Braun will share the revenues generated by the product in accordance with the agreement. The manner in which Vyteris and
B. Braun share revenues is dependent upon several factors, including the contract year and the selling price per unit.

        Commercial distribution of LidoSite began in January 2005. First year sales are projected at approximately 1 million units. Revenues to Vyteris are projected to be between $4 million and $5 million during the first year. There are no assurances that this level of sales will be attained. As this is our first product, we do not have any experience in high volume manufacturing and


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

therefore, there is the risk that we may not be able to achieve the production level needed to sell 1 million patches. If we are not capable of supplying B. Braun with 1 million units or if B. Braun does not sell 1 million units, our revenues will be less than the $5 million currently projected. Our projected maximum product capacity is 2 million units per year on our current equipment. At this product level we do not anticipate manufacturing the units cost-effectively and expect to post a loss from the sale of LidoSite in the first year. In order to manufacture the product cost-effectively, we need to increase our manufacturing efficiency. We are in the process of executing a manufacturing capacity expansion plan, which we believe will result in increased efficiency, through the leasing of additional manufacturing space and the acquisition of a second manufacturing line that is expected to operate at four to five times the capacity of our current equipment. This manufacturing expansion plan is expected to be completed in the second quarter of 2006 and to cost us between $5 and $6 million.

        Upon signing the agreement, B. Braun made an upfront, non-refundable license fee payment of $300,000 to Vyteris, and purchased $500,000 of Vyteris' common stock. B. Braun has an option to invest another $500,000 in equity upon commencement of sales of LidoSite.

        In November 2000, Becton Dickinson transferred to Vyteris certain assets in exchange for common stock, preferred stock and a royalty agreement. Included in the transferred assets were certain patents. The royalty agreement requires Vyteris to pay a royalty to Becton Dickinson equal to the greater of 5% of revenues earned by Vyteris from the LidoSite product after November 20, 2005 or 20% of the royalties earned by Vyteris from the sale of products subsequent to November 10, 2005 that substantially use any of those certain patents.

        Since our inception in November 2000, we have conducted feasibility studies on several potential products. These activities have resulted in one development and marketing agreement to date, the agreement with Ferring Pharmaceuticals, Inc., or Ferring, for the development and marketing of a female infertility product.

        In September 2004, we entered into a license and development agreement for an infertility product with Ferring. Vyteris and Ferring will jointly develop the infertility product, Vyteris will be responsible for manufacturing the product, and Ferring will be responsible for the marketing and sales of the product. The agreement provides for Ferring and Vyteris to share development costs, for Ferring to fund the clinical trials and regulatory filings, for Ferring to make payments to Vyteris upon our reaching certain milestones, for Ferring to pay a royalty on sales of this infertility product, and for the payment of a transfer price by Ferring to Vyteris upon shipments of the infertility product by Vyteris to Ferring.

        During 2005, we project our share of the development costs on the infertility product to be approximately $1 million. Actual results may be materially higher or lower. We project that the potential milestones to be earned by us over the term of the agreement will approximate our share of the development costs. Actual results may result in the milestones being materially less than our share of the development costs. The current projected development timeline is that an NDA for the product will be submitted to the FDA in 2008 or 2009. No assurances can be given that these timelines will be met, or that the product will not fail during the development process. The revenues to be earned by Vyteris from sales of this product are a function of the selling price, the gross sales made in each year by Ferring, the number of units sold, and the contract year. Our internal computations, based on our assumptions of what the various factors will be, show that our revenues will range from 7% to 20% of product sales by Ferring from a combination of the royalty and the transfer price. Actual results could be higher or lower than this range.



        We have funded our operations from inception on November 10, 2000 through September 30, 2004 through an initial $9 million equity investment made by Spencer Trask Specialty Group, LLC, or STSG; $24 million of debt financing from STSG and its related parties, which was converted into common and preferred stock on March 31, 2004; $15 million from the sale of common stock and warrants through a private placement; $8 million from the sale of bridge notes, also referred to as the December Notes, subsequently converted to equity and warrants through a private placement; $800,000 received in connection with the B. Braun agreement; and $239,000 of cash realized through the sale of approximately $3 million of our New Jersey net operating losses under a program sponsored by the State of New Jersey. In addition, STSG has agreed to provide us with up to $5,000,000 in a working capital facility.


        On September 30, 2004 our cash position was $10.9 million. We expect that our cash position of $10.9 million, together with the funds to be made available to us under the working capital facility, will be sufficient to finance our operations at least through July 2005. We may need to raise additional funds, however, in order to fund operating contingencies, to develop new applications of our technologies, to respond to competitive pressures and/or to acquire or invest in complementary businesses, technologies or services. Additional funding may not be available on favorable terms or at all.


        CRITICAL ACCOUNTING POLICIES


        We consider certain accounting policies related to revenue recognition, accrued expenses, stock-based compensation and operating expenses to be critical to our business operations and the understanding of our results of operations:

REVENUE

        PRODUCT REVENUE. Through September 30, 2004, Vyteris has not had any product revenue. Vyteris will recognizes product revenue, net of allowances for anticipated returns, provided that (1) persuasive evidence of an arrangement exists, (2) delivery to the customer has occurred, (3) the selling price is fixed or determinable and (4) collection is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. The price is considered fixed or determinable when it is not subject to refund or adjustments.

        FEASIBILITY STUDIES. Our revenues from inception on November 10, 2000 through September 30, 2004 have been minimal, totaling $0.7 million and derived solely from research feasibility studies for pharmaceutical companies. Vyteris conducts feasibility studies to demonstrate the viability of its technology to interest potential partners to enter into a development, marketing and supply partnership. Revenues on feasibility studies are measured using the proportional performance method of accounting. Such studies are typically completed within a one- to three-month period. Revenue producing feasibility studies do not occur regularly, are priced at what Vyteris anticipates the actual costs will be and are not expected to produce material revenues or a profit. When applying the proportional performance method, Vyteris relies on total expected input (contract) costs in order to determine the amount of revenue earned to date. Vyteris follows this method because reasonably dependable estimates of the revenue applicable to various contract milestones can be made. Vyteris monitors estimates of total contract revenues and cost on a routine basis throughout the contract period. The cumulative impact of any change in estimates of the contract revenues or costs is reflected in the period in which the changes become known. In the event that a loss is anticipated on a particular contract, provision is made for the estimated loss in the period in which the anticipated loss becomes known. Vyteris issues invoices related to fixed price contracts based on either the achievement of milestones during a project or other contractual terms. Differences between the timing of billings and the recognition of revenue based upon the proportional performance method of accounting are recorded as revenue earned in excess of billings or deferred revenue.

        DEFERRED REVENUE. Non-refundable upfront fees are deferred and recognized as revenue on a straight-line basis over the lives of the agreements.


ACCRUED EXPENSES

        As part of the process of preparing our financial statements, we are required to estimate certain expenses. This process involves identifying services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for such service as of each balance sheet date in our financial statements. Examples of estimated expenses for which we accrue include professional service fees, contract service fees and fees paid to contract research organizations in connection with the conducting of clinical trials. Our estimates are most affected by our understanding of the status and timing of services provided relative to the actual levels of services incurred by such service providers. In the event that we do not identify certain costs which have begun to be incurred or we under-estimate or over-estimate the level of services performed or the costs of such services for a period, our reported expenses for such period would be too low or too high. The date on which certain services commence, the level of services performed on or before a given date and the cost of such services are often estimated. We make these estimates based upon the facts and circumstances known to us in accordance with generally accepted accounting principles.

STOCK-BASED COMPENSATION

        As permitted by SFAS 123, we elected to follow APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for our employee option plans. Under APB 25, no compensation expense is recognized at the time of an option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of the grant and the number of shares to be issued pursuant to the exercise of such options are fixed on the date of the grant.

        We account for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." The fair value of options issued to non-employees is recorded as an expense and we periodically re-measure the option value until the option is exercised, expired or forfeited.

        Currently there is no active trading market for our common stock. Additionally, prior to the merger with Treasure Mountain in September 2004, Vyteris was a private company. Therefore determining the fair value of our common stock involves significant estimates and judgments. In considering the fair value of the underlying stock when we grant options, we consider several factors, including third party valuations and the fair values established by market transactions. Stock-based compensation includes estimates of when stock options might be exercised and stock price volatility. The timing for exercise of options is out of our control and will depend, among other things, upon a variety of factors, including our market value and the financial objectives of the holders of the options. We have limited historical data to determine volatility in accordance with Black-Scholes modeling. In addition, future volatility is inherently uncertain and the model has its limitations. These estimates can have a material impact on stock-based compensation expense in our statement of operations but will have no impact on our cash flows.

OPERATING EXPENSES

        RESEARCH AND DEVELOPMENT EXPENSES. Since inception on November 10, 2000, our research and development activities have been focused primarily on completing the development of, gaining regulatory approval for, and preparing for the commercial launch of our first product, LidoSite.

        All costs related to the development of, and gaining regulatory approval for a product, and all costs incurred in preparing for the commercial launch of a product that must be approved by the FDA before commercial sales can commence, are expensed as incurred, including raw materials costs, manufacturing labor and allocation of overhead. Products manufactured with raw materials acquired subsequent to FDA approval will be capitalized as inventory. We expect that our research and development expenses associated with LidoSite may be reduced in the first part of 2005 and subsequent periods as a result of this accounting treatment; however, we do not expect our total cash outlays to be less.

        GENERAL AND ADMINISTRATIVE EXPENSES. Since inception on November 10, 2000, our general and administrative activities have been focused primarily on supporting our LidoSite product, attracting pharmaceutical partners, capital-raising activities, maintenance of our patent portfolio, building our staff and, more recently preparing ourselves to be part of a publicly-held company.

        RECENTLY ISSUED ACCOUNTING STANDARDS

        The Financial Accounting Standards Board ("FASB") recently issued FASB Statement No. 123 (revised 2004), "Share-based Payment," an Amendment of FASB Statements No. 123 and 95. The change in accounting would replace existing requirements under FAS 123, "Accounting for Stock-Based Compensation," and APB Opinion No. 25, "Accounting for Stock Issued to Employees." This statement covers a wide range of equity-based compensation arrangements. All forms of share-based payments to employees, including employee stock options, would be treated the same as other forms of compensation by recognizing the related cost in the income statement. The expense of the award would generally be measured at fair value at the grant date. We believe that the impact of this new standard will have a material effect on our results of operations.

        In November of 2004, the FASB issued SFAS No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" (SFAS No. 151). SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. SFAS No. 151 also requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. We do not believe that the impact of this new standard will have a material effect on our prospective financial condition or results of operations.

        RESULTS OF OPERATIONS

        The following table sets forth the percentage increases or decreases in certain line items on our income statement for the periods presented:

                                                                 YEARS ENDED            NINE MONTHS ENDED
                                                                  DECEMBER 31,            SEPTEMBER 30,
                                                                 2003 VS. 2002            2004 VS. 2003
                                                                 -------------            -------------
                                                                                           (UNAUDITED)
        CHANGES IN:
        ----------
         Revenues                                                    32%                      (54)%
         Research and development expenses                           21%                       32%
         General and administrative expenses                        (15%)                      67%
         Interest expense, net                                       115%                     475%
         Net loss                                                    16%                      100%

        INCEPTION IN NOVEMBER 2000 THROUGH SEPTEMBER 30, 2004

        REVENUES


        Our revenues from inception (November 10, 2000) through September 30, -2004 have been minimal, totaling $720,500 and derived solely from research feasibility studies for pharmaceutical companies. Total revenues were $92,500 for the nine months ended September 30, 2004, and $200,000, $151,000 and $276,548 for the years ended December 31, 2003, 2002 and 2001, respectively. Revenue from feasibility studies are recognized using the proportional-performance method.

        The process of attracting development and marketing partners begins with one or more feasibility studies. Conducting feasibility studies is a normal recurring part of our business. Our business objective in conducting feasibility studies is to demonstrate the viability of our technology for the development of the product and thereby interest potential partners in entering into a development, marketing and supply partnership with us. Certain feasibility studies are funded by our potential development partners, while others are conducted at our own expense. We set the price for revenue producing feasibility studies at what we anticipate our actual costs to be. We do not expect to make a profit on such activities. Revenue generating feasibility studies do not occur regularly and are not expected to provide material revenues.


        We signed a License, Development and Distribution Agreement with B. Braun on September 20, 2002. Upon execution of that agreement, B. Braun made a milestone payment of $300,000 to us and invested $500,000 in Vyteris common stock. The agreement also provides B. Braun with the option to invest up to an additional $500,000 to purchase equity upon the commercial introduction of LidoSite. The $300,000 milestone payment will be recognized as revenue ratably over the ten-year contract term beginning with the commercial introduction of LidoSite.

        We expect our revenues to increase beginning in the first quarter of 2005 with the expected commencement of sales of our LidoSite product by B. Braun. Our current production capacity is limited, as we will be launching LidoSite from a pilot manufacturing operation and, therefore, our revenues during the early part of 2005 from LidoSite will be constrained by our production capacity.


        We recently entered into an agreement with Ferring for the development, licensing and supply of a product for female infertility. Product development activities and related revenues to Vyteris commenced during the fourth quarter of 2004. We received a license fee payment of $150,000 during the nine months ended September 30, 2004 and an additional $100,000 in the first quarter of 2005. Additionally, we could receive an additional $8.75 million in payments upon the completion of significant milestones during the implementation of the development plan. When the product is commercially launched, Vyteris will receive revenue share payments based upon a percentage of net sales. In addition, a percentage of Vyteris' product development activities will be reimbursed. License fees revenues will be deferred and recognized over the term of the agreement and reimbursement of product development activities will be recognized as incurred. This agreement may be canceled on short notice and may be terminated in the event that Vyteris does not maintain at least three months' cash, as defined in the agreement, during the development period.


        YEARS ENDED DECEMBER 31, 2002 AND 2003

        REVENUES

        Total revenues were $200,000 for 2003 compared to $151,452 for 2002, an increase of 32.1% or $48,548. The increase of $48,548 was related to an increase in feasibility study income earned during the period.

        OPERATING EXPENSES

        RESEARCH AND DEVELOPMENT EXPENSES. We incurred $7.2 million of research and development expenses during 2002. During 2003, our research and development expenses increased by $1.5 million to $8.7 million. During 2002 most of our research and development activities were devoted to the preparation and filing of our NDA for LidoSite. During 2003 our research and development efforts were focused upon the stabilization of suppliers of raw materials for LidoSite, responding to the FDA on our NDA for LidoSite, preparing and validating our systems and processes for our FDA inspection, increasing our production and quality staff and preparing our facility for the commercial manufacture of our LidoSite product.

        GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses totaled $2.9 million in 2002. General and administrative expenses declined to $2.5 million in 2003. This decline was primarily related to the fact that the costs of maintaining and defending our patent portfolio were materially less in 2003 than in 2002.

INTEREST EXPENSES

        During 2001 and 2002, we issued approximately $11.0 million aggregate principal amount of debt instruments, resulting in interest expense of $0.8 million for the year ended December 31, 2002. During 2003, we issued an additional $13.0 million aggregate principal amount of debt instruments, resulting in interest expense of $1.8 million for the year ended December 31, 2003.

        NINE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003

        REVENUES

        Total revenues were $92,500 for the nine months ended 2004 compared to $200,000 for nine months ended 2003, a decrease of 53.8% or $107,500.The decrease of $107,500 was related to a decrease in feasibility study income earned during the period.

        OPERATING EXPENSES

        RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses were $8.5 million and $6.5 million for the nine month periods ended September 30, 2004 and 2003, respectively. These increases were primarily due to an increase in our production, quality control and quality assurance staff in anticipation of commercializing LidoSite and expenditures for raw materials for practice production runs, as well as continued spending on stabilizing raw material suppliers and in preparation of the FDA's inspection of our facility and processes. We intend to continue to invest a significant percentage of our capital in our research and development efforts.

        GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expense was $3.0 million and $1.8 million for the nine month periods ended September 30, 2004 and 2003, receptively, an increase of $1.2 million. This increase is principally attributable to $0.8 million of merger related expenses incurred during the nine months ended September 30, 2004.

        INTEREST EXPENSE, NET

        Interest expense, net was $7.2 million and $1.3 million for the nine month periods ended September 30, 2004 and 2003, respectively, an increase of $5.9 million. This increase is principally attributable to non-cash interest expenses. Non-cash interest expense totaled $6.2 million for the nine months ended September 30, 2004. The non-cash interest expenses related to our 8% convertible secured promissory notes due December 31, 2004, which we refer to as the December Notes; such expenses reflect the costs of the offering of the December Notes, the fair value of the warrants we issued to the investors in that offering, the fair value of the warrants issued to the placement agent in that offering and the beneficial conversion feature associated with the December Notes.

        Management estimates that the warrants issued to the investors with the December Notes had an aggregate fair value of approximately $1.9 million, that the warrants issued to the placement agent had a fair value of $1.2 million and that the beneficial conversion feature had a value of $2.4 million. All of these costs were recognized as interest expense during the nine months ended September 30, 2004.

        LIQUIDITY AND CAPITAL RESOURCES

        CASH FLOW ANALYSIS

        From inception (November 10, 2000) through September 30, 2004, we have used $39.0 million in cash in our operating activities. The principal factor in this use of cash has been our net loss, which aggregated $52.1 million from November 10, 2000, our inception date, through September 30, 2004. Our cumulative net loss, in turn, has resulted principally from $31.9 million of expenditures we have incurred in our research and development efforts, $11.7 million of general and administrative expenses and $9.8 million of interest expense. Partially offsetting our cumulative net loss is depreciation and amortization expense of $8.1 million and a $5.2 million increase in accounts payable, accrued expenses and amounts due to related parties.

        From inception (November 10, 2000) through September 30, 2004, we used $2.8 million of cash in investing activities, reflecting purchases of equipment, the largest component of which is our second manufacturing line. We have nearly completed the payments on our second manufacturing line; through September 30, 2004, we had paid $1.6 million paid out of a total purchase price of $1.8 million. We can expect a significant increase in equipment purchases when and if it becomes necessary to add additional manufacturing capacity.

        We have funded our operations and equipment purchases through our financing activities, producing $52.7 million in net cash from inception (November 10, 2000) through September 30, 2004. Our principal stockholder, STSG, contributed $9 million at our inception; we used those funds to fund our initial operations after we acquired the transdermal systems unit of Becton Dickinson from Becton Dickinson. From that time until 2004, STSG remained our principal source of capital. During 2002 we financed our operations through the issuance of $9.7 million of convertible debt to STSG and other related parties, as well as through a $0.5 million equity investment by B. Braun and an up-front license fee payment by B. Braun of $0.3 million. During 2003, we issued $10 million of convertible debt and $2.9 million of secured debt to STSG and other related parties.

        On March 31, 2004, we consummated a transaction with STSG and a related entity. We issued to STSG and such related party an aggregate of 23 million (such amount does not give effect to the 4.19 conversion ratio applicable to the Treasure Mountain/Vyteris merger) shares of Vyteris common stock, and 7.5 million shares of Vyteris Series C convertible preferred stock in exchange for
(i) the cancellation of $20.4 million principal amount of convertible, secured promissory notes, $2.9 million principal amount of secured promissory notes and $2.6 million of accrued and unpaid interest, (ii) the return of 3,000,000 shares of Vyteris Series B convertible preferred stock and (iii) the cancellation of warrants to purchase 2,035,000 shares of Vyteris common stock. This transaction reduced our debt by approximately $25.9 million, increased our preferred stock by approximately $4.6 million and increased our common sock and paid-in capital by approximately $21.3 million. On the same date, we completed a 1:4 reverse stock split of the Vyteris common stock. All Vyteris share figures presented in this proxy statement give retroactive effect to that stock split.

        During March, April and May, 2004, we issued $8.0 million of bridge notes, maturing December 31, 2004 and referred to in this proxy statement as our December Notes or our Bridge Notes. Additionally, $0.5 million principal amount of convertible debt issued to related parties in the first quarter of 2004 converted into that financing. Spencer Trask Ventures, Inc., an affiliate of our controlling stockholder, acted as placement agent in that transaction and received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2,549,250 shares of Vyteris common stock at $1.00 per share as compensation for acting as placement agent. We also issued warrants to the investors to purchase 4,248,750 shares of Vyteris common stock at an exercise price of $1.00 per share. During September 2004 the $8,497,500 of December Notes converted into a total of 8,497,500 shares of Vyteris common stock. The share numbers and exercise prices in this paragraph and the next paragraph do not give effect to the 4.19 conversion ratio applicable to the Treasure Mountain/Vyteris merger.

        In an offering consummated in September 2004, Vyteris received gross proceeds of approximately $15 million -- including debt incurred in September 2004 which was subsequently converted into equity -- upon the sale of Vyteris common stock and warrants. We issued to the investors a total of 10,040,076 shares of Vyteris common stock and also issued warrants to the investors to purchase 2,510,019 shares of Vyteris, Inc, common stock at an exercise price of $1.875 per share. Spencer Trask Ventures also acted as one of the two placement agents in that offering. The placement agents received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2,510,019 shares of Vyteris common stock at $1.50 per share as compensation for acting as placement agents. We realized net proceeds from the offering of $12.6 million.


        Immediately prior to the offering, Spencer Trask and certain of its related parties agreed to provide us with up to $5.0 million in working capital loans in the form of 11.5% secured demand promissory notes ("Working Capital Facility"). Pursuant to the terms of the Working Capital Facility, amounts drawn under the facility must be repaid on or before November 15, 2005. As consideration for the commitment of the Working Capital Facility, Vyteris issued 4,190,000 shares of common stock to Spencer Trask and certain of its related parties and recorded the fair value of these shares as deferred financing costs of $1.3 million. Each time funds are loaned to us under the Working Capital Facility, we will be required to issue to the lender a common stock purchase warrant to purchase such number of shares equal to the quotient obtained by dividing (i) 40% of the amount loaned by (ii) 0.36. The warrants are exercisable for five years from the date of issuance and have an initial exercise price of $0.36 per share. The Working Capital Facility enables us to borrow up to the lesser of $5.0 million or the sum of qualifying accounts receivable and inventory. At present, our qualifying accounts receivable and inventory are de minimus, pending commencement of the commercialization of our first product. Management estimates that it will borrow funds under this Working Capital Facility in the second quarter of 2005. As of September 30, 2004, no amounts have been loaned to us under the Working Capital Facility. If used, the Working Capital Facility will be secured by a first priority lien on all of our assets.


        CASH POSITION

        As of September 30, 2004, we had a cash balance of $10.9 million and working capital of $8.7 million as compared with a cash balance of $2.3 million and negative working capital of ($25.3) million at December 31, 2003. The increase in working capital is primarily due to the March 31, 2004 transaction with STSG and a related entity, the issuance of $8.5 million of Bridge Notes and the September 2004 sale of approximately $15 million of Vyteris common stock and warrants.

        We expect that our cash position of $10.9 million at September 30, 2004 together with the funds to be made available to us under the Working Capital Facility, will be sufficient to finance our operations at least through July 2005. We may need to raise additional funds, however, in order to fund operating contingencies, to develop new applications of our technologies, to respond to competitive pressures and/or to acquire or invest in complementary businesses, technologies or services. Additional funding may not be available on favorable terms or at all.


        We expect that the internal and external costs of complying with the Sarbanes-Oxley Act of 2002 will be substantial.

        We expect to devote substantial resources to scale-up the manufacturing process for our LidoSite product, to expand our manufacturing capacity for LidoSite and to continue the development of our infertility product. Our funding requirements will depend on numerous factors, including the following:

        o       manufacturing costs of LidoSite;

        o the sales of our initial product, LidoSite, which are expected to begin during the first quarter of 2005;

        o the time and costs required for us to scale-up the manufacturing process;

        o our ability to enter into development partnerships with pharmaceutical companies;

        o the results of the development activities on our planned new products; and

        o the cost involved in preparing, filing, prosecuting, defending, maintaining and enforcing patent claims and other patent related costs.

        CONTRACTUAL OBLIGATIONS AND OTHER COMMITMENTS

        Our contractual obligations and commitments include obligations associated with capital and operating leases and university research agreements as set forth in the table below:

                                                       PAYMENTS DUE BY PERIOD AS OF SEPTEMBER 30, 2004
                                             --------------------------------------------------------------------
                                                               LESS THAN                              MORE THAN 5
                                                  TOTAL          1 YEAR      1-3 YEARS    3-5 YEARS      YEARS
                                             ---------------  ------------  -----------  -----------  -----------
   Operating lease obligations...........     $    608,000     $  304,000    $ 304,000   $       --    $      --
   Manufacturing equipment...............          173,400        173,400           --           --           --
   Capital lease obligations.............           34,560            444       34,116           --           --
   Employee agreements...................          554,000        444,000      110,000           --           --
   University research agreement ........          138,645         49,500       89,145           --           --
                                             ---------------  ------------  -----------  -----------  -----------
   Total.................................     $  1,508,605     $  971,344    $ 537,261    $      --    $      --
                                             ===============  ============  ===========  ===========  ===========


        Upon approval of the proposed amendments to our articles of incorporation, we will exchange certain rights certificates for a total of 7,500,000 shares of Series B Convertible Preferred Stock. Under the proposed terms of the Series B Convertible Preferred Stock, the holders of our

Series B Redeemable Convertible Preferred Stock -- when issued in exchange for the rights certificates provided for in the Treasure Mountain/Vyteris merger and effective as of the time of the merger -- are entitled to receive an annual cash dividend, equal to 8% of the then applicable redemption price, as defined, out of funds legally available, payable quarterly. The dividends on the Series B Preferred Stock are cumulative (from the time that the Vyteris Series A Redeemable Convertible Preferred Stock was retired), whether or not earned or declared, and are to be paid quarterly in arrears. All of the outstanding shares of Series A Redeemable Convertible Preferred Stock were cancelled on September 29, 2004. Therefore, the Series B Redeemable Convertible Preferred Stock was not entitled to a substantive dividend as of September 30, 2004. We expect to accrue dividends of $0.6 million a year.


        Commencing on of the first anniversary date of the first commercial sale of LidoSite, and continuing for one year thereafter, we will be required to redeem, on a quarterly basis, an amount of Series B Preferred Stock equal to 5% of the gross profits derived from the sale of LidoSite. During the following years, we will be required to redeem, on a quarterly basis, an amount of Series B Preferred Stock equal to 10% of the gross profits derived from the sale of LidoSite. The redemption price of the Series B Preferred Stock is $1.00 per share plus any accrued but unpaid dividends.

        We recently entered into a lease for additional space located at 17-01 Pollitt Drive in Fair Lawn, New Jersey, approximately 200 yards from our headquarters building. The lease covers approximately 26,255 square feet of space. We intend to utilize the majority of this space as a second manufacturing facility. The lease term expires in March 2015. Future minimum annual lease payments, which we expect will commence on March 1, 2005, are as follows:

                PERIOD ENDING:
                ---------------
                   September 2005                       $   103,218
                   September 2006                           226,882
                   September 2007                           264,926
                   September 2008                           277,367
                   September 2009                           286,335
                   September 2010                           318,010
                   Thereafter                           $ 1,568,280

CHANGE IN CERTIFYING ACCOUNTANTS

        Ernst & Young LLP is the independent auditor for Vyteris and has been since Vyteris was incorporated in 2000. By virtue of the merger of Vyteris with a wholly-owned subsidiary of Treasure Mountain on September 29, 2004, there was deemed to have been a change in Treasure Mountain's certifying accountants. On November 10, 2004 the audit committee of Treasure Mountain's Board of Directors approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ended December 31, 2004 to replace Madsen & Associates. Such action effected the dismissal of Madsen & Associates as Treasure Mountain's certifying accountants.

        Madsen & Associates served as Treasure Mountain's certifying accountants with respect to the financial statements for the year ended December 31, 2003. As noted in Treasure Mountain's Annual Report on Form 10-KSB for the year ended December 31, 2003, the firm of Sellers and Andersen, LLC served as Treasure Mountain's independent certifying accountants for the year ended December 31, 2002. As reported in Treasure Mountain's Annual Report on Form 10-KSB for the year ended December 31, 2003, there were no disagreements with Sellers & Andersen on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Sellers & Andersen, would have caused them to make reference to the subject matter of the disagreement in connection with its report on Treasure Mountain's financial statements. Further, during the year ended December 31, 2003 and during the period from January 1, 2004 through November 10, 2004, there were no disagreements with Madsen & Associates on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Madsen & Associates, would have caused them to make reference to the subject matter of the disagreement in connection with its report on Treasure Mountain's financial statements. Further, for 2002 and 2003 and through November 10, 2004, none of the events described in Item 304(a)(1)(iv)(B) of the SEC's Regulation S-B occurred.

        Inasmuch as Ernst & Young LLP was the independent auditor for Vyteris throughout the period during which Vyteris planned for the Treasure Mountain/Vyteris merger, Ernst & Young was consulted and provided oral advice during 2004 with respect to the principles applicable to the accounting treatment for such merger. Such advice was an important factor considered by the registrant in reaching a decision with respect to such accounting treatment. Ernst & Young LLP orally advised the registrant that the appropriate accounting treatment is to combine the historical financial statements of Vyteris and Treasure Mountain after giving effect to the merger by recording the merger as the issuance of Vyteris stock for the net monetary assets of Treasure Mountain, accompanied by a recapitalization with no goodwill or other intangibles recorded. Treasure Mountain's former accountants were not consulted with respect to the accounting treatment for the merger.

        Audit reports of Sellers & Andersen and of Madsen & Associates for Treasure Mountain's 2002 and 2003 year-end financial statements contained a modification expressing substantial doubt as to Treasure Mountain's ability to continue as a going concern.

        We requested that Ernst & Young LLP review the disclosures set forth above. We also provided Ernst & Young LLP with the opportunity to furnish us with a letter, addressed to the SEC, containing any new information, clarification of our expression of our views or the respects, if any, in which it does not agree with the statements made by us above. Ernst & Young has determined that no such letter is necessary.

        We also provided Madsen & Associates with a copy of the disclosures set forth above and requested Madsen & Associates to furnish us with a letter addressed to the SEC stating whether it agrees with our statements and, if not, stating the respects in which it does not agree. We have previously filed with the SEC a copy of a letter received from Madsen & Associates in response to that request.

        Representatives of our certifying accountants are not expected to be present at the upcoming special meeting of stockholders.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        INTRODUCTION

        The unaudited pro forma consolidated statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004, combine the historical financial statements of Treasure Mountain with Vyteris after giving effect to the Treasure Mountain/Vyteris merger by recording the transaction as the issuance of Vyteris stock for the net monetary assets of Treasure Mountain, accompanied by a recapitalization with no goodwill or other intangibles recorded. Pro forma adjustments to the statements of operations are computed as if the transaction occurred on January 1 of each period presented and our pro forma earnings per share assumes conversion of the instruments at the beginning of the period or at the date of issuance, whichever is later.

        These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations of Treasure Mountain would actually have been if the Treasure Mountain/Vyteris merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations of Treasure Mountain for any future period or as of any date.

        The unaudited condensed consolidated statements of operations for the periods presented were prepared by combining Treasure Mountain's statements of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 with the statements of operations of Vyteris for the same periods, giving effect to the Treasure Mountain/Vyteris merger as if it occurred on January 1 of each period.

        The historical financial information regarding Treasure Mountain for the year ended December 31, 2003 has been derived from the audited financial statements of Treasure Mountain for the year ended December 31, 2003 included elsewhere in this proxy statement. The historical financial information regarding Treasure Mountain for the nine months ended September 30, 2004 has been derived from the unaudited financial statements of Treasure Mountain for the period from January 1, 2004 to September 29, 2004 (date of merger). The historical financial information regarding Vyteris for the year ended December 31, 2003 has been derived from the audited financial statements of Vyteris for the year ended December 31, 2003, included elsewhere in this proxy statement. The historical financial information regarding Vyteris for the nine months ended September 30, 2004 has been derived from the unaudited financial statements of Vyteris for the nine months ended September 30, 2004.


                                         TREASURE MOUNTAIN HOLDINGS, INC.
                       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                                       NINE MONTHS ENDED SEPTEMBER 30, 2004


                               TREASURE MOUNTAIN                          ADJUSTMENT
                                      (A)                VYTERIS          REFERENCE       ADJUSTMENTS         COMBINED
                              ----------------------------------------------------------------------------------------------
Revenues                          $          --       $      92,500                                       $         92,500

Operating expenses:
   Research and development                  --           8,544,546                                              8,544,546
   General and administrative            73,298           2,979,622          (1)             (56,344)            2,996,576
                              ------------------------------------------               -------------------------------------
Total operating expenses                 73,298          11,524,168                          (56,344)           11,541,122

Interest income                              --              (7,755)                                                (7,755)
Interest expense to
   related parties                           --             787,299                                                787,299
Interest expense                            209           6,403,511                                              6,403,720
                              ------------------------------------------               -------------------------------------
Net loss                          $     (73,507)      $ (18,614,723)                     $   (56,344)     $    (18,631,886)
                              ==========================================               =====================================

Basic and diluted net
  loss per share                                                                                          $          (1.07)
                                                                                                         ===================
Basic and diluted net
  loss per share, pro
  forma (2)                                                                                               $          (0.26)
                                                                                                         ===================
Weighted average basic
  and diluted shares
  outstanding                                                                                                   17,490,594
                                                                                                         ===================
Weighted average basic and
    diluted shares
    outstanding, pro forma
    (2)                                                                                                         73,036,919
                                                                                                         ===================

(A)  For the period from January 1, 2004 to September 29, 2004 (date of merger).

NOTE 1.  To eliminate merger related costs.

NOTE 2. To give effect to the conversion of rights certificates into common shares.


                                                  TREASURE MOUNTAIN HOLDINGS, INC.
                                PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                                                FOR THE YEAR ENDED DECEMBER 31, 2003


                                          TREASURE                             ADJUSTMENT
                                          MOUNTAIN            VYTERIS           REFERENCE       ADJUSTMENTS         COMBINED
                                       --------------------------------------------------------------------------------------------
Revenues                                $        2,297    $       200,000                                       $        202,297

Operating expenses:
   Research and development                          -          8,734,871                                              8,734,871
   General and administrative                   30,247          2,454,922          (1)              425,000            2,910,169
                                       --------------------------------------------------------------------------------------------
Total operating expenses                        30,247         11,189,793                           425,000           11,645,040

Interest income                                      -             (5,775)
                                                                                                                          (5,775)
Interest expense                                   144          1,787,143          (2)              (20,055)            1,767,232
                                       --------------------------------------------------------------------------------------------
Net loss before state income taxes             (28,094)       (12,771,161)                          (20,055)          (13,204,200)
Benefit from state income taxes                      -           (238,584)                                               (238,584)
                                       --------------------------------------------------------------------------------------------
Net loss                                $      (28,094)   $   (12,432,577)                   $     (404,945)    $     (12,965,616)
                                       ============================================================================================

Basic and diluted net loss per share                                                                            $           (0.89)
Basic and diluted shares outstanding                                                                                   14,498,073

        MERGER TRANSACTION

NOTE 1. To record $.425 million of expenses related to the reverse merger transaction based upon the assumption the transaction occurred as of January 1, 2003.

VYTERIS PRE-MERGER TRANSACTIONS WHICH WERE PRE-CONDITIONS TO COMPLETION OF THE MERGER

NOTE 2. To eliminate the interest expense for the period July 1, 2003 to December 31, 2003 assuming that the exchange of $500,000 principal amount of Becton Dickinson convertible note for 166,667 shares of common stock, common stock warrants and $250,000 in cash based on the assumption the transaction occurred on the issue date, July 1, 2003.

VYTERIS' BUSINESS

        FOR PURPOSES OF THIS DISCUSSION OF VYTERIS' BUSINESS, ALL REFERENCES TO THE TERMS "WE", "OUR" AND "US" FOR PERIODS ON OR BEFORE SEPTEMBER 29, 2004 REFER TO VYTERIS AND FOR PERIODS AFTER SEPTEMBER 29, 2004 REFER TO THE ENTITY FORMED BY THE COMBINATION OF VYTERIS AND TREASURE MOUNTAIN.

        OVERVIEW

        We have developed and produced an electronically-controlled transdermal drug delivery system that delivers drugs through the skin comfortably, without needles. This platform technology can be used to administer certain therapeutics to the skin or into he bloodstream. Please refer to the section of this proxy statement entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview" for a general description of our business.

        Our drug delivery technology cannot be applied to all drug compounds. We have screened a large number of drug compounds to ascertain if our drug delivery technology is applicable. The amount of drug required to be delivered to be effective, the size of the drug compound's molecule and the electrical charge of the drug compound, are the key determinants in establishing applicability. We are focusing our development efforts on a number of drugs within this group that target large potential markets and for which our technology may offer significant therapeutic, economic or lifestyle advantages over existing drug delivery methods. In addition to LidoSite, we have initiated development of two other products -- one to deliver a drug therapy for female infertility and one to deliver a drug therapy for migraine headaches. We also have a third product, at an earlier stage of development, for the active transdermal delivery of a currently-marketed therapeutic drug to treat Parkinson's disease.

        Our business strategy is to enter into arrangements with strategic partners for the development, marketing, sales and distribution of our potential future products. We expect that our strategic partners will finance some of our research and development expenses, finance the clinical trials and finance the costs of marketing, sales and distribution. In addition, we expect that our strategic partners will pay us a royalty on sales of the products and a transfer price on delivery of the manufactured products.

        On May 6, 2004, we received approval from the FDA to commercially launch our first product, LidoSite. LidoSite is a topical delivery system indicated for use on normal intact skin to provide local anesthesia prior to needle stick procedures such as injections and intravenous therapies as well as superficial dermatological procedures. Our LidoSite product consists of single-use, disposable patch containing a medication, lidocaine, and a small, re-usable and programmable electronic dose controller. Our compact system can be pre-programmed to deliver medication in numerous delivery profiles, from a single large dose to multiple timed and variable doses. We expect that our additional products will be similarly constituted and that these advantages may increase the potential markets for targeted therapeutics, and in some cases create new markets. We have entered into a marketing agreement with B. Braun to act as our exclusive, worldwide sales and marketing distributor for LidoSite. We expect sales by B. Braun to commence during the first quarter of 2005. Our clinical data indicates that LidoSite reduces the pain associated with needle-stick procedures.

        We recently entered into an agreement with Ferring Pharmaceuticals, Inc., a leading pharmaceutical company in women's health, with respect to the development, licensing and marketing of a female infertility therapy product based on our technology.

        The intellectual property that we own is based on significant improvements we have made to our drug delivery technology during our 14 years of research and development, ten of which were as a division of Becton Dickinson. We have a portfolio of U.S. and international issued patents. A significant portion of our intellectual property relates to the design and manufacture of our proprietary disposable, active transdermal patches and electronic dose controllers.

        TECHNOLOGY

        OVERVIEW OF ELECTROTRANSPORT, OR ACTIVE TRANSDERMAL DELIVERY

        Our technology is based on a process known as electrotransport, or more specifically iontophoresis, a process that transports drugs through the skin by applying a low-level electrical current. This process differs significantly from passive transdermal drug delivery that relies on the slow, steady chemical diffusion of drugs through skin. Passive drug delivery patches have a limited number of applications: smoking cessation, birth control, hormone replacement therapy, angina and motion sickness.

        By contrast, using electrotransport, certain drugs can be delivered through the skin many times faster than by passive transdermal patches. As a result, electrotransport is referred to as active transdermal delivery. Moreover, the delivery rate can be programmed or adjusted electronically. For example, active transdermal delivery can duplicate the steady or periodic delivery patterns of intravenous infusion.

        Active transdermal delivery can be applied to more drugs than is possible with passive transdermal delivery. Furthermore, because the drug is only delivered when the current is on, our delivery system is precise, controllable and programmable. We believe that these attributes present a distinct advantage for the administration of many drugs where achieving precisely-controlled levels will greatly improve therapeutic outcomes as well as reduce or eliminate side effects.

        THE VYTERIS APPROACH TO ELECTROTRANSPORT

        Our proprietary technology is the result of over 14 years of research and an investment of over $115 million while part of Becton Dickinson and after our acquisition from Becton Dickinson. Our goal, and the goal of the original developers of our technology at Becton Dickinson, was to fully realize the potential of this technology by creating irritation-free, easy to use, wearable, low-cost, and disposable systems that would be specifically designed to improve the administration of certain drugs to address high-value unmet medical needs.

        We have developed a proprietary approach encompassing a series of significant improvements to drug formulation and commercial manufacturing. We have used this approach with our first product, our LidoSite product, which we expect to launch commercially with our distribution partner B. Braun in the near future: we expect sales by B. Braun to commence during the first quarter of 2005.

        Many of our innovations center on the way we have approached designing and producing electronically-controlled drug delivery patches. Our patches are pre-filled with the drug during the manufacturing process, making them easy to use. Our patches are designed to be low cost and disposable after a single use. Further, we have designed our patches so that they can be quickly and cost-effectively mass-produced using automated systems, which we believe will provide us with substantial cost efficiencies as we scale up our operations. Our patch design enables us to produce patches that are small and discreet.

        To complement our patch design, we have approached the design of electronic controllers with the goal of assuring that they can be small, wearable, simple to operate and programmable to handle simple as well as complex drug delivery routines. The dose controller contains a miniature battery and circuitry that controls delivery rate and is capable of recording information on the amount and time of drug delivered. We believe the controllability and programmability offered by our technology are distinct competitive advantages that will enable our products to deliver more consistent and predicable results for a broad range of existing and new drugs. Using this technology, we believe we can create a variety of cost-effective, wearable, drug delivery systems that are discreet and easy to use in both a clinical environment as well as for day-to-day self-medication programs such as hormone treatment and pain management.

        PRODUCTS

        After careful analysis of many FDA-approved drugs suitable for iontophoresis, we have, thus far, identified the following four initial areas in which to concentrate our product development efforts:

        o       local anesthesia, our LidoSite product;

        o       female infertility;

        o       migraine; and

        o       Parkinson's disease.

        We have signed a worldwide marketing and license agreement with B. Braun for our first product, our LidoSite product. We recently signed a second agreement, a development, licensing and marketing agreement for a female infertility product, with Ferring Pharmaceuticals, Inc., a leading pharmaceutical company in woman's health. We plan to initiate clinical studies for our female infertility product in 2005. We completed a Phase I clinical study on our migraine product in 2004. There are several other products for treatment of osteoporosis, deep vein thrombosis, congestive heart failure, nausea and muscular dysfunction for which we are analyzing market need, technical feasibility and degree of difficulty in developing.

        FIRST COMMERCIAL PRODUCT: LIDOSITE

        Many patients, parents, and medical professionals see the pain of needle insertion as a significant concern. Pharmaceutical companies are developing products, including pulmonary insulin, nasal flu vaccine, and oral heparin, ostensibly to avoid needle-based administration. In a 2001 national survey by Omnital Bruskin Research, 63% of parents considered children's visits to the doctor uncomfortable, and 1 in 5 said the pain associated with needle injections was a major concern. According to Vyteris' internal research, There are over 250 million needle-stick procedures performed annually in U.S. hospitals, 33 million of which are pediatric, and an estimated 80 million pediatric immunization procedures performed in physicians' offices.

        In an attempt to numb the skin prior to needle-stick procedures, clinicians have used local anesthesia products based on passive transdermal technology -- i.e., patches and creams. Such products have enjoyed some commercial success but have significant drawbacks because they are very slow to take effect -- 60 to 90 minutes -- and achieve limited depth of anesthesia.

        Our LidoSite product uses our technology to achieve more rapid, deep local anesthesia prior to needle-stick procedures. We have received FDA approval to begin selling our LidoSite product in the United States. We expect B. Braun to commence sales in the first quarter of 2005.

        Our LidoSite product delivers lidocaine, along with a small quantity of epinephrine, a drug that helps lidocaine work faster and last longer by accelerating the onset of anesthesia and extending the duration of pain reduction. The system consists of a patch that adheres to the skin and contains the medication and a small reusable battery-powered, wearable electronic dose controller that connects to the patch. Placebo-controlled clinical studies have shown that use of our LidoSite product will significantly reduce the pain of both pediatric and adult needle-stick procedures, including blood draws and catheter insertions into a vein, as well as other skin incision or puncture procedures.


        Our agreement with B. Braun calls for Vyteris to be responsible for manufacturing and delivery of the LidoSite product to B. Braun at one site in the United States designated by B. Braun. Title and risk of loss transfer to B. Braun upon delivery of the LidoSite product by Vyteris. Vyteris has no storage obligations once the product has been delivered to B. Braun. B. Braun will be responsible for marketing, distribution and international registration and will have the right to distribute the product in such manner as it shall determine.

        Commercial distribution of LidoSite began in January 2005. First year sales are projected at approximately 1 million units. Revenues to Vyteris are projected to be between $4 million and $5 million during the first year. There are no assurances that this level of sales will be attained. As this is our first product we do not have any experience in high volume manufacturing and therefore there is a risk that we may not be able to achieve the production level needed to sell 1 million patches. If we are not capable of supplying B. Braun with 1 million units or if B. Braun does not sell 1 million units, our revenues will be less than the $4 million to $5 million currently projected. Our projected maximum production capacity is 2 million units per year on our current equipment. At this production level we do not anticipate manufacturing the units cost-effectively and expect to post a loss from the sale of LidoSite in the first year. In order to manufacture the product cost-effectively, we need to increase our manufacturing efficiency. We are in the process of executing a manufacturing capacity expansion plan, which we believe will result in increased efficiency, through the leasing of additional manufacturing space and the acquisition of a second manufacturing line that is expected to operate at four to five times the capacity of our current equipment. This manufacturing expansion plan is expected to be completed in the second quarter of 2006 and to cost us between $5 and $6 million.

        B. Braun, a multinational medical products company based in Melsungen, Germany, has over $2.7 billion in worldwide revenue, and operates in over 50 countries with more than 28,000 employees. B. Braun is a U.S. market leader in regional anesthesia products with a U.S. sales force comprised of 100 dedicated sales representatives and more than 1,000 sales representatives through its distributor network. B. Braun markets a wide variety of healthcare products including infusion pumps, medical filters, needle-free intravenous systems, wound care products, surgical and anesthesia trays used for pain control, catheters, urological solutions and other medical and surgical supplies. We believe that B. Braun's focus on pain management, critical care and anesthesia products and its global marketing reach make it an excellent distribution partner for our LidoSite product.


        TARGET MARKETS FOR OUR LIDOSITE PRODUCT

        We believe the need for rapid dermal anesthesia is present in a broad and diverse array of market segments. The roll out of market adoption is planned to occur in four phases:

        o       U.S. HOSPITALS - Projected launch in the first quarter of 2005.

                We believe that B. Braun is positioning our LidoSite product for use with pediatric patients, 5-17 years old, and adults in hospitals to provide local dermal anesthesia prior to intravenous therapy starts, blood draws and other similar needle stick procedures.

        o       OTHER U.S. MARKETS - Planned launch in 2005.

                These markets include dermatological and medical clinics.

        o       FOREIGN MARKETS - Planned launch in 2006.

        o       U.S. IMMUNIZATION MARKET - Planned launch in 2007.

                Targeted for children younger than five years, we intend to conduct clinical trials and apply to the FDA to extend our labeling to the younger segment to be able to serve more of the market for clinic and physician-office based immunizations, of which we estimate there are approximately 80 million performed annually in the U.S., based on birthrate statistics from the Department of Health and Human Services.

KEY ADVANTAGES OF OUR LIDOSITE PRODUCT

        We believe that our LidoSite product will have substantial advantages over other local anesthesia products available on the market because our clinical trials have shown it consistently prevents pain to a greater depth, thereby being useful for a wider range of procedures, reliably takes effect within 10 minutes as compared to 60 to 90 minutes for passive patches or creams, and is easy to use.

        TRENDS SUPPORTING THE MARKET OPPORTUNITY FOR OUR LIDOSITE PRODUCT

        Currently, the principal means of administering local dermal anesthesia, such as lidocaine, is by needle injection, which is fast, effective and long lasting. However, lidocaine injection, although widely-used for adult dermatological procedures, such as skin biopsy, and prior to the placement of large-bore hypodermic needles, such as for spinal punctures, is rarely used in children for the many routine needle-sticks associated with blood draws, intravenous catheter insertions and immunization.

        The unmet clinical need for an alternative to lidocaine injection is evidenced by the market acceptance of a topically applied lidocaine cream, EMLA(R), marketed by Astra Zeneca. EMLA was introduced in 1997. According to IMS, sales of EMLA have increased each year since its introduction and approached $80 million in 2002. According to the Journal of the American Academy of Dermatology (April, 2001), EMLA takes 60 to 90 minutes to achieve anesthesia. Despite this, EMLA has gained widespread acceptance as an alternative to lidocaine injection, especially in pediatric hospitals and clinics. Even when EMLA is given enough time to become effective -- that is, 60-90 minutes -- anesthesia is limited to a depth of 2-3 mm according to the Journal of the American Academy of Dermatology (April, 2001). Vyteris believes the onset time required and the depth of anesthesia achieved makes this product less suitable or impractical for many potential applications. Yet, despite the many drawbacks to EMLA, it has captured significant market share and growth since its introduction. Vyteris believes this is primarily due to its being the only legitimate alternative to an injection of lidocaine for topical anesthesia. Clinical trials have shown that our LidoSite product:

        o       works faster -- 10 minutes;

        o       provides deeper anesthesia -- 6-10 mm; and

        o is better suited for applications in the clinic, where time and staff productivity are important.

        We anticipate that our LidoSite product will be priced competitively with EMLA on a per procedure basis.

        ADDITIONAL PRODUCT PIPELINE

        FEMALE INFERTILITY. We are in the early stages of development of a product to treat female infertility. It is designed to deliver an FDA-approved hormone which induces ovulation when delivered in short, timed pulses throughout the day and night. Current delivery methods fall short of this objective because they are inconvenient, costly and invasive. To be effective, medication must be delivered in multiple daily doses continuously for 14 days during a female's 28-day cycle. Women seeking the benefits of this therapy must either receive multiple injections per day or wear an uncomfortable intravenous pump. We believe that our potential infertility product would offer the possibility of administering this hormone in multiple transdermal pulses automatically, around the clock, in a convenient and comfortable manner.


        According to a 2002 study from Business Communications Company, Inc., the total US market for the treatment of infertility was $2.1 billion in 2001 and is expected to grow to $5.2 billion in 2006. We have already completed pre-clinical testing of this product and have demonstrated the feasibility of delivering multiple infusions of this hormone via iontophoresis through in vivo animal studies. Our data demonstrates that we can achieve blood hormone levels using pulsed iontophoretic delivery that are comparable to that achieved by multiple injections.

        We have entered into a license and development agreement and a supply agreement with Ferring for infertility products. The principal terms of the agreement call for Ferring and Vyteris to share the development costs, for Ferring to pay for the costs of the clinical trials and regulatory filings, for Ferring to make milestone payments to us, for Ferring to pay us a royalty based on sales and for Ferring to pay us a transfer price for manufacturing the product.

        During 2005, we project our share of the development costs to be approximately $1 million. Actual results may be materially higher or lower. We project that the potential milestones to be earned by us over the term of the agreement will approximate our share of the development costs. Actual results may result in the milestones being materially less than our share of the development costs. The current projected development timeline is that an NDA for the product will be submitted to the FDA in 2008 or 2009. No assurances can be given that these timelines will be met, or that the product will not fail during the development process. The revenues to be earned by Vyteris from sales of this product are a function of the selling price, the gross sales made in each year by Ferring, the number of units sold, and the contract year. Our internal computations, based on our assumptions of what the various factors will be, show that our revenues will range from 7% to 20% of product sales by Ferring from a combination of the royalty and the transfer price. Actual results could be higher or lower than this range.

        The remaining steps before marketing approval of this product include the successful completion of Phase I, Phase II and Phase III clinical trials. We estimate that this will take at least four to six years to complete.


        MIGRAINE. The treatment of migraine requires rapid onset of medication. A class of compounds known as "triptans" is currently considered the best treatment. We believe that a significant opportunity exists to improve the efficacy of triptan therapy for migraines by changing the method by which triptans are administered. Taken orally, triptans often fail to deliver sufficient quantities of medication in the short time frame required to optimally treat migraine onset. Further, they often fail to prevent the second episode, known as recurrence, that many migraine patients suffer within 12 to 18 hours after a first attack. Our technology's programmed delivery capability allows rapid delivery into the bloodstream, to act fast in treating the headache, followed by a steady low-level maintenance dose to potentially prevent recurrence. This can be accomplished automatically in a non-invasive, convenient product. We know of no other product in the market or under development with this dual capability. This profile of delivery represents a unique and significantly improved therapy and Vyteris believes it could be a potentially effective way of preventing recurrent migraine headaches.

        According to The Gale Group (PRNewswire, June 1999), approximately 23 million people in the U.S. suffer from severe migraine headaches. According to a report from Decision Resources, sales of prescription drugs to treat migraine totaled approximately $1.9 billion in 1999 in the world's largest pharmaceutical markets, the U.S., the United Kingdom, France, Germany, Italy and Spain. That report also estimated that such sales would grow to $3.1 billion by 2009. Many who suffer from migraine claim they cannot work or function during an attack; others feel extremely ill or depressed. We believe that being able to deliver a rapid dose followed by a steady, low-level maintenance dose non-invasively, over an extended period, would benefit many migraine sufferers. We initiated Phase I clinical investigations of a migraine product in July of 2004, and we are currently seeking to put a marketing, development and supply agreement in place with a potential partner. The remaining steps before marketing approval of this product are successful completion of additional pre-clinical studies and Phase I, Phase II and Phase III clinical studies. We estimate that it will take five to seven years, if not longer, before this product can be marketed for sale, although we cannot assure investors that further time will not be required or that we will ever reach commercialization of this product.

        PARKINSON'S DISEASE. Parkinson's disease is a progressively debilitating illness, which breaks down areas of the brain that are thought to control the coordination of body movements. While the cause of this disease is unknown, the symptoms are believed to be caused by the brain's inability to produce dopamine, a naturally produced chemical that is responsible for healthy function of the human nervous system.

        Parkinson's is generally treated with dopamine or drugs that stimulate dopamine production called dopamine agonists, either alone or in combination. There are significant disadvantages and side effects associated with the oral delivery of dopamine agonists. We believe these side effects can be greatly reduced with our drug delivery technology. We have conducted preliminary research with a drug commonly used in the treatment of Parkinson's disease. Because active transdermal delivery has been shown to provide steady and highly precise delivery of drugs, as evidenced in our clinical trials and various research studies, we believe that an active transdermal product could benefit greatly the treatment of Parkinson's disease by providing a more steady and controlled level of drug in the blood stream than is possible by the ingestion of pills, which typically produce characteristic high, followed by low, blood levels of the drug as they are taken, digested and metabolized by the body. Bypassing the gastro-intestinal tract may reduce the incidence of nausea, and achieving a steady concentration of the drug in the blood stream may reduce the incidence of hallucination and nightmare. In addition, use of a once-a-day patch, in lieu of orally dosing three times per day, may improve patient convenience and compliance and may provide greater flexibility and control of dosing.

        According to the National Parkinson Foundation, Inc.'s website, as many as 1.5 million Americans are currently afflicted with Parkinson's. This number is expected to grow to 2 million in 2005.

        The remaining steps before marketing approval of this product are successful completion of additional pre-clinical studies and Phase I, Phase II and Phase III clinical studies. We estimate that this will take five to seven years, or longer.

        We are currently engaged in pre-clinical development studies involving dopamine agonists.

        OTHER THERAPEUTIC AREAS

        We believe that the ability to provide painless, non-invasive programmable medication delivery has wide applicability in a variety of healthcare settings and for a wide variety of compounds and therapies. Our research and business development efforts are geared towards quantifying the opportunities and moving forward with the most promising of them. Examples of additional opportunities are: osteoporosis, deep-vein thrombosis, nausea, muscular dysfunction and congestive heart failure.

        OUR STRATEGY

        Our goal is to exploit our proprietary technology through the development and commercial introduction of a number of successful products incorporating pharmaceuticals into our drug delivery systems. Our business strategy is to identify unmet medical needs, define products that address those needs, evaluate the market potential of the defined products, develop such products through an appropriate clinical stage, partner with strong marketing companies, complete the development of such products in collaboration with our partners, manufacture such products, and commercially launch such products through our marketing partners.

        We focus our efforts on applying our platform technology in therapeutic areas where our approach to drug delivery can substantially improve a drug therapy, offering advantages over existing methods of delivering the same drug. We intend to partner with pharmaceutical and other healthcare companies that are market leaders in the specific therapeutic areas and which can provide immediate market access and financial support during the later stages of clinical studies. Currently, we are focused on FDA-approved drugs. We believe this approach reduces clinical risks and eliminates certain costly and time consuming pre-clinical and clinical studies, thereby shortening time to approval and materially reducing costs.

        To achieve our objectives, we plan to implement the following business strategy:

        o APPLY OUR DRUG DELIVERY TECHNOLOGY TO SPECIFIC THERAPIES WHERE IT CAN IMPROVE DELIVERY AND EFFICACY WHILE REDUCING SIDE EFFECTS. We plan to use our proprietary technology to create products that provide fundamental improvements in therapy, greatly improving drug efficacy, eliminating side effects and reducing patient discomfort and inconvenience, thereby improving compliance and lowering healthcare costs.

                We believe our patented platform drug delivery technology is applicable to a broad range of pharmaceuticals. Our goal is to use our technology to develop pharmaceutical products that are programmable, non-invasive, safe and effective, as well as offer consistent, predictable and reproducible results.

                We intend to develop pharmaceutical products based on FDA-approved drugs that can substantially improve the therapeutic value of drugs currently delivered by oral


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

                means, injection, infusion or other means; expand market penetration for existing therapeutics currently delivered by oral means, injection, infusion or other routes; extend existing patent protection or offer new patent protection, providing important competitive advantages to our strategic partners and ourselves; and enable the commercialization of drugs or therapies that cannot be effectively administered through other drug delivery methods.

        o REDUCE DEVELOPMENT RISK AND COSTS BY FOCUSING ON APPROVED DRUGS. We plan to focus on drugs with proven safety and efficacy and that are approved for marketing by the FDA, but which have certain limitations in their existing delivery forms. We believe that working primarily with drugs that have demonstrated safety and efficacy reduces our technical risks and development costs and we believe we will be able to bring new products to market faster.

        o RETAIN CONTROL OF PRODUCT DEVELOPMENT. In most cases, we plan to develop products through to at least proof of concept in humans before strategic partnering, thereby establishing more value for our products. We believe this will put us in a stronger position to negotiate marketing agreements with prospective partners that will provide more value to us. We also plan to retain control of product development after partnering through to commercial introduction. By retaining control of product development we believe we will be able to retain a more significant share of product revenues.

        o DEVELOP MARKETING ARRANGEMENTS WITH LEADERS IN SPECIFIC THERAPEUTIC AREAS. We will seek marketing and late stage development partnerships with pharmaceutical companies that can provide established, significant market access as well as finance late stage clinical trials. Generally, we will expect our partners to handle sales, marketing and distribution while we retain manufacturing responsibility.

        o CONCENTRATE ON THERAPEUTIC AREAS WITH LARGE MARKETS. We intend to focus on areas where we believe that the United States market potential for each of our products is at least $200 million annually and more than $300 million on a worldwide basis. By the use of the term "market potential", we are referring to the dollar amount that we believe consumers would be willing to spend for safe and effective products focused on a specific need. We intend to target highly profitable applications of our technology where we believe we can materially increase, or even create, the market.

        o MANUFACTURE COMPLETE PRODUCTS. We have established an experienced manufacturing team. A substantial portion of our intellectual property resides in the design and manufacturing of our proprietary products. We intend to formulate, manufacture and package the patches and outsource the manufacture of the controllers. By controlling manufacturing, we believe that we can retain a greater share of product revenues, better protect and enhance our intellectual property, position ourselves to establish manufacturing economies of scale, create capacity to support a number of product partnerships, control costs, assure high quality and oversee regulatory compliance.

        o EXTEND THE APPLICATION OF OUR TECHNOLOGY. We intend to continue to further the development of our technology, through university collaborations and licensing and technology collaborations, to extend the ability of our technology to deliver larger molecules, and other high-value applications. We intend to continue to seek patent protection in the U.S. and elsewhere for our technological advances.

        CLINICAL STUDIES

        We have received FDA approval for the sale of our LidoSite product in the United States. Prior to receiving FDA approval, LidoSite underwent extensive clinical and laboratory testing, culminating in the completion of Phase III clinical studies in the fourth quarter of 2001. Those Phase III clinical studies involved 15 sites within the U.S. and over 1,000 human applications of our system, testing various aspects such as safety, wearability, pain sensation and reliability. Under the appropriate Investigative New Drug provision of the Food, Drug and Cosmetic Act, we conducted the following studies of our lidocaine system in humans.

        PHASE I CLINICAL STUDIES.

        Phase I clinical studies were initiated as early as 1995 and consisted of several series focused on:

        o       finalizing the design of the system;

        o       seeing how deep the numbness goes;

        o       looking at the amount of drug that gets into the blood stream;

        o       determining if it matters where you place the patch on the body;

        o making sure the lidocaine that is administered does not contaminate the blood samples that are drawn from the site where the patch was on the skin; and

        o       comparing the performance of the patch to EMLA lidocaine cream

        PHASE II CLINICAL STUDIES.

        One study of 48 pediatric -- i.e., 5-18 years old -- patients was conducted in a major mid-west children's hospital to measure the pain sensation, or lack thereof, associated with actual clinical use of the Vyteris lidocaine system. The participants were patients that needed to have a needle placed through their skin and into a vein because of the need to draw blood or the need to insert an intravenous catheter for infusion of IV medication. During these studies, which were randomized and placebo-controlled, clinical investigators noted pain scores during needle penetration. From these studies, we were able to conclude that the system could be used easily on these patients and a statistically significant pain reduction was noted over the placebo patches.


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

        PHASE III CLINICAL STUDIES.

        Vyteris conducted four Phase III clinical studies to demonstrate the efficacy and safety of our lidocaine delivery system when used for local dermal anesthesia on intact skin. These large-scale studies consisted of two studies involving puncture of the skin by needles and two dermatological studies involving minor incisions of the skin or the use of lasers to treat skin conditions. In all, over 650 patients were evaluated in the four studies. The two large-scale studies consisted of a double-blind evaluation of our lidocaine delivery system in pediatric patients, ages 5 to 17, and a double-blind evaluation of the system in adult patients. In children aged 5 to 17 as well as adults, the study results demonstrated that those treated with our lidocaine delivery system reported significantly less pain than subjects treated with a placebo system. When we refer to a "double-blind evaluation", we are referring to a testing procedure in which both the patients and the administrators were unaware of which patients were receiving placebos and which patients were using our lidocaine system.

        REGULATORY STATUS OF OUR LIDOSITE PRODUCT

        Our LidoSite product is considered a "combination" product by the FDA, as it consists of a drug-filled patch and a device, our controller. For a combination product, approval by the FDA requires that a New Drug Application, or NDA, and a 510(k) notification be submitted to the FDA. In addition, an acceptable Pre-approval Inspection, or PAI, of our facility, quality systems and data documentation by the FDA is required. We have reached the following milestones with respect to the FDA approval process of our LidoSite product:

        o July 25, 2003. We received an "approvable" letter from the FDA indicating that the NDA for the drug component of the LidoSite product i.e., the lidocaine-filled patch was approvable pending a successful PAI, submission of certain additional information requested by the FDA and final determination of labels and labeling.

        o August 20, 2003. Our 510(k) pre-market notification of the electronic dose controller was determined by the FDA to be substantially equivalent to prior marketed devices and, therefore, cleared for sale.

        o January 30, 2004. The FDA completed its Pre-Approval Inspection, or PAI, of our facility. As a result of that inspection, the FDA's New Jersey District office recommended that the NDA be placed in an approvable status.

        o May 6, 2004. We received approval from the FDA to commercially launch our LidoSite product in the United States.

        COMPETITION

        Our LidoSite product, and any future products which we may develop, will likely compete with both conventional drug delivery methods and advanced drug delivery methods.


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

        CONVENTIONAL DRUG DELIVERY METHODS

        Traditionally, the pharmaceutical industry has relied on oral delivery and injection as the primary methods of administering drugs:

        o CONVENTIONAL ORAL METHOD. Conventional, oral drug dosage forms, such as pills and capsules, are the most common types of drug delivery. Oral drug delivery methods are easy to administer, but their efficacy can be limited because drugs must first pass through the digestive system and liver before being absorbed into the bloodstream. Orally delivered drug dosages must, therefore, be large to overcome the degradation that occurs in the gastrointestinal tract and liver. As a result, conventional oral dosage forms often produce higher initial drug levels than are required to achieve the desired therapeutic effects, thereby increasing the risk of side effects, some of which can be serious. Also, it is difficult to maintain therapeutically optimal drug levels using oral drug delivery methods. Further, oral drug delivery methods can require patients to follow inconvenient dosing routines, which may diminish patient compliance with self-medication schedules.

        o INJECTION METHODS. Injectable drug dosage forms generally provide rapid onset of therapeutic action and offer many of the same advantages as conventional oral drug dosage methods. Injectable drug delivery methods use needles, raising the possibility of needle-stick injuries, as well as the risk of infection to the caregiver and the patient. The use of needles also increases patient anxiety due to the pain of injection. Further, patients often find self-injectable therapies unpleasant. As a result, injected drugs for many chronic and subchronic diseases meet with varying degrees of patient acceptance and compliance with the prescribed regimens, which can lead to increased incidence of medical complications and potentially higher disease management costs. In addition, some elderly, infirm or pediatric patients cannot administer their own injections and require assistance, thereby increasing both the inconvenience to these patients and the cost of therapy.

        ADVANCED DRUG DELIVERY TECHNOLOGIES

        The limitations of conventional forms of drug delivery, such as oral and injection methods, have driven demand for advanced drug delivery alternatives that are safer, more effective and more convenient. Advanced drug delivery technologies have improved oral and injection methods as well as offering new means of administering drugs, such as through the skin and the respiratory system. Advanced drug delivery technologies include sustained release pills and injectables, passive transdermal patches and infusion pumps, as well as pulmonary, nasal, intravaginal and opththalmic methods. In some cases, these technologies offer better control over the release of drugs into the bloodstream, thereby improving therapeutic efficacy and reducing side effects and risks. In other cases, advanced drug delivery technologies make therapies easier to administer and support more complex therapeutic regimens. Innovative drug delivery technologies can offer many advantages over traditional methods, including ease of use and administration, greater control of drug concentration in the blood, improved safety and efficacy, improved patient compliance, expanded indications for certain therapies, and totally new therapies using drugs that cannot be delivered otherwise.

        The following is an overview of advanced drug delivery technologies and other alternative methods that could be direct or indirect competitors of our LidoSite product and any of our potential future products:


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

        o SUSTAINED RELEASE ORAL DOSAGE FORMS are designed to release the active ingredients of the drug into the body at either a predetermined point in time or at a predetermined rate over an extended period of time, generally do not work fast and may be partially destroyed by the liver and stomach before they get into the blood stream.

        o PASSIVE TRANSDERMAL PATCHES allow absorption of drugs through the skin and generally provide a convenient method of administering drugs at a steady rate over an extended period of time, but onset of action may take hours after application, and absorption of the drug may continue for hours after the patch is removed, which can increase side effects. Additionally, because human skin is an effective barrier, most drug formulations will not passively permeate the skin in therapeutic quantities. There is also an element of variability associated with passive transdermal systems due to variations in skin characteristics.

        o SUSTAINED RELEASE INJECTABLE PREPARATIONS allow conventional injectable drugs to be incorporated into a biodegradable material that is then injected and absorbed slowly into the surrounding tissue. These preparations reduce the frequency of injections by creating a small "depot" of the drug beneath the skin that is slowly absorbed by the body, thus increasing the interval between injections. They can turn a conventional once-a-day injection into a once weekly or even longer regimen.

        o CONTINUOUS INFUSION PUMPS are small implantable or externally-worn battery-powered pumps that introduce drugs directly into the body, using a needle or catheter inserted into tissue just below the skin or directly into the blood stream or spinal space. They use conventional drugs, and provide rapid onset of action as well as sustained or programmed delivery of medication. These are costly, complex electromechanical devices reserved mostly for treatment of chronic conditions such as the delivery of insulin for certain diabetes patients and for chronic intractable pain management for the treatment of certain forms of spasticity.

        o PULMONARY AND NASAL METHODS. Both pulmonary, or inhalation, delivery and nasal sprays are designed to provide fast action or to deliver drugs that are destroyed by the gastro-intestinal tract. Variations in a user's respiratory tract, often brought on by everyday occurrences such as a cold, infection or even changes in climate, can markedly affect the amount of drug inhaled from each spray. Nasal sprays can also cause irritation in some patients and usually it is not possible to adjust the amount of dose delivered in each sniff or spray. In addition, the patient cannot control dosage over a period of time, and patients and caregivers may have difficulty maintaining desired therapeutic effects.

        o TRANSMUCOSAL. Transmucosal technology enables drugs to be delivered through the body's mucosal surfaces. There are four means by which drugs can be delivered in this fashion: orally, nasally, rectally and vaginally. In limited situations, drug absorption through mucosal surfaces is effective because mucosal tissue is usually rich in blood supply, providing the means for rapid drug transport to the systemic circulation.

        o JET INJECTION. Jet injection drug delivery technology uses stored mechanical energy from either a spring or compressed gas cylinder to ballistically deliver a liquid or powder through the skin without a needle. Liquid jet injection has been used for many years with minimal success. A new technology allows the administration of small amounts of drugs in dry powder form through the skin using a specially engineered device, which propels the drug using a high-powered jet of helium gas. The gas accelerates the dry drug particles, enabling penetration of the skin.

        Competition for our drug delivery products may come from any of these technologies.

        The attractiveness of the local anesthesia market has compelled new entrants to challenge EMLA's market share and expand the market still further. One company, Iomed, Inc., has introduced an iontophoretic lidocaine delivery system into the market that is faster-acting than EMLA. However, we believe that Iomed's product, marketed under the label Numby Stuff(R), is complex and difficult to administer. Numby Stuff uses two separate, large electrode patches: a drug patch and a grounding patch. The drug patch does not come pre-filled with the drug; rather, it must be saturated with a specific liquid formula of lidocaine called Iontocaine(R), which is drawn from a vial prior to use. Both electrode patches in the Numby Stuff system must then be manually connected to the power supply/controller using "alligator" clip wires. The electronic controller is a benchtop model that is manually controlled by a nurse or doctor and cannot be conveniently worn by the patient. We believe that we will be able to compete with EMLA on the basis of speed of delivery, depth of delivery, suitability for clinics and price.

        A number of other advanced local anesthesia products are currently or potentially under development. AlgoRx Pharmaceuticals, Inc., for example, is developing a jet injection lidocaine delivery system that will use a high-power jet of gas to propel a powder formulation of the drug through the skin. Other companies, such as Empi, Inc. and Life-Tech, Inc., have also developed iontophoretic systems similar to Iomed's Numby Stuff, but their systems are currently used with drugs other than lidocaine. We believe that the growing interest in local anesthesia products, despite their clinical limitations, is a positive indication of the healthcare industry's strong desire for an effective, non-invasive, local dermal anesthetic.

        Alza Corporation, a Johnson & Johnson subsidiary, with its E-TRANS(R) system, is the only other company known to have developed pre-filled iontophoresis technology. Alza has chosen a very different application -- delivery of an opiate-based product for systemic pain management -- for its first product. Alza has announced that it has received an "approvable" letter from the FDA. We believe that if there is eventual approval and market acceptance of Alza's first product, it would provide further validation of the potential value and utility of iontophoretic drug delivery, making this class of technology more attractive to the pharmaceutical and health-care industries. If the E-TRANS(R) system is launched as a commercial product, we believe we can compete effectively against the E-Trans technology, because we believe we will offer our commercialization partners a lower cost system -- since our product does not contain the expensive electronics contained in the Alza patches -- and because we and Alza are addressing very different therapeutic applications. The Alza system was developed to treat pain associated with major surgery and cannot be used as a dermal anesthetic. We also believe that because Alza has incorporated the electronics into each patch, the added complexity of the product necessitates product development cycles for new applications that are significantly longer than those required by the Vyteris system.

        Birch Point Medical, a development stage company, currently markets in the U.S., through Smith and Nephew, a single use iontophoretic system called IontoPatch(TM), aimed at the physical therapy market. We believe that the IontoPatch product is not FDA-approved for any specific therapeutic indication and is not pre-filled with medication.


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


        Becton Dickinson has substantial insight into the potential applications of our drug delivery technologies, and our business model, as we were operated as a division of Becton Dickinson for over ten years. Further, Becton Dickinson had a designee on our Board of Directors until May 2001.

        Becton Dickinson is engaged in developing alternative drug delivery technologies and we may compete in the future with alternative technologies developed or acquired by Becton Dickinson. Under the "Transaction Agreement" that Vyteris entered into with Becton Dickinson dated November 10, 2000, Becton Dickinson is prohibited from competing directly with Vyteris in the field of Vyteris' active transdermal drug delivery technology (iontophoresis) for a five year period ending in November 2005. Becton Dickinson has developed drug delivery technology employing "micro-needles", tiny needles that deliver compounds into the first few hundred microns of the skin. This technology, which has not yet been commercialized, may compete directly with Vyteris' current technology. We do not know whether or when Becton Dickinson will seek to commercialize this technology.


        INTELLECTUAL PROPERTY

        We protect our technological and marketing position in advanced transdermal drug delivery technology by filing U.S. patent applications and, where appropriate, corresponding foreign patent applications. Our success will depend in part upon our ability to protect our proprietary technology from infringement, misappropriation, duplication and discovery. Our policy is to apply for patent protection for inventions and improvements deemed important to the success of our business. We have a portfolio of United States patents and foreign patents. We have approached the design and development of our active transdermal drug delivery systems with the objective of maximizing overall delivery system efficiency while addressing commercial requirements for reproducibility, formulation stability, safety, convenience and cost. To achieve this goal, our delivery systems integrate proprietary and patented technology with commercially available, off-the-shelf components.

        We have listed below, for each of our issued patents, the patent number, the title and the date on which the patent is expected to expire.

PATENT           EXPIRATION
NUMBER              UDATEU                                       UTITLE/DESCRIPTIONU
------              ------                                       -------------------
I.   U.S. PATENTS

6,167,301        29-Aug-2015       Iontophoretic drug delivery device having high-efficiency dc-to-dc energy conversion circuit

6,522,919        29-Aug-2015       Iontophoretic drug delivery device having high-efficiency dc-to-dc energy conversion circuit

6,402,732        29-Aug-2015       Iontophoretic drug delivery device having high-efficiency dc-to-dc energy conversion circuit

6,208,891        04-Apr-2017       Disabling circuit for an iontophoretic system

6,385,488        20-May-2019       Method of increasing the reliability of iontophoresis system

6,678,555        20-May-2019       Method of increasing the reliability of iontophoresis system

6,394,994        27-Aug-2019       Method for testing the ability of an iontophoretic reservoir-electrode to deliver a medicament

6,377,848        25-Aug-2019       Methods of activating controller

6,047,208        27-Aug-2017       Method of detecting events or conditions in an iontophoretic drug delivery system

6,107,777        25-Jul-2017       Circuit for causing a voltage step in a multi-cell battery

6,009,344        25-Jul-2017       Iontophoretic drug delivery system

6,377,847        30-Sep-2013       Iontophoretic drug delivery device and reservoir and method of making same

6,228,206        30-Jul-2017       Bonding agent composition containing conductive filler and method of bonding electrode to printed conductive trace with same

5,738,647        27-Sep-2016       User activated iontophoretic device and method for activating same

5,882,677        30-Sep-2017       Iontophoretic patch with hydrogel reservoir

5,795,321        18-Aug-2015       Iontophoretic drug delivery system, including removable controller

5,498,235        30-Sep-2014       Improved iontophoretic drug delivery device

5,876,368        30-Sep-2014       Iontophoretic drug delivery device having improved controller and patch

5,688,232        28-Sep-2015       Iontophoretic drug delivery device having an improved controller

6,029,083        04-Apr-2017       Circuit and method for automatically turning off an iontophoretic system

5,935,598        18-Jun-2017       Iontophoretic delivery of cell adhesion inhibitors

5,961,483        30-Sep-2016       Iontophoretic delivery of cell adhesion inhibitors

6,629,968        10-Dec-2020       Shelf storage stable iontophoresis reservoir-electrode and iontophoretic system incorporating the reservoir-electrode

6,635,045        30-Jun-2020       Shelf storage stable iontophoresis reservoir-electrode and iontophoretic system incorporating the reservoir-electrode

5,983,133        29-Sep-2017       Iontophoresis system with voltage step-up circuit

6,350,259        18-Jun-2017       Iontophoretic electrode assembly and method for controlling delivery of drug using competing ions

6,584,389        17-Nov-2017       Low cost electrode for an iontophoretic device

5,246,418        17-Dec-2011       Iontophoresis system having features for reducing skin irritation

5,306,235        30-Sep-2012       Failsafe iontophoresis drug delivery system

4,950,229        25-Sep-2009       Apparatus for an electrode used for iontophoresis

5,320,597        06-Aug-2008       Device and method for renewing electrodes during iontophoresis

5,284,471        08-Feb-2011       Electrode and method used for iontophoresis

5,334,138        02-Aug-2011       Method and composition for increased skin concentration of active agents by iontophoresis

5,131,403        05-Jun-2011       Method for obtaining blood using iontophoresis

5,310,403        18-May-2012       Iontophoretic drug delivery device and circuit therefor

5,817,044        06-Oct-2015       User activated iontophoretic device

5,458,569        08-Jun-2013       Wearable iontophoresis system

5,302,172        12-Apr-2011       Method and composition for iontophoresis

D366,702         30-Jan-2010       Iontophoretic drug delivery controller

D352,113         01-Nov-2008       Iontophoretic drug delivery system

D352,357         08-Nov-2008       Iontophoretic drug delivery system

5,954,684        30-Sep-2013       Iontophoretic drug delivery system and method for using same

5,540,669        30-Sep-2013       Iontophoretic drug delivery system and method for using same

5,494,679        27-Feb-2013       Molecules for iontophoretic delivery

5,843,015        28-Dec-2015       Molecules for iontophoretic delivery

D352,782         22-Nov-2008       Iontophoretic drug delivery system

5,645,526        30-Sep-2014       Apparatus and method for ensuring compatibility of a reusable iontophoretic controller with an iontophoretic patch

5,682,726        30-Sep-2014       Method for forming and packaging iontophoretic drug delivery patches and the like to increase stability and shelf-life

5,713,846        27-Sep-2016       Iontophoretic drug delivery system, including method for activating same for attachment to patient

5,688,231        18-Nov-2014       Iontophoresis assembly including cleanable electrical contacts

5,693,024        27-Sep-2016       Iontophoretic drug delivery system, including method for determining hydration of patch

5,899,876        27-Aug-2017       Multiple site drug delivery system

5,895,369        30-Sep-2014       Iontophoresis patch/controller interconnection using a conductive elastomer to provide noise-free electrical contact between patch and controller

5,730,715        14-Jun-2016       Device for the iontophoretic administration of bisphosphonates

5,735,810        14-Jun-2016       Device for the iontophoretic administration of bisphosphonates

5,857,994        01-Oct-2016       Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof

6,018,680        01-Oct-2016       Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof

5,792,097        27-Sep-2016       Iontophoretic electrodes and surface active agents

5,797,867        27-Sep-2016       Iontophoretic drug delivery system, including method for activating same for attachment to patient

5,919,156        27-Sep-2016       Iontophoretic drug delivery system, including unit for dispensing patches

5,873,850        29-May-2017       Locking and disfiguring mechanism for an iontophoretic system

II.   UFOREIGN PATENTSU

735497           24-Jul-2018       Iontophoretic drug delivery system

0 934 098        22-Sep-2017       User activated iontophoretic device and method for activating same

0 934 098        22-Sep-2017       User activated iontophoretic device and method for activating same

0 934 098        22-Sep-2017       User activated iontophoretic device and method for activating same

0 934 098        22-Sep-2017       User activated iontophoretic device and method for activating same

2,249,039        29-Sep-2018       Iontophoretic patch with hydrogel reservoir

2,244,332        28-Jul-2018       Bonding agent and method of bonding electrode to printed conducted trace

69513672.0       29-Sep-2015       Improved iontophoretic drug delivery device

0 783 346        29-Sep-2015       Improved iontophoretic drug delivery device

69509782.2       29-Sep-2015       Iontophoretic drug delivery device having improved controller and patch

0 783 344        29-Sep-2015       Iontophoretic drug delivery device having improved controller and patch

0 783 344        29-Sep-2015       Iontophoretic drug delivery device having improved controller and patch

0 971 769        02-Apr-2018       Circuit and method for automatically turning off an iontophoretic system

0 971 769        02-Apr-2018       Circuit and method for automatically turning off an iontophoretic system

0 971 769        02-Apr-2018       Circuit and method for automatically turning off an iontophoretic system

0 971 769        02-Apr-2018       Circuit and method for automatically turning off an iontophoretic system

P69225387.4      09-Dec-2012       Iontophoresis system having features for reducing skin irritation

0 547 482        09-Dec-2012       Iontophoresis system having features for reducing skin irritation

0 547 482        09-Dec-2012       Iontophoresis system having features for reducing skin irritation

49781/BE/98      09-Dec-2012       Iontophoresis system having features for reducing skin irritation

2026059          17-Dec-2011       Iontophoresis system having features for reducing skin irritation

0 448 299        15-Mar-2011       Method and composition for increased skin concentration of active agents by iontophoresis

0 448 299        15-Mar-2011       Method and composition for increased skin concentration of active agents by iontophoresis

0 448 299        15-Mar-2011       Method and composition for increased skin concentration of active agents by iontophoresis

0 448 299        15-Mar-2011       Method and composition for increased skin concentration of active agents by iontophoresis

2028663          15-Mar-2011       Method and composition for increased skin concentration of active agents by iontophoresis

P69221036.9      30-May-2012       Method for obtaining blood using iontophoresis

0 517 120        30-May-2012       Method for obtaining blood using iontophoresis

0 517 120        30-May-2012       Method for obtaining blood using iontophoresis

0 586 666        17-Mar-2013       User activated iontophoretic device

P69310844.4      17-Mar-2013       User activated iontophoretic device

0 586 666        17-Mar-2013       User activated iontophoretic device

0 586 666        17-Mar-2013       User activated iontophoretic device

25247/BE/97      17-Mar-2013       User activated iontophoretic device

0 586 666        17-Mar-2013       User activated iontophoretic device

2132348          17-Mar-2013       User activated iontophoretic device

2542792          17-Mar-2013       User activated iontophoretic device

2164850          18-Feb-2014       Wearable iontophoresis system

69424413.9       18-Feb-2014       Wearable iontophoresis system

0 702 579        18-Feb-2014       Wearable iontophoresis system

0 702 579        18-Feb-2014       Wearable iontophoresis system

24974/BE/00      18-Feb-2014       Wearable iontophoresis system

2802170          18-Feb-2014       Wearable iontophoresis system

2038097          12-Mar-2011       Method and composition for coiontophoresis

0 449 463        15-Mar-2011       Method and composition for iontophoresis

0 449 463        15-Mar-2011       Method and composition for iontophoresis

0 449 463        15-Mar-2011       Method and composition for iontophoresis

0 449 463        15-Mar-2011       Method and composition for iontophoresis

2087087          11-Jan-2013       Molecules for iontophoretic delivery

0 552 878        12-Jan-2013       Molecules for iontophoretic delivery

0 552 878        12-Jan-2013       Molecules for iontophoretic delivery

0 552 878        12-Jan-2013       Molecules for iontophoretic delivery

0 552 878        12-Jan-2013       Molecules for iontophoretic delivery

22686/BE/99      12-Jan-2013       Molecules for iontophoretic delivery

2506543          12-Jan-2013       Molecules for iontophoretic delivery

0 934 097        19-Sep-2017       Iontophoretic drug delivery system, including method for activating same for attachment to patient

0 934 097        19-Sep-2017       Iontophoretic drug delivery system, including method for activating same for attachment to patient

0 934 097        19-Sep-2017       Iontophoretic drug delivery system, including method for activating same for attachment to patient

0 944 410        05-Sep-2017       Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof

0 944 410        05-Sep-2017       Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof

0 944 410        05-Sep-2017       Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof

0 944 410        05-Sep-2017       Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof

        Iontophoresis, as a way of delivering drugs, has been well known for many years. Our patent portfolio consists of innovations that advance basic iontophoresis technology through:

        o       enabling more efficient electrode designs;

        o       drug formulations enhancing iontophoresis;

        o specific transdermal patch features allowing convenient use and low manufacturing cost;

        o electronic circuitry and program algorithms improving the safety and control of medication delivery; and

        o ability to deliver specific classes of molecules not previously possible.

        We believe these patented features provide for improved clinical performance and provide a competitive advantage in manufacturing cost and quality. Some areas in which we have a particular concentration of patents are components, designs and formulations resulting in little to no skin sensation during delivery, delivery of cell adhesion inhibitors via iontophoresis, creating safe, single-use patches that cannot be inadvertently reused, and patches that can be used with drugs having limited aqueous stability.

        The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of pharmaceutical, biotechnology and drug delivery companies, including our company, are uncertain and involve complex legal and factual issues. Accordingly, we cannot assure investors that our patents will prevent other companies from developing similar products or products which produce benefits substantially the same as our products, or that other companies will not be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products. If our patent applications are not approved or, even if approved, if such patents are circumvented or not upheld in a court of law, our ability to competitively exploit our patented products and technologies may be significantly reduced. Additionally, the coverage claimed in a patent application can be significantly reduced before the patent is issued. As a consequence, we do not know whether any of our patent applications will be granted with broad coverage or whether the claims that eventually issue or that relate to our current patents will be circumvented. Since patent applications in the United States can be maintained in secrecy until patents issue, and since publication of discoveries in scientific or patent literature often lag behind actual discoveries, we cannot be certain that we were the first inventor of inventions covered by our issued patents or pending patent applications or that we were the first to file patent applications for such inventions. Moreover, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost to us, even if the eventual outcome is favorable. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from or to third parties or require us to cease using the technology in dispute.

        Also, patents may or may not provide competitive advantages for their respective products or they may be challenged or circumvented by competitors, in which case our ability to commercially exploit these products may be diminished.

        From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Additionally, we cannot assure investors that any of our products or technology will be patentable or that any future patents we obtain will give us an exclusive position in the subject matter claimed by those patents. Furthermore, we cannot assure investors that our pending patent applications will result in issued patents, that patent protection will be secured for any particular technology, or that our issued patents will be valid, enforceable and provide us with meaningful protection.

        Although we have entered into invention assignment agreements with our employees and with certain advisors, if those employees or advisors develop inventions or processes independently which may relate to products or technology under development by us, disputes may arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights.

        We also rely on trade secrets and proprietary know-how that we seek to protect, in part, through confidentiality agreements with our strategic partners, customers, suppliers, employees and consultants. It is possible that these agreements will be breached or will not be enforceable in every instance, and that we will not have adequate remedies for any such breach. It is also possible that our trade secrets will otherwise become known or independently developed by competitors.

        MANUFACTURING AND SUPPLIERS

        PATCH MANUFACTURING

        We have completed the design and development of all components of our single-use iontophoretic patches, including electrodes, printed circuitry, packaging and drug reservoirs. We have also designed, developed and constructed an automated manufacturing and assembly system for pre-commercial and commercial production of LidoSite patches. With this competency in place, we have the capability of developing and manufacturing other transdermal products.

        We plan to conduct our manufacturing in a 14,000 square foot section of our facility in Fair Lawn, New Jersey. We have developed and installed our first generation manufacturing line, which should provide sufficient capacity to meet the first year's demand. Additional capacity -- namely, a second automated manufacturing line -- is under construction at our equipment supplier, with whom we have a contract and to whom, as of September 30, 2004, we had made payment of approximately $1,600,000 out of a total cost of $1,800,000 for the machinery, which should provide us with sufficient capacity for up to three years. That machinery is scheduled for delivery during 2005. We design, develop and maintain our own manufacturing processes, but use third parties to build the automated assembly equipment and fabricate replacement parts when necessary.

        We recently executed a lease for a second facility to be utilized as we expand our manufacturing capacity. Operation of this second facility could result in substantial expenditures. See "Risk Factors -- Our need to expand our facilities will expose us to additional expenses that may materially adversely affect our results of operations."

        ELECTRONIC DOSE CONTROLLER DEVELOPMENT AND MANUFACTURING

        To date, we have gained significant expertise in the design and development of miniature, wearable electronic dose controllers using commercially available, off the shelf components assembled onto miniature circuit boards. The controller that has been developed for LidoSite is a simple, single-pulse device initiated by the push of a button, which turns on the electric current for a ten-minute interval as it delivers the drug. Sophisticated control circuitry senses the skin's electrical resistance and limits the amount of current that is delivered to a safe, comfortable level, thereby automatically adapting to a wide range of skin types and characteristics.

        Although we designed and developed the controller, have assembled several prototypes and own various patents on its design, we outsource manufacturing on a non-exclusive basis to a company specializing in contract manufacturing of electronic medical devices. In this way, we can use the knowledge and facilities of the supplier towards the goal of manufacturing a high-quality, cost-effective controller available in quantities sufficient to meet market demand. Manufacturing processes and electronic components for the controller are fairly standardized and widely available.

        Future versions of the dose controller for drugs other than lidocaine may incorporate features such as enhanced programmability, custom componentry including integrated circuitry, and radio frequency and telemetry technology as the designs evolve to fit various therapeutic applications and lifestyle aspects of the patient.

        SUPPLIERS

        Our principal suppliers are Hydrogel Design Systems, Inc., Advanced Labelworx and Altron Inc. We also purchase a small number of parts from single-source suppliers. Although we have not experienced significant production delays attributable to supply changes, we believe that, for integrated circuits in particular, alternative sources of supply would be difficult to develop over a short period of time. Because we have no direct control over our third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary parts or products, we may be unable to redesign or adapt our technology to work without such parts or find alternative suppliers or manufacturers. In such events, Vyteris could experience interruptions, delays, increased costs, or quality control problems.

        GOVERNMENTAL REGULATION

        Under the United States Food, Drug and Cosmetic Act, "new drugs" must obtain clearance from the FDA before they can be marketed lawfully in the United States. Applications for marketing clearance must be based on extensive clinical and other testing, the cost of which is very substantial. Approvals -- sometimes including pricing approvals -- are required from health regulatory authorities in foreign countries before marketing of pharmaceutical products may commence in those countries. Requirements for approval may differ from country to country, and can involve additional testing. There can be substantial delays in obtaining required clearances from both the FDA and foreign regulatory authorities after applications are filed. Even after clearances are obtained, further delays may be encountered before the products become commercially available in countries requiring pricing approvals.

        Product development generally involves the following steps which are required by the regulatory process:

        o preclinical development, during which initial laboratory development and in vitro and in vivo testing takes place;

        o       submission to the FDA of an investigational new drug application
(IND) for the commencement of clinical studies;

        o adequate and well-controlled human clinical trials -- Phase I, II and III studies --to establish the safety and efficacy of the product;

        o submission of an NDA to the FDA requesting clearance to market the product and comparable filings to regulatory agencies outside the United States if the product is to be marketed outside of the United States; and

        o clearance from the FDA -- and foreign regulatory authorities, if applicable --must be obtained before the product can be marketed.

        Medical devices are subject to comparable regulatory requirements.

        Each of these steps can take several years and can cost tens of millions of dollars. Failure to obtain, or delays in obtaining, regulatory clearance to market new products, as well as other regulatory actions and recalls, could adversely affect our financial results. The packaging, labeling and advertising of pharmaceutical products are also subject to government regulation. The FDA recommends preclearing advertising materials prior to the launch of a product, and the launch materials for products receiving an accelerated FDA clearance must be precleared by the FDA. With an accelerated FDA clearance, all labeling and advertising must be submitted to the FDA 30 days prior to use, unless the FDA determines otherwise. In addition, the FDA may require that additional clinical studies - Phase IV studies - be completed after clearance to market a product has been granted.

        Our research and development, manufacturing and distribution operations involve the use of hazardous substances and are regulated under international, federal, state and local laws governing health and safety and the environment. We believe that our operations comply in all material respects with applicable environmental laws and worker health and safety laws; however, the risk of environmental liabilities cannot be eliminated and we cannot assure investors that the application of environmental and health and safety laws to us will not require us to incur significant expenditures. We estimate that the annual expenditures related for compliance with applicable health and safety and environmental laws is approximately $100,000.

        FACILITIES

        We sub-lease approximately 27,000 square feet of manufacturing, warehouse, laboratory and office space in Fair Lawn, New Jersey from Becton Dickinson. This sub-lease expires in 2006 and is renewable at Becton Dickinson's option. These facilities include manufacturing space sufficient to house our current patch manufacturing and packaging equipment, and a second manufacturing line currently being built to our specifications. Our facilities also contain prototype labs for simultaneous production of clinical supplies of multiple products, and nine additional labs for research and development and quality control purposes.

        We recently entered into a lease for additional space located at 17-01 Pollitt Drive in Fair Lawn, New Jersey, approximately 200 yards from our headquarters building. The lease covers approximately 26,255 square feet of space. We intend to utilize the majority of this space as a second manufacturing facility. The lease term expires in March 2015.

        EMPLOYEES

        At November 30, 2004, we had a staff of 73 employees, of which two are part-time employees and 71 are full-time employees. Of those 73 employees, 23 are in manufacturing and process development, 21 in regulatory, quality and analytical services, 13 in research and development, two in business development and marketing and 14 in administration and management. We believe that our relations with our employees is good.

        LEGAL PROCEEDINGS

        In January 1999, Alza Corporation filed an opposition in the European Patent Office, or EPO, against European Patent No. 0 547 482, entitled "Iontophoresis System Having Features for Reducing Skin Irritation". We refer to this patent as the 482 patent. Becton Dickinson owned the `482 patent at the time Alza filed the opposition and filed an answer challenging the opposition. Becton Dickinson subsequently assigned the patent to Vyteris The EPO issued a preliminary opinion on November 11, 2000 upholding the `482 patent. During an oral hearing in the opposition on March 5, 2001, however, the EPO ruled that the `482 patent's claims lacked an inventive step, and it therefore revoked the patent. Vyteris appealed the EPO's decision. Vyteris requested oral arguments and submitted written arguments to the EPO on March 26, 2004 to the EPO for its consideration of amended claims believed patentable over the prior art of record.

        In August 2000, Alza filed an opposition in the EPO against European Patent No. 0 783 346, entitled "Improved Iontophoretic Drug Delivery Device". We refer to this patent as the "'346 patent". Becton Dickinson then owned the '346 patent, and subsequently assigned the patent to Vyteris In the opposition, Alza alleged that the patent should be revoked because, among other things, each of the claims lacks novelty or an inventive step over the prior art. Vyteris responded to the opposition by amending the specification of the patent, canceling two of the patent's claims, and submitting arguments that the remaining claims are patentable over the prior art. Subsequently the opposition was heard at the EPO on October 8, 2002 and the EPO panel ruled in favor of Vyteris. Alza has appealed the EPO panel's decision and final oral arguments will be required prior to a decision on the appeal.

        In September of 2004, Alza filed an opposition in the EPO against European Patent No. 0 971 769, entitled, Circuit and Method for Automatically Turning Off an Iontophoretic System, which we refer to as the "769 patent". In the opposition, Alza has alleged that the `769 Patent should be revoked because each of the claims lacks novelty or an inventive step over the prior art. A deadline for a response has currently not been set.


        On February 5, 2005, we received correspondence from Dr. George Nascaris, who we believe to be the principal of Greystone Healthcare Group, Inc., threatening to bring a lawsuit or mediation proceeding against our subsidiary, Vyteris, Inc., in connection with a dispute over fees which Greystone alleges should have been paid pursuant to an agreement between Vyteris and Greystone with respect to an alternative financing transaction which neither Vyteris nor Treasure Mountain has consummated, nor is currently pursuing. We believe that Greystone's claims are without merit and that, if such a suit or proceeding is actually commenced, that Treasure Mountain and Vyteris will have substantial defenses and counterclaims against Greystone. If such a suit or proceeding is actually commenced against either Treasure Mountain or Vyteris, we intend to defend it vigorously.

                                  OTHER MATTERS

        COSTS

        We will pay the costs of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by regular employees of Treasure Mountain and Treasure Mountain's subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and Treasure Mountain will, upon request, reimburse them for the reasonable expense of doing so.

        OTHER MATTERS TO BE PRESENTED

        Our Board of Directors does not know of any matters, other than those referred to in the accompanying notice of the special meeting, to be presented at the special meeting for action by stockholders. However, if any other matters are properly brought before the special meeting or any adjournment thereof, it is intended that votes will be cast with respect to those matters, pursuant to the proxies, in accordance with the best judgment of the persons acting under the proxies.

        STOCKHOLDER PROPOSALS

        If you wish to have a proposal included in Treasure Mountain 's proxy statement and form of proxy for its 2005 annual meeting, the proposal must be received by Treasure Mountain at our principal executive offices by a reasonable time before we begin to print our annual meeting proxy statement. A proposal which is received after that time or, which otherwise, fails to meet the requirements for stockholder proposals established by the SEC will not be included. Further, proxies for next year's annual meeting will have discretionary authority to vote against any proposal not submitted within ten days after we announce the date of our annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regard to the requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

        WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT TREASURE MOUNTAIN

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy statements and other information regarding issuers, such as Treasure Mountain, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. You should rely only on the information contained in this proxy statement. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

                                By Order of the Board of Directors,

________, 2005                          David DiGiacinto, Secretary


                          INDEX TO FINANCIAL STATEMENTS

AUDITED YEAR-END FINANCIAL STATEMENTS OF VYTERIS, INC.:

         Report of Independent Registered Public Accounting Firm                                 F-1
         Balance Sheets as of December 31, 2003 and 2002                                         F-2
         Statements of Operations for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000
                  (inception) to December 31, 2003                                               F-3
         Statements of Changes in Stockholders' Equity (Deficit) for the period
                  from November 10, 2000 (inception) to December 31, 2003                        F-4
         Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000
                  (inception) to December 31, 2003                                               F-5
         Notes to Year-End Financial Statements                                                  F-6

UNAUDITED INTERIM FINANCIAL STATEMENTS OF TREASURE MOUNTAIN HOLDINGS, INC.:

         Balance Sheets as of September 30, 2004 and December
                  31, 2003                                                                       F-25
         Statements of Operations for the nine months ended September 30,
                  2004 and 2003 and for the period from November 10, 2000
                  (inception) to September 30, 2004                                              F-26
         Statements of Changes in Stockholders' Equity (Deficit)  for
                  the period from November 10, 2000
                  (inception) to September 30, 2004                                              F-27
         Statements of Cash Flows for the nine months ended  September 30,
                  2004 and 2003 and for the period from November 10, 2000
                  (inception) to September 30, 2004                                              F-28
         Notes to Interim Financial Statements                                                   F-30

AUDITED YEAR-END FINANCIAL STATEMENTS OF TREASURE MOUNTAIN HOLDINGS, INC.:

         Report of Independent Registered Public Accounting Firm                                 F-47
         Balance Sheet as of December 31, 2003                                                   F-48
         Statements of Operations for the years ended December 31, 2003 and
                  2002 and for the period from January 1, 1958
                  (inception) to December 31, 2003                                               F-49
         Statements of Changes in Stockholders' Equity (Deficit) for the years ended December 31, 2003 and 2002 and for the period from
                  January 1, 1958 (inception) to December 31, 2003                               F-50
         Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period from January 1, 1958 (inception) to
                  December 31, 2003                                                              F-53
         Notes to Year-End Financial Statements                                                  F-55


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Vyteris, Inc.

We have audited the accompanying balance sheets of Vyteris, Inc. (a development stage enterprise) as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended and the period from November 10, 2000 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vyteris, Inc. at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and the period from November 10, 2000 (inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring losses and defaulted on the payment of certain debt obligations and is dependent upon obtaining sufficient financing to fund operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                           /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
May 4, 2004, except for Note 17E,
as to which the date is May 6, 2004


                                                Vyteris, Inc.
                                      (A Development Stage Enterprise)

                                               Balance Sheets


                                                                                   DECEMBER 31,
                                                                              2003             2002
                                                                        -----------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                              $  2,286,167     $    765,123
   Due from the U.S. Food and Drug Administration                                    -          313,320
   Prepaid expenses and other current assets                                    93,238           73,475
                                                                        -----------------------------------
Total current assets                                                         2,379,405        1,151,918

Property and equipment, net                                                  2,934,902        1,972,096
                                                                        -----------------------------------
Total assets                                                              $  5,314,307     $  3,124,014
                                                                        ===================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                       $    887,858     $  1,139,743
   Accrued expenses                                                            627,523          589,559
   Interest payable to related parties                                       2,056,495          490,511
   Deferred revenue                                                            300,000          300,000
   Due to a related party                                                       71,577           71,577
   Convertible, secured promissory notes payable to related parties         20,350,000       10,462,146
   Secured promissory notes payable to related parties                       2,900,000                -
   Convertible promissory note payable to a related party                      500,000                -
   Current portion of capital lease obligation                                  22,620           17,758
                                                                        -----------------------------------
Total current liabilities                                                   27,716,073       13,071,294

Capital lease obligation, less current portion                                  29,546           26,549

Preferred stock, par value $0.0001 per share; 50,000,000
   shares authorized:
     Series A convertible, redeemable preferred stock; 333,333 shares issued and outstanding on December 31, 2003 and 2002;
       liquidation preference $9,999,990                                       333,333          333,333
     Series B convertible, redeemable preferred stock; 3,000,000 shares issued and outstanding on December 31, 2003 and 2002;
       liquidation preference $9,000,000                                     2,917,640        2,917,640

Stockholders' deficit:
   Common stock, par value $0.0001 per share; 75,000,000 shares authorized, 1,812,479 shares issued and outstanding on December
     31, 2003 and 2002, respectively                                               181              181
   Additional paid-in capital                                                7,836,638        7,825,000
   Deferred compensation                                                       (43,347)        (106,803)
   Deficit accumulated in development stage                                (33,475,757)     (20,943,180)
                                                                        -----------------------------------
Total stockholders' deficit                                                (25,682,285)     (13,224,802)
                                                                        -----------------------------------
Total liabilities and stockholders' deficit                               $  5,314,307     $  3,124,014
                                                                        ===================================


SEE ACCOMPANYING NOTES.


                                                Vyteris, Inc.
                                      (A Development Stage Enterprise)

                                          Statements of Operations


                                                                                                   PERIOD FROM
                                                                                                     NOVEMBER
                                                                                                     10, 2000
                                                                                                  (INCEPTION) TO
                                                               YEAR ENDED DECEMBER 31,               DECEMBER
                                                              2003                2002               31, 2003
                                                       -------------------------------------------------------------
Revenue:
   Contract research revenue                            $        200,000   $        151,452     $        628,000

Operating expenses:
   Research and development                                    8,734,871          7,209,796           23,317,759
   General and administrative                                  2,454,922          2,890,568            8,710,953
                                                       -------------------------------------------------------------
Total operating expenses                                      11,189,793         10,100,364           32,028,712

Interest income                                                   (5,775)           (10,834)            (318,378)
Interest expense                                               1,787,143            829,616            2,632,007
                                                       -------------------------------------------------------------
Loss before benefit from state income taxes                  (12,771,161)       (10,767,694)         (33,714,341)
Benefit from state income taxes                                 (238,584)                 -             (238,584)
                                                       -------------------------------------------------------------
Net loss                                                $    (12,532,577)  $    (10,767,694)    $    (33,475,757)
                                                       =============================================================

Basic and diluted loss applicable to common
   shareholders per share                               $         (6.91)   $         (6.25)
                                                       ========================================

Weighted-average number of shares of common stock
   outstanding                                                 1,812,479          1,722,744
                                                       ========================================


SEE ACCOMPANYING NOTES.

                                                            Vyteris, Inc.
                                                  (A Development Stage Enterprise)

                                       Statements of Changes in Stockholders' Equity (Deficit)


                                                                                                         DEFICIT           TOTAL
                                                   COMMON STOCK         ADDITIONAL                     ACCUMULATED     STOCKHOLDERS'
                                                   ------------          PAID-IN         DEFERRED    IN DEVELOPMENT       EQUITY
                                                SHARES      AMOUNT       CAPITAL       COMPENSATION       STAGE          DEFICIT
Balance at November 10, 2000 (inception)               -     $   -     $         -     $         -    $           -   $           -
   Issuance of common stock                    1,666,667       167       6,501,860               -                -       6,502,027
   Net loss                                            -         -               -               -         (716,621)       (716,621)
                                              --------------------------------------------------------------------------------------
Balance at December 31, 2000                   1,666,667       167       6,501,860               -         (716,621)      5,785,406
   Compensation associated with stock option           -         -         260,810        (260,810)               -               -
   grants
   Amortization of deferred compensation               -         -               -          48,177                -          48,177
   Exercise of stock options                      20,625         2          12,372               -                -          12,374
   Issuance of warrants                                -         -          64,000               -                -          64,000
   Consultant compensation associated with             -         -           8,799               -                -           8,799
   stock option grants
   Net loss                                            -         -               -               -       (9,458,865)     (9,458,865)
                                              --------------------------------------------------------------------------------------
Balance at December 31, 2001                   1,687,292       169       6,847,841        (212,633)     (10,175,486)     (3,540,109)
   Issuance of common stock                      125,000        12         499,988               -                -         500,000
   Forfeited stock options                             -         -         (25,161)         25,161                -               -
   Amortization of deferred compensation               -         -               -          80,669                -          80,669
   Exercise of stock options                         187         -             112               -                -             112
   Issuance of warrants                                -         -         502,220               -                -         502,220
   Net loss                                            -         -               -               -      (10,767,694)    (10,767,694)
                                              --------------------------------------------------------------------------------------
Balance at December 31, 2002                   1,812,479        181      7,825,000        (106,803)     (20,943,180)    (13,224,802)
   Forfeited stock options                             -         -            (272)            272                -               -
   Compensation associated with stock option           -         -           9,480          (9,480)               -               -
   grants
   Amortization of deferred compensation               -         -               -          72,664                -          72,664
   Consultant compensation associated with             -         -           2,430               -                -           2,430
   stock option grants
   Net loss                                            -         -               -               -      (12,532,577)    (12,532,577)
                                              --------------------------------------------------------------------------------------
Balance at December 31, 2003                   1,812,479     $ 181     $ 7,836,638     $   (43,347)   $ (33,475,757)  $ (25,682,285)
                                              ======================================================================================


SEE ACCOMPANYING NOTES.


                                                       Vyteris, Inc.
                                              (A Development Stage Enterprise)

                                                  Statements of Cash Flows


                                                                                                           PERIOD FROM
                                                                                                            NOVEMBER
                                                                                                            10, 2000
                                                                                                         (INCEPTION) TO
                                                                          YEAR ENDED DECEMBER 31,           DECEMBER
                                                                           2003              2002           31, 2003
                                                                     -----------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                             $ (12,532,577)    $ (10,767,694)     $(33,475,757)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                            288,041           239,490          639,498
   Amortization of notes payable discount                                   217,854           341,788          566,220
   Amortization of deferred compensation                                     72,664            80,669          201,510
   Noncash compensation                                                       2,430                 -           11,229
   Changes in operating assets and liabilities:
     Accounts receivable                                                          -            96,548                -
     Due from the U.S. Food and Drug Administration                         313,320          (313,320)               -
     Due from Becton Dickinson and Co.                                            -            50,416                -
     Prepaid expenses and other current assets                              (19,763)          (65,946)         (93,238)
     Accounts payable                                                      (251,885)          484,790          887,858
     Accrued expenses                                                        37,964          (216,165)         627,523
     Interest payable to related parties                                  1,565,984           482,311        2,056,495
     Deferred revenue                                                             -           300,000          300,000
     Due to Spencer Trask                                                         -            61,577           71,577
                                                                     -----------------------------------------------------
Net cash used in operating activities                                   (10,305,968)       (9,225,536)     (28,207,085)
                                                                     -----------------------------------------------------

INVESTING ACTIVITIES
Purchases of equipment                                                   (1,225,631)         (700,292)      (2,492,966)
                                                                     -----------------------------------------------------
Net cash used in investing activities                                    (1,225,631)         (700,292)      (2,492,966)
                                                                     -----------------------------------------------------

FINANCING ACTIVITIES
Net proceeds from issuance of common stock                                        -           500,000        6,335,360
 Net proceeds from issuance of convertible redeemable preferred                   -                 -        2,917,640
 stock
Proceeds from exercise of options                                                 -               112           12,486
Proceeds from issuance of convertible promissory notes to related         9,670,000         9,680,000       20,350,000
   parties
Proceeds from issuance of secured promissory notes to related             2,900,000                 -        2,900,000
parties
Proceeds from issuance of promissory note to related party                  500,000                 -          500,000
Repayment of capital lease obligations                                      (17,357)          (11,012)         (29,268)
                                                                     -----------------------------------------------------
Net cash provided by financing activities                                13,052,643        10,169,100       32,986,218
                                                                     -----------------------------------------------------

Net increase in cash and cash equivalents                                 1,521,044           243,272        2,286,167
Cash and cash equivalents, beginning of period                              765,123           521,851                -
                                                                     -----------------------------------------------------
Cash and cash equivalents, end of period                                $ 2,286,167       $   765,123     $  2,286,167
                                                                     =====================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Issuance of capital stock in exchange for equipment                     $         -       $         -     $  1,000,000
                                                                     =====================================================
Equipment acquired under capital lease                                  $    25,216       $    43,043     $     81,434
                                                                     =====================================================
Issuance of warrants in connection with issuance of convertible
   secured promissory notes payable to related parties                  $         -       $   502,220     $    566,220
                                                                     =====================================================
Interest paid                                                           $     3,354       $     3,197     $      7,201
                                                                     =====================================================


SEE ACCOMPANYING NOTES.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.  ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

Vyteris, Inc. ("Vyteris"), formerly Drug Delivery Technologies, Inc., was incorporated on July 19, 2000 in the State of Delaware. Vyteris had no operating activity prior to November 10, 2000.

Effective November 10, 2000, Vyteris, Becton Dickinson and Co. ("Becton") and Spencer Trask Specialty Group, LLC ("Spencer Trask") entered into a stockholders' agreement ("Stockholders' Agreement"), in conjunction with a transaction agreement ("Transaction Agreement"), also effective on November 10, 2000, whereby Becton agreed to transfer to Vyteris certain assets in exchange for common stock and Series A convertible redeemable preferred stock and Spencer Trask agreed to contribute $9,000,000 in cash in exchange for 90% of the voting stock of the Company. Becton received 10% of the voting stock of the Company which was valued at $1,000,000. The entire $1,000,000 was allocated to manufacturing equipment. The manufacturing equipment was carried at a net book value of greater than $1,000,000 by Becton on November 10, 2000.

Vyteris paid certain Transaction Agreement expenses on behalf of Spencer Trask approximating $250,000. The reimbursement was recorded as a reduction in paid-in capital associated with the common stock and Series B convertible, redeemable preferred stock issued to Spencer Trask.

Vyteris is engaged in the development of noninvasive, transdermal drug delivery systems. Vyteris holds over 60 U.S. patents relating to the delivery of drugs across the skin using a mild electric current. The Company operates in one business segment.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that Vyteris will continue as a going concern; however, at its current and planned rate of spending, Vyteris' cash and cash equivalents are not sufficient to allow it to continue operations through December 31, 2004. Additionally, Vyteris defaulted on the payment of certain debt obligations. Vyteris requires additional sources of capital to meet budgeted expenditures in order to continue its operations through that date.

Although Vyteris obtained financing of approximately $8 million subsequent to December 31, 2003, no assurance can be given that Vyteris will be successful in arranging the additional planned financing needed to continue the execution of its business plan, which include the launch of a commercial product. Failure to obtain such financing may require management to substantially curtail operations, which may result in a material adverse effect on the financial position or results of operations of Vyteris.

2.  SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

     Vyteris considers all highly liquid instruments with maturities of three months or less at the date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, except for certain equipment acquired in connection with the Transaction Agreement, which is recorded at the fair value of the equipment on the date of acquisition. Vyteris provides for depreciation using the straight-line method over the estimated useful lives of the respective assets (3-10 years). Equipment held under capital leases is recorded at the present value of the minimum lease payments at the inception of the lease and is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the equipment. Amortization of equipment held under capital leases is included in depreciation and amortization expense in the accompanying financial statements.


REVENUE

     PRODUCT REVENUE. Through September 30, 2004, Vyteris has not had any product revenue. Vyteris will recognizes product revenue, net of allowances for anticipated returns, provided that (1) persuasive evidence of an arrangement exists, (2) delivery to the customer has occurred, (3) the selling price is fixed or determinable and (4) collection is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. The price is considered fixed or determinable when it is not subject to refund or adjustments.

     FEASIBILITY STUDIES. Our revenues from inception on November 10, 2000 through September 30, 2004 have been minimal, totaling $0.7 million and derived solely from research feasibility studies for pharmaceutical companies. Vyteris conducts feasibility studies to demonstrate the viability of its technology to interest potential partners to enter into a development, marketing and supply partnership. Revenues on feasibility studies are measured using the proportional performance method of accounting. Such studies are typically completed within a one- to three-month period. Revenue producing feasibility studies do not occur regularly, are priced at what Vyteris anticipates the actual costs will be and are not expected to produce material revenues or a profit. When applying the proportional performance method, Vyteris relies on total expected input (contract) costs in order to determine the amount of revenue earned to date. Vyteris follows this method because reasonably dependable estimates of the revenue applicable to various contract milestones can be made. Vyteris monitors estimates of total contract revenues and cost on a routine basis throughout the contract period. The cumulative impact of any change in estimates of the contract revenues or costs is reflected in the period in which the changes become known. In the event that a loss is anticipated on a particular contract, provision is made for the estimated loss in the period in which the anticipated loss becomes known. Vyteris issues invoices related to fixed price contracts based on either the achievement of milestones during a project or other contractual terms. Differences between the timing of billings and the recognition of revenue based upon the proportional performance method of accounting are recorded as revenue earned in excess of billings or deferred revenue.

     DEFERRED REVENUE. Non-refundable upfront fees are deferred and recognized as revenue on a straight-line basis over the lives of the agreements.

CONTRACT RESEARCH REVENUE

     During 2003 and 2002, Vyteris had research arrangements with three U.S. pharmaceutical companies to develop iontophoretic transdermal patch systems for the administration of drugs for use in pre-clinical and clinical development. All contract research revenue has been received from the three pharmaceutical companies described above. Contract research revenue is recognized using the proportional-performance method.

     The cost of contract research revenue was approximately $161,000, $104,000, and $521,000, for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003, respectively, and is included in research and development expense in the accompanying financial statements.


REVERSE COMMON STOCK SPLIT

     On March 31, 2004 Vyteris completed a 1:4 reverse stock split of its common stock (refer to Note 16). All share information with respect to Vyteris' common stock, options, and warrants have been adjusted to give retroactive effect to the reverse common stock split for all periods presented.

STOCK-BASED COMPENSATION

     As permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), Vyteris has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations in accounting for its employee stock-based compensation because the alternative fair value method of accounting provided for under SFAS No. 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant. The Board of Directors determines the fair value of common stock.

     Vyteris accounts for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Therefore, the fair value of options issued to non-employees is recorded as an expense and Vyteris periodically re-measures the option value until the option is exercised, expired or forfeited.

     Vyteris has adopted the disclosure-only provisions of SFAS No. 123. Pro forma information regarding net loss is required by SFAS No. 123, which requires that the information is to be determined as if Vyteris had accounted for its employee stock options granted under the fair value provisions of SFAS No. 123. For purposes of SFAS No. 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods.

     The fair value of each option granted was estimated at the date of grant using the minimum value option pricing model with the following assumptions for the grants made during 2003; weighted average risk-free interest rate of 3.22%, no dividend yield and weighted-average expected option life of six years, and for grants made during 2002; weighted average risk-free interest rate of 4.75%, no dividend yield and weighted-average expected option life of six years.

     In addition, the option valuation models require input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

     The pro forma net loss may not be representative of future disclosure since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Vyteris' pro forma information is as follows:

                                                                                                 PERIOD FROM
                                                                                                 NOVEMBER 10,
                                                                                               2000 (INCEPTION)
                                                                                                      TO
                                                           YEAR ENDED DECEMBER 31                  DECEMBER
                                                         2003                  2002                31, 2003
                                                -------------------------------------------------------------------
Net loss as reported:                                $(12,532,577)          $(10,767,694)        $(33,475,757)
   Add stock-based employee compensation
     expense included in reported net loss
   Deduct total stock-based employee                       72,664                 80,669              201,510
     compensation expense determined under the
     fair value based method for all awards              (140,829)              (130,133)            (331,604)
                                                -------------------------------------------------------------------
Pro forma net loss                                   $(12,600,742)          $(10,817,158)        $(33,605,851)
                                                ===================================================================

Basic and diluted pro forma net loss per share
   applicable to common stockholders per share             $(6.95)                $(6.28)
                                                ===================================================================

INCOME TAXES

     Vyteris records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

UNIVERSITY RESEARCH AGREEMENTS

     During 2003, Vyteris funded two separate University research programs. The first aimed to advance the iontophoretic delivery of drugs through the skin. The second targeted the delivery of therapeutic drugs for a specific condition. The cost of the research programs was approximately $168,000 in 2003, and is included in research and development expense in the accompanying financial statements. The agreements provide for future funding of approximately $200,000 in 2004, $84,000 in 2005 and $4,000 in 2006.

RESEARCH AND DEVELOPMENT

     Research and development costs are charged to expense as incurred.

LONG-LIVED ASSETS

     The Company reviews long-lived assets, including fixed assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is assessed using discounted cash flows. Through December 31, 2003, no impairment has occurred.

FINANCIAL INSTRUMENTS

     Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities reported in the Balance Sheets equal or approximate their fair value due to their short term to maturity.

     The FASB has issued Statement No. 150 ("SFAS No. 150"), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of freestanding financial instruments: (1) mandatorily redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets, and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. Accordingly, we have classified our Series A and Series B convertible redeemable preferred stock as liabilities in the accompanying balance sheets.

USE OF ESTIMATES

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER SHARE

     The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net loss per common share ("Basic EPS") is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share ("Diluted EPS") is computing by dividing net loss by the weighted average number of shares and dilutive common share equivalents then outstanding. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of preferred stock. Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive.

RECLASSIFICATION OF EXPENSES

     Certain amounts in the accompanying financial statements have been reclassified to conform to the 2003 presentation.

3.  PROPERTY AND EQUIPMENT

The following is a summary of property and equipment:

                                                                       DECEMBER 31,
                                                                 2003                2002
                                                          ----------------------------------------
Manufacturing and laboratory equipment                          $1,235,815          $1,116,626
Furniture and fixtures                                              32,743               7,899
Office equipment                                                   104,516              50,008
Software                                                            82,200              43,840
                                                          ----------------------------------------
Less accumulated depreciation and amortization                     639,498             351,457
                                                          ----------------------------------------
                                                                   815,776             866,916
In-process equipment                                             1,888,396           1,105,180
Construction in progress                                           230,730                   -
                                                          ----------------------------------------
                                                                $2,934,902          $1,972,096
                                                          ========================================

     At December 31, 2003 and 2002, equipment held under capital lease included manufacturing and laboratory equipment and software of approximately $81,000 and $56,000, respectively. Depreciation and amortization expense, included in research and development expense and general and administrative expense in the accompanying financial statements, was approximately $288,000, $239,000, and $639,000, respectively, for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003.

     At December 31, 2003 and 2002, in-process equipment included advances of approximately $1,561,000 and $1,040,000, respectively for a continuous motion patch machine that is being built for Vyteris. Additionally, at December 31, 2003 and 2002, in-process equipment included advances of approximately $96,000 and $65,000 for patch controller manufacturing equipment that is being custom manufactured for Vyteris.

     Total open purchase commitments related to property and equipment were as follows at December 31, 2003:

     Continuous motion patch machine                    $ 239,000
     Controller manufacturing equipment                    29,000
     Facility expansion project                           101,000
     Laboratory equipment                                  17,000
                                                     ----------------
       Total                                            $ 386,000
                                                     ================

4.  PROMISSORY NOTES

     During 2003, 2002 and 2001, Vyteris issued convertible secured promissory notes (the "Convertible Notes") with an aggregate principal amount of $20,350,000 to the related parties listed below. Each of the Convertible Notes matures one year from its respective date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal and is overdue).

     Vyteris defaulted on payment of the entire principal and accrued interest due on the Convertible Notes dated November 21, 2001, December 3, 2001, January 25, 2002, February 22, 2002, April 10, 2002, May 9, 2002, July 12, 2002, August
20, 2002, October 17, 2002, November 26, 2002, and December 23, 2002. Therefore, Vyteris accrued interest at an annual rate of 11% for each of the Notes in default starting on their respective maturity dates. As of December 31, 2003, no principal or interest has been paid on any of the Convertible Notes. The Convertible Notes are secured by all of Vyteris' domestic and foreign patents.

The following is a schedule of the Convertible Notes:

                                                                              BALANCE AT      BALANCE AT
                                              ISSUANCE         PRINCIPAL     DECEMBER 31,    DECEMBER 31,
PAYEE                                           DATE             AMOUNT          2003            2002
-----------------------------------------------------------------------------------------------------------
Spencer Trask Specialty Group, LLC      November 21, 2001      $   750,000   $    750,000    $    750,000
Member of Vyteris Board of Directors    December 3, 2001           250,000        250,000          250,000
Spencer Trask Specialty Group, LLC      January 25, 2002           750,000        750,000          750,000
Spencer Trask Specialty Group, LLC      February 22, 2002        1,500,000      1,500,000        1,500,000
Spencer Trask Specialty Group, LLC      April 10, 2002           1,000,000      1,000,000        1,000,000
Spencer Trask Specialty Group, LLC      May 9, 2002              2,000,000      2,000,000        2,000,000
Spencer Trask Specialty Group, LLC      July 12, 2002            1,000,000      1,000,000        1,000,000
Spencer Trask Specialty Group, LLC      August 20, 2002            625,000        625,000          625,000
Spencer Trask Specialty Group, LLC      October 17, 2002           925,000        925,000          925,000
Spencer Trask Specialty Group, LLC      November 26, 2002          880,000        880,000          880,000
Spencer Trask Specialty Group, LLC      December 23, 2002        1,000,000      1,000,000        1,000,000
Spencer Trask Specialty Group, LLC      January 24, 2003         1,000,000      1,000,000                -

Spencer Trask Specialty Group, LLC      March 7, 2003            1,155,000      1,155,000                -
Spencer Trask Specialty Group, LLC      March 28, 2003           1,150,000      1,150,000                -
Spencer Trask Specialty Group, LLC      April 30, 2003             607,500        607,500                -
Spencer Trask Specialty Group, LLC      May 30, 2003             1,152,500      1,152,500                -
Spencer Trask Specialty Group, LLC      July 8, 2003             1,240,000      1,240,000                -
Spencer Trask Specialty Group, LLC      July 29, 2003            1,200,000      1,200,000                -
Spencer Trask Specialty Group, LLC      August 28, 2003          1,165,000      1,165,000                -
Spencer Trask Specialty Group, LLC      October 3, 2003          1,000,000      1,000,000                -
                                                                            -------------------------------
                                                                               20,350,000       10,680,000
Less discount from issuance of warrants                                                 -          217,854
                                                                            -------------------------------
                                                                             $ 20,350,000    $ 10,462,146
                                                                            ===============================

     In connection with the issuance of the Convertible Notes, Vyteris issued warrants ("Warrants") to purchase 2,035,000 shares (967,000 during 2003, 968,000 during 2002 and 100,000 during 2001) of Vyteris' common stock at an exercise price of $4.00 per share. Management estimated that the Warrants had an aggregate fair value of approximately $566,000 (None for 2003 issues, $502,000 for 2002 issues, and $64,000 for 2001 issues) based on a valuation on each of the respective dates of issue. Therefore, Vyteris has recorded an aggregate discount on the Convertible Notes of approximately $566,000 and paid-in capital of approximately $502,000 and $64,000 in the accompanying statements of changes in stockholders' equity (deficit) for the years ended December 31, 2002 and 2001, respectively (none in 2003). The discount is amortized over each of the Convertible Notes respective one-year life.

     The Warrants had an expiration date of the earlier of seven years from the date of issuance or three years from the date of a qualified initial public offering ("IPO"). A qualified IPO is defined as one in which the minimum gross proceeds are $10,000,000 and the minimum price per common share is $12.00.

     At December 31, 2003 and 2002, approximately $2,023,000 and $490,000 of accrued interest on the Convertible Notes was recorded in interest payable to related parties in the accompanying balance sheets.

     At any time prior to maturity, all interest and principal on the Convertible Notes were, at the option of the holder, convertible into shares of Vyteris' stock, as defined below, upon the closing of a private equity financing ("Private Equity Financing") in which the minimum gross proceeds are $3,000,000. The Convertible Notes were convertible into capital stock of the same class or series of capital stock and at the same price per share of the capital stock issued in the Private Equity Financing.

     The Convertible Notes issued during 2001 were amended during 2002 to be convertible at the option of the holder (the original terms included automatic conversion) upon closing of a Private Equity Financing, as described above.

     If Vyteris proposed to consolidate with, or merge into, another corporation or entity, or to sell all or substantially all of its assets, then Vyteris was required to provide holders of the Convertible Notes with at least ten days' prior written notice of any such proposed action, and the holders of the Convertible Notes will, at their option, have the right to demand immediate prepayment of all principal and interest due under the Notes.

     Due to the short-term nature of the Convertible Notes, their carrying value approximates fair value.

     As discussed in Note 17, the Convertible Notes were exchanged for Vyteris' common stock and Series C convertible, redeemable preferred stock in 2004.

     On July 1, 2003, Vyteris issued a convertible promissory note to Becton Dickinson and Company ("the BD Convertible Note") with an aggregate principal amount of $500,000. The BD Convertible Note matures one year from its date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal and is overdue).

     In connection with the issuance of the BD Convertible Note, Vyteris issued warrants (the Becton "Warrants") to purchase 50,000 of Vyteris' common stock at an exercise price of $4.00 per share. Management estimated that the Becton Warrants had no fair value on the date of issue. The Becton Warrants expire at the earlier of seven years from the date of issuance or three years from the date of a qualified initial public offering with minimum gross proceeds are $10,000,000.

     At December 31, 2003 approximately $20,000 of accrued interest (none at December 31, 2002) on the BD Convertible Note was recorded in interest payable to related parties in the accompanying balance sheet.

     At any time prior to maturity, all interest and principal on the BD Convertible Note shall, at the option of the holder, convert into shares of Vyteris' common stock at a conversion price of $4 per share.

     Due to the short-term nature of the BD Convertible Note, the carrying value approximates fair value.

5.  SECURED PROMISSORY NOTES

     During 2003, Vyteris issued secured promissory notes (the "Notes") with an aggregate principal amount of $2,900,000 to the related parties listed below. Each of the Notes matures one year from its respective date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal is overdue). The Notes are secured by all of Vyteris' domestic and foreign patents.

     The following is a schedule of the Notes:

                                                                              BALANCE AT
                                        ISSUANCE             PRINCIPAL       DECEMBER 31,
PAYEE                                   DATE                 AMOUNT              2003
--------------------------------------------------------------------------------------------
Spencer Trask Specialty Group, LLC      November 6, 2003      $   800,000    $    800,000
Spencer Trask Specialty Group, LLC      December 12, 2003       1,000,000       1,000,000
Spencer Trask Specialty Group, LLC      December 30, 2003       1,100,000       1,100,000
                                                                           -----------------
                                                                             $  2,900,000
                                                                           =================

     At December 31, 2003, approximately $13,000 (none at December 31, 2002) of accrued interest on the Notes was recorded in interest payable to related parties in the accompanying balance sheet.

     Due to the short-term nature of the Notes, their carrying values approximate fair value.

     Spencer Trask had the option to demand immediate repayment of the Notes in the event that Vyteris receives proceeds greater than $6 million from the sale of securities. As discussed in Note 17, the Notes were exchanged for Vyteris' common stock and Series C convertible, redeemable preferred stock in 2004.

6.  COMMON STOCK AND CONVERTIBLE, REDEEMABLE PREFERRED STOCK

     In connection with the Transaction Agreement, 1,666,667 shares of common stock and 3,333,333 of convertible, redeemable preferred stock (333,333 Series A and 3,000,000 Series B) were issued. All shares have a $0.0001 par value and were issued in exchange for cash and equipment.

     During 2002, 125,000 common shares were issued to B. Braun Medical, Inc. in connection with a license, development and distribution agreement (refer to Note
13).

     Each stockholder is entitled to receive dividends if and when declared by the Board of Directors. Convertible, redeemable preferred stockholders have equal priority over any distribution to holders of common stock.

     Holders of outstanding shares vote as a single class. Each holder of common stock shall be entitled to one vote per share. Each holder of convertible, redeemable preferred stock shall be entitled to the number of votes that such holder would have if the convertible, redeemable preferred stock held was converted into common stock. Holders of convertible, redeemable preferred stock have the option, at any point after the date of issuance, to convert said shares into common stock based on a conversion ratio in place at that time. The conversion ratio at December 31, 2003 was 1:4; however, in the event of another common stock split, a common stock dividend or another similar occurrence, such ratio would be adjusted. Further, each share of convertible, redeemable preferred stock is to be automatically converted into common stock (based on a conversion ratio in place at that time) upon a public offering, as defined in the Stockholders' Agreement.

     Under the terms of the Transaction Agreement, for each $100,000 in excess of $10,000,000 in gross proceeds received by Vyteris as a result of a sale and closing of a capital private placement (or series of such transactions), each convertible, redeemable preferred stockholder has the right to require Vyteris to redeem up to 1% of such stockholder's Series A convertible, redeemable preferred stock at a price of at least $3 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock) during a period beginning the day after the sale and closing of the capital private placement (or series of such transactions) and ending one year following such date. No accretion of this redemption feature has occurred, as such redemption is uncertain at this time.

     In the event of liquidation, each share of convertible, redeemable preferred Series A and Series B stock entitles its holder to receive $30 per share and $3 per share, respectively, plus unpaid dividends. In the event of a stock split, a stock dividend or another similar occurrence, such per share amounts may be adjusted.

     At December 31, 2003, Vyteris reserved shares of common stock for issuance as follows:

        Exercise of stock options                            1,479,188
        Conversion of Series A convertible,
           redeemable preferred stock                           83,333
        Conversion of Series B convertible,
           redeemable preferred stock                          750,000
        Conversion of convertible promissory notes           5,212,500
        Exercise of warrants                                 2,400,000
        B.Braun option to purchase additional shares            92,593
                                                        -----------------
        Total                                               10,017,614
                                                        =================

     On January 16, 2003, Vyteris' Board of Directors authorized an increase in the number of shares of stock from 50,000,000 to 125,000,000. Authorized common stock increased from 30,000,000 to 75,000,000 and authorized preferred stock increased from 20,000,000 to 50,000,000.

7.  STOCK COMPENSATION PLAN

     In March 2001, the Board of Directors and stockholders of Vyteris approved the adoption of the Vyteris, Inc. 2001 Stock Option Plan (the "Option Plan"). The Option Plan provides for the granting of both incentive and nonqualified stock options to employees, officers, directors, and consultants of Vyteris to purchase up to 1,500,000 shares of Vyteris' common stock, in the aggregate. Only employees of Vyteris may be granted incentive stock options under the Option Plan.

     Options granted under the Option Plan vest as determined by the Compensation Committee of the Board of Directors ("Compensation Committee") and terminate after the earliest of the following events: expiration of the option as provided in the option agreement, termination of the employee, or ten years from the date of grant (five years from the date of grant for incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of Vyteris stock at the date of grant). Granted stock options are immediately exercisable into restricted shares of common stock, which vest in accordance with the original terms of the related options. If an optionee's status as an employee or consultant changes due to termination, Vyteris has the right to purchase from the optionee all unvested shares at the original option exercise price.

     The option price of each share of common stock shall be determined by the Compensation Committee, provided that with respect to incentive stock options, the option price per share shall in all cases be equal to or greater than 100% of the fair value of a share of common stock on the date of the grant, except an incentive option granted under the Option Plan to a shareholder that at any time an option is granted owns more than 10% of the total combined voting power of all classes of Vyteris stock, shall have an exercise price of not less than 110% of the fair value of a share of common stock on the date of grant. No participant may be granted incentive stock options, which would result in shares with an aggregate fair value of more than $100,000 first becoming exercisable in one calendar year.

     A summary of Vyteris' stock option activity under the Option Plan, and related information for the years ended December 31 is as follows:

                                                          2003                            2002
                                             ---------------------------------------------------------------
                                                              WEIGHTED-                       WEIGHTED-
                                                              AVERAGE                         AVERAGE
                                                              EXERCISE                        EXERCISE
                                                OPTIONS         PRICE           OPTIONS         PRICE
                                             ---------------------------------------------------------------
Outstanding at beginning of year                192,959          $2.92           75,854         $0.60
   Granted                                      262,375            .80          134,542          4.00
   Exercised                                          -              -             (187)         0.60
   Forfeited and canceled                        (6,625)          1.33          (17,250)         1.40
                                             ---------------------------------------------------------------
   Outstanding and exercisable to acquire
   restricted stock at end of year              448,709          $1.70          192,959         $2.92
                                             ===============================================================

Weighted-average grant date fair value of
   options granted during the year for
   options with an exercise price less than
   the fair value of a common share on the       $ 0.76                              -
   date of grant
Weighted-average grant date fair value of
   options granted during the year for
   options with an exercise price equal to
   the fair value of a common share on the            -                         $ 0.96
   date of grant

     A summary of Vyteris' options outstanding under the Option Plan at December 31, 2003 and the related exercise prices and weighted-average remaining lives is as follows:

                                                               WEIGHTED-
                                                               AVERAGE
                                                              REMAINING
                                                                 LIFE
            EXERCISE PRICE              OUTSTANDING             (YEARS)
          --------------------------------------------------------------

            $0.60                          61,917                7.5
            $0.80                         257,375                9.7
            $4.00                         129,417                8.0
                                   -------------------------------------
                                          448,709                8.9
                                   =====================================

     Vyteris granted 262,375 options during the year ended December 31, 2003. All options granted during 2003 have an exercise price of $0.80 per share. 155,500 of the options have an exercise price that approximates fair value for accounting purposes of a share of common stock on the date of grant. 106,875 of the options have an exercise price which is lower that fair value for accounting purposes of a share of common stock on the date of grant. Vyteris granted 134,542 options during the year ended December 31, 2002. All options granted during 2002 have an exercise price of $4.00 per share, which approximates the fair value for accounting purposes of a share of common stock on the date of grant. Accordingly, Vyteris recorded deferred compensation of approximately $9,500 during 2003, none during 2002 and $260,800 during 2001 and amortization of deferred compensation of approximately $72,600, $80,700, and $201,500 for the years ended December 31, 2003 and 2002 and the period from November 10, 2001 (inception) to December 31, 2003, respectively. During 2003 and 2002, stock options with an intrinsic value of approximately $270 and $25,200 were forfeited, respectively. All options granted in 2001 and 2002 have a vesting period of three years. Options granted in 2003 have different vesting periods, with 135,250 options vesting over thirty months and 127,125 options vesting over three years.

8.  COMMITMENTS AND CONTINGENCIES

LEASES

     At December 31, 2003, the minimum lease payments under capital lease obligations and a non-cancelable operating sublease with Becton for office and facility space are as follows:

                                                                            CAPITAL
                                                                             LEASE            OPERATING
                                                                          OBLIGATIONS           LEASE
                                                                       -------------------------------------
        Years ended December 31,
        2004                                                                 $26,059            $304,000
        2005                                                                  20,288             304,000
        2006                                                                  11,333             228,000
        2007                                                                       -                   -
        2008                                                                       -                   -
                                                                       -------------------------------------
        Total minimum lease payments                                          57,680            $836,000
                                                                                         ===================
        Less amounts representing interest (interest imputed using
           rates from 7.4%-13.8%)                                              5,514
                                                                       ------------------
        Present value of minimum capital lease payments                       52,166
        Less current portion of capital lease obligation                      22,620
                                                                       ------------------
        Capital least obligation, less current portion                       $29,546
                                                                       ==================

     Rent expense recorded in the accompanying statements of operations was approximately $301,300, $292,000, and $942,300 for the years ended December 31, 2003 and 2002 and the period from November 10, 2000 (inception) to December 31, 2003, respectively.

OTHER MATTERS

     Vyteris is involved in pending opposition proceedings involving its patents. The ultimate outcome cannot be predicted at this time. Management does not believe that the pending opposition proceedings will have a material adverse effect on the financial position, results of operations or cash flows of Vyteris.

9.  RELATED PARTY TRANSACTIONS

SPENCER TRASK

     In addition to the Convertible Notes and the Notes described in Note 4, Vyteris had the following transactions with Spencer Trask:

     At December 31, 2003 and 2002, approximately $62,000 is included in due to Spencer Trask in the accompanying balance sheets for amounts owed to Spencer Trask and Spencer Trask Ventures, Inc. for certain expenses paid on behalf of Vyteris.

     During December 2001, $10,000 of Spencer Trask's funds were deposited in Vyteris' bank account in error by Vyteris' bank. Therefore, at December 31, 2003 and December 31, 2002, $10,000 is included in due to Spencer Trask in the accompanying balance sheets.

BECTON DICKINSON AND CO.

     In addition to the BD Convertible Note described in Note 4, Vyteris had the following transactions with Becton:

     Becton provided certain transitional services to Vyteris during 2001 and 2000 in accordance with the Transaction Agreement. Vyteris paid Becton approximately $92,000 for transitional services during the period from November 10, 2000 (inception) to December 31, 2003 (none in 2003 or 2002).

     In accordance with the Transaction Agreement, Becton was required to reimburse Vyteris for certain legal expenses. For the period from November 10, 2000 (inception) to December 31, 2003, Becton reimbursed Vyteris for legal expenses of approximately $100,000. Becton did not reimburse Vyteris for any legal expenses during 2003 or 2002.

     We are required to pay BD a royalty in respect of sales of each iontophoresis product stemming from intellectual property received by us from BD. For our LidoSite product, on a country-by-country basis, that obligation continues for the later of 10 years after the date of the first commercial sale in a country and the date of the original expiration of the last-to-expire patent granted in such country. The royalty on our LidoSite product, which is to be calculated semi-annually, will be 5% of all direct revenues as defined in the Transaction Agreement. No royalties will be earned by BD prior to November 10, 2005.

10.  NEW DRUG APPLICATION

     During 2002, Vyteris filed new drug applications for its iontophoretic lidocaine patch system with the United States Food and Drug Administration ("FDA"). Certain fees accompany such applications. In light of Vyteris' early stage of development in 2002, it filed a request for refund of certain of the fees. On March 14, 2003, Vyteris was notified by the FDA that the FDA was refunding approximately $313,000 in human drug application fees paid by Vyteris because Vyteris qualified for a small business waiver.

     Therefore, at December 31, 2002, Vyteris recorded a receivable from the FDA of approximately $313,300 and a reduction in research and development expenses of approximately $313,300 for the year ended December 31, 2002 and the period from November 10, 2000 (inception) to December 31, 2003. The receivable was collected in 2003.

11.  INCOME TAXES

     Vyteris has available for federal income tax purposes net operating loss carryforwards, subject to review by the Internal Revenue Service, aggregating approximately $33,670,000 and expiring from 2020 to 2023. The difference between the deficit accumulated during the development stage for financial reporting purposes and the net operating loss carryforwards for income tax purposes is primarily due to differences in accounting and tax bases of certain assets resulting from the Transaction Agreement.

     Utilization of net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change.

     Except as described below, Vyteris has not recorded a provision for or benefit from income taxes in the accompanying financial statements due to recurring losses and the uncertainty of the future recoverability of its deferred tax assets. Accordingly, Vyteris has provided a full valuation allowance against its federal deferred tax assets of approximately $12,742,000 and $8,671,000 at December 31, 2003 and 2002, respectively. The deferred tax assets are principally due to net operating loss carryforwards.

     Significant components of the Company's deferred tax assets at December 31, 2003 and 2002 are as follows:

                                                         DECEMBER 31,                    DECEMBER 31,
                                                             2003                            2002
                                                   -------------------------        -----------------------
Deferred tax assets:
  Net operating tax loss carryforwards             $            12,284,000          $           8,427,000
  Research tax credits                                             441,000                        242,000
  Other                                                             17,000                          2,000
                                                   -------------------------        -----------------------
Total deferred tax asset                                        12,742,000                      8,671,000
Less valuation allowance                                       (12,742,000)                    (8,671,000)
                                                   -------------------------        -----------------------
Net deferred tax asset                             $                     -          $                   -
                                                   =========================        =======================

During 2003, Vyteris recognized a benefit from state income taxes of approximately $239,000 related to the sale of approximately $2,979,000 state net operating loss carryforwards.

A reconciliation of the statutory tax rates for the years ended December 31, 2003 and 2002 is as follows:

                                       DECEMBER 31,             DECEMBER 31,
                                           2003                     2002
                                    -------------------     -------------------
Statutory rate                             (34)%                    (34)%

State income tax                            (6)%                     (6)%
Change in valuation allowance               40%                      40%

                                    -------------------     -------------------
Benefit for income tax                       0%                       0%
                                    ===================     ====================

12.  EMPLOYMENT BENEFIT PLAN

     During December 2000, Vyteris' Board of Directors adopted a 401(k) plan (the "Plan") effective January 1, 2001 that covers substantially all employees. Vyteris expenses approximately $80,000, $55,000 and $179,000 in contributions to the Plan for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003, respectively, no contributions were made to the Plan prior to 2001.

13.  BRAUN MEDICAL, INC. LICENSE, DEVELOPMENT AND DISTRIBUTION AGREEMENT

     On September 20, 2002, Vyteris entered into an agreement with Braun, whereby Braun agrees to (upon U.S. F.D.A. approval) market, sell and distribute the Vyteris transdermal lidocaine delivery system (the "Product"). Under the general terms of the agreement, Vyteris is responsible for the cost of manufacturing the product and Braun is responsible for the cost of marketing and selling the product. Vyteris and Braun will share the revenues generated by the product in accordance with the agreement. Upon signing the agreement, Braun made an upfront, non-refundable milestone payment of $300,000 (refer to Note 2) and purchased 125,000 shares of Vyteris common stock for $500,000 ($4.00 per share) (refer to Note 6).

     Braun has an option to purchase in the future, an additional 92,593 shares of Vyteris' common stock for $5.40 per share, adjusted for stock splits and recapitalizations.

14.  LOSS PER SHARE

     The following table sets forth the computation of basic and diluted net loss attributable to common stockholders per share.

                                               YEAR ENDED
                                               DECEMBER 31
                                        2003                    2002
                                ----------------------  ---------------------
Numerator:
  Net loss                           $(12,532,577)           $(10,767,694)
Denominator:
  Weighted average shares               1,812,479               1,722,744
                                ----------------------  ---------------------
Basic and diluted net loss
    attributable to common
    stockholders per share        $          (6.91)       $          (6.25)
                                ======================  =====================

     The following table shows dilutive common share equivalents outstanding, which are not included in the above historical calculations, as the effect of their inclusion is anti-dilutive during each period.

                                                   DECEMBER 31
                                               2003            2002
                                        ----------------- ----------------
Convertible preferred stock                   833,333           833,333
Convertible debt                            5,212,500         2,670,000
Warrants                                    2,085,000         1,068,000
Options                                       448,709           192,959
B. Braun purchase right                        92,593            92,593
                                        ----------------- ----------------
Total                                       8,672,135         4,856,885
                                        ================= ================

15.  CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject Vyteris to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Vyteris deposits its cash and cash equivalents with major financial institutions. At December 31, 2003, Vyteris had a cash balance in a financial institution that exceeded federal deposit insurance limits. Management believes that credit risk related to this deposit is minimal. Vyteris extends credit without collateral to companies that contract with it under contract research arrangements.

     Vyteris also purchases a small number of parts from single-source suppliers. Although Vyteris has not experienced significant supply delays attributable to supply changes, Vyteris believes that, for integrated circuits and hydrogel in particular, alternative sources of supply would be difficult to develop over a short period of time. Because Vyteris has no direct control over its third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary parts or products, Vyteris may be unable to redesign or adapt its technology to work without such parts or find alternative suppliers or manufacturers. In such events, Vyteris could experience interruptions, delays, increased costs, or quality control problems.

16.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                         QUARTERS ENDED
                                            MARCH 31,             JUNE 30,            SEPTEMBER 30,        DECEMBER 31,
                                      -----------------------------------------------------------------------------------
2002
Contract research revenue                $      35,000         $      96,452         $      20,000         $         -
Net loss                                 $  (2,304,707)        $  (2,836,718)        $  (3,055,794)        $(2,570,475)
Basic and diluted net (loss) per
  common share*                          $       (1.36)        $       (1.68)        $       (1.79)        $     (1.42)

2003
Contract research revenue                $     105,000               $40,000         $      55,000         $         -
Net loss                                 $  (2,700,327)        $  (3,290,218)        $  (3,310,183)        $(3,231,849)
Basic and diluted net (loss) per
  common share*                          $       (1.49)        $       (1.82)        $       (1.83)        $     (1.78)

* Per common share amounts for the quarters and full years have been calculated separately. Accordingly, quarterly amounts do not add up to the annual amount because of differences in the weighted average common shares outstanding during each period principally due to the effect of the Company's issuing shares of its common stock during the year.

Diluted net loss per share is identical to Basic net loss per share since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive. All per share amounts reflect the reverse stock split described in Note 2.

17.  SUBSEQUENT EVENTS

A.  SECURED PROMISSORY NOTES

     During February 2004, Vyteris issued secured promissory notes with principal of $1,000,000 to Spencer Trask and related parties. Each of the Notes matures 120 days from its respective date of issuance and bears an annual interest rate of 12%, which is payable on maturity, and are convertible into stock, at the option of the holders under certain circumstances.

B.  RECAPITALIZATION TRANSACTION

     On March 31, 2004 Spencer Trask and a related entity ("Spencer Trask and Related Party") consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 23 million shares of common stock, 7.5 million shares of Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") with a par value of $0.0001 per share, and other nominal consideration in exchange for $20,350,000 principal amount of the Convertible Notes, $2,900,000 of the Notes (collectively the "Spencer Trask Notes"), $2,615,000 of accrued and unpaid interest as of March 31, 2004 on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 2,035,000 shares of common stock (the "Recapitalization Transaction"). Management is in the process of determining the effect of this transaction on Vyteris' financial statements.

C.  SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK

     On March 31, 2004 Vyteris issued 7.5 million shares of the "Series C Preferred Stock to Spencer Trask and Related Party in the Recapitalization Transaction. The Series C Preferred Stock is entitled to receive dividends when, as and if declared by the Board of Directors as long as any shares of the Series A Preferred Stock shall remain outstanding. Effective upon the cancellation, conversion or redemption of all shares of the Series A convertible redeemable preferred stock, the Series C Preferred Stock shall be entitled to cumulative dividends at the rate of 8% per annum of the then applicable Redemption Value, as defined. Dividends may be paid in cash and/or in shares of common stock, as determined, in good faith, by the Board of Directors. The Series C Preferred Stock has a liquidation preference of $1.00 per share.

     The Series C Preferred Stock shall participate on a per share basis equally with the common stock on distributions in excess of the Liquidation Amount, as defined. The Series C Preferred stock is convertible into common stock at $4.00 per share if converted within 18 months of issuance; $3.00 per share if converted during the following 18 month period; and $1.50 per share if converted at any time thereafter. The holders of the Series C Preferred Stock shall be entitled to vote the number of votes that such holder would have if the Series C Preferred Stock were converted into common stock on the record date. The Series C Preferred Stock has redemption rights such that Vyteris shall, during the period commencing two years after the date Vyteris first receives revenue relating to commercial sale of the Vyteris' LidoSite product and ending one year thereafter (the "Initial Redemption Period"), redeem an amount of Series C Preferred Stock, based on the then applicable Redemption Price, equal to 5% of the gross profits received by Vyteris from the sale of LidoSite and commencing on the day after the termination of the Initial Redemption Period, Vyteris shall redeem an amount of Series C Preferred Stock, based on the then applicable

Redemption Price, equal to 10% of the gross profits received by the Company from the sale of LidoSite.

D.  PRIVATE PLACEMENT

     In March and April of 2004, Vyteris sold $8 million of convertible notes in a private placement transaction. Spencer Trask Ventures, Inc., a related party to Vyteris' principal stockholder acted as placement agent in this transaction. Warrants to purchase 4 million shares of Vyteris' common stock at $1.00 per share were issued to the investors in this transaction. Spencer Trask Ventures, Inc. received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2.4 million shares of common stock at $1.00 as compensation for acting as placement agent.

E.  FDA APPROVAL

     On May 6, 2004, the Food and Drug Administration approved Vyteris' New Drug Application (NDA 215-04) for its LidoSite(TM) Patch and Controller.


                                             TREASURE MOUNTAIN HOLDINGS, INC.
                                             (A DEVELOPMENT STAGE ENTERPRISE)
                                           CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                           SEPTEMBER        DECEMBER
                                                                                            U30,2004        U31,2003
                                                                                          (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents........................................................      $10,932,724     $2,286,167
    Prepaid expenses and other current assets........................................          619,941         93,238
                                                                                         --------------------------------
      Total current assets...........................................................       11,552,665      2,379,405

Deferred financing costs.............................................................        1,275,000             --
Property and equipment, net..........................................................        2,992,161      2,934,902
                                                                                         --------------------------------
TOTAL ASSETS.........................................................................      $15,819,826     $5,314,307
                                                                                         ================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable.................................................................       $1,268,308       $887,858
    Accrued expenses and other liabilities...........................................        1,272,935      1,021,720
    Interest payable to related parties..............................................           50,081      2,056,495
    Convertible, secured promissory notes payable to related parties.................               --     20,350,000
    Secured promissory notes payable to related parties..............................               --      2,900,000
    Convertible promissory note payable to a related party...........................          250,000        500,000
                                                                                         --------------------------------
      Total current liabilities......................................................        2,841,324     27,716,073
    Capital lease obligation, less current portion...................................           15,270         29,546
                                                                                         --------------------------------
      Total liabilities..............................................................        2,856,594     27,745,619

Preferred stock, 0 and 50,000,000 shares authorized, par value $0.0001 per share;
        on September 30, 2004 and December 31, 2003, respectively:
    Vyteris Series A convertible, redeemable preferred stock; 0 and 333,333 shares                  --        333,333
      issued and outstanding on September 30, 2004 and December 31, 2003, respectively; liquidation preference $0 and $9,999,990 at September 30, 2004 and December 31, 2003, respectively............................................
    Vyteris Series B convertible, redeemable preferred stock; 0 and 3,000,000 shares                --      2,917,640
      issued and outstanding on September 30, 2004 and December 31, 2003, respectively; liquidation preference $0 and $9,000,000 at September 30, 2004 and December 31, 2003, respectively............................................
    Treasure Mountain Series B convertible, redeemable preferred stock; 0 shares             7,500,000             --
      issued and outstanding on September 30, 2004 and December 31, 2003; 7,500,000
      and 0 preferred rights certificates outstanding on September 30, 2004 and
      December 31, 2003, respectively;  liquidation preference $7,500,000 and $0 at
      September 30, 2004 and December 31, 2003, respectively.........................
Stockholders' equity (deficit):
Common stock, Treasure Mountain par value $.001 per share; 50,000,000 shares                    48,475            181
    authorized, 48,475,000 shares and 144,188,580 rights certificates issued and outstanding at September 30, 2004; Vyteris, par value $0.0001 per share;
    75,000,000 shares authorized, 1,812,479 shares issued and outstanding at December
    31, 2003.........................................................................
Additional paid-in capital...........................................................       57,677,485      7,836,638
Deferred compensation ...............................................................         (172,248)       (43,347)
 Deficit accumulated in development stage............................................      (52,090,480)   (33,475,757)
                                                                                         --------------------------------
Total stockholders' equity (deficit).................................................        5,463,232    (25,682,285)
                                                                                         --------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT).................................      $15,819,826     $5,314,307
                                                                                         ================================


The accompanying notes are an integral part of these condensed consolidated financial statements.


                                         TREASURE MOUNTAIN HOLDINGS, INC.
                                         (A DEVELOPMENT STAGE ENTERPRISE)
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (UNAUDITED)


                                                                                              PERIOD FROM
                                                                                              NOVEMBER 10,
                                                               NINE MONTHS ENDED                  2000
                                                                 SEPTEMBER 30,U              (INCEPTION) TO
                                                                 -------------                SEPTEMBER 30,
                                                             2004              2003               2004
---------------------------------------------------          ----              ----               ----
Revenues:
  Contract research revenue........................           $92,500         $200,000           $720,500

Operating expenses:
   Research and development........................         8,544,546        6,472,042         31,862,305
  General and administrative.......................         2,979,622        1,780,487         11,690,575
                                                      ----------------------------------------------------------
    Total operating expenses.......................        11,524,168        8,252,529         43,552,880

  Interest income..................................            (7,755)          (4,480)          (326,133)
  Interest expense to related parties..............           787,299        1,248,969          3,410,014
  Interest expense.................................         6,403,511            3,710          6,412,803
                                                      ----------------------------------------------------------
     Loss before benefit from state income taxes...       (18,614,723)      (9,300,728)       (52,329,064)
                                                      ----------------------------------------------------------

  Benefit from state income taxes..................                                              (238,584)
                                                      ----------------------------------------------------------

Net loss...........................................      $(18,614,723)     $(9,300,728)      $(52,090,480)
                                                      ==========================================================

Net loss per common share:
      Basic and diluted............................            $(1.06)          $(5.13)
      Basic and diluted, pro forma ................            $(0.25)          $(5.13)

Weighted average number of common shares:
      Basic and diluted ...........................        17,490,594        1,812,479
      Basic and diluted, pro forma ................        73,036,919        1,812,479


The accompanying notes are an integral part of these condensed consolidated financial statements.


                                         TREASURE MOUNTAIN HOLDINGS, INC.
                                         (A DEVELOPMENT STAGE ENTERPRISE)
                                  CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN
                                          STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                        DEFICIT
                                                                                                       ACCUMULATED
                                                                            ADDITIONAL                     IN            TOTAL
                                                        COMMON STOCK          PAID-IN      DEFERRED    DEVELOPMENT    STOCKHOLDERS'
                                                     SHARES       AMOUNT      CAPITAL    COMPENSATION     STAGE     EQUITY (DEFICIT)
Balance at November 10, 2000 (inception).........           -          -              -             -             -              -
Issuance of common stock.........................   1,666,667        167      6,501,860             -             -      6,502,027
   Net loss......................................           -          -              -             -      (716,621)      (716,621)
                                                   --------------------------------------------------------------------------------
Balance at December 31, 2000.....................   1,666,667        167      6,501,860             -      (716,621)     5,785,406
Compensation associated with stock option grants.           -          -        260,810      (260,810)            -              -
Amortization of deferred compensation............           -          -              -        48,177             -         48,177
Exercise of stock options........................      20,625          2         12,372             -             -         12,374
Issuance of warrants.............................           -          -         64,000             -             -         64,000
Consultant compensation associated with stock
  options .......................................           -          -          8,799             -             -          8,799
option grants
   Net loss......................................           -          -              -             -    (9,458,865)    (9,458,865)
                                                   --------------------------------------------------------------------------------
Balance at December 31, 2001.....................   1,687,292        169      6,847,841      (212,633)  (10,175,486)    (3,540,109)
Issuance of common stock.........................     125,000         12        499,988             -             -        500,000
Forfeited stock options..........................           -          -        (25,161)       25,161             -              -
Amortization of deferred compensation............           -          -              -        80,669             -         80,669
Exercise of stock options........................         187          -            112             -             -            112
Issuance of warrants.............................           -          -        502,220             -             -        502,220
   Net loss......................................           -          -              -             -   (10,767,694)   (10,767,694)
                                                   --------------------------------------------------------------------------------
Balance at December 31, 2002.....................   1,812,479        181      7,825,000      (106,803)  (20,943,180)   (13,224,802)
Adjustment for cancelled-unamortized, stock
  option grants..................................           -          -           (272)          272             -              -
Compensation associated with stock option grants.           -          -          9,480        (9,480)            -              -
Amortization of deferred compensation............           -          -              -        72,664             -         72,664
Consultant compensation associated with stock
  options........................................           -          -          2,430             -             -          2,430
   Net loss......................................           -          -              -             -   (12,532,577)   (12,532,577)
                                                   --------------------------------------------------------------------------------
Balance at December 31, 2003....................    1,812,479        181      7,836,638       (43,347)  (33,475,757)   (25,682,285)
Adjustment for cancelled-unamortized, stock
  option.........................................           -          -         (6,340)        6,340             -              -
Compensation associated with stock option grants.           -          -        333,122      (333,122)            -              -
Amortization of deferred compensation............           -          -              -       197,881             -        197,881
Exercise of stock options........................      49,658          5         32,221             -             -         32,226
Issuance of common stock on conversion of debt
  and preferred stock............................  23,000,000      2,300     21,280,698             -             -     21,282,998
Issuance of warrants to convertible note holders.           -          -      1,856,104             -             -      1,856,104
Beneficial conversion of convertible debt........           -          -      2,401,057             -             -      2,401,057
Issuance of warrants associated with private
  placement......................................           -          -      1,182,264             -             -      1,182,264
Issuance of common stock in exchange of debt.....     166,666         17        249,983             -             -        250,000
Issuance of common stock on conversion of
  preferred stock................................     666,667         67        333,266             -             -        333,333
Issuance common stock for capital raised, net....  10,040,076      1,004     12,561,601             -             -     12,562,605
Issuance of common stock on conversion of
  debt...........................................   8,497,500        850      8,496,650             -             -      8,497,500
Reverse deferred financing costs upon conversion
  of debt........................................           -          -       (462,863)            -             -       (462,863)
Issuance of common stock for working capital
  credit line....................................   1,000,000        100      1,274,900             -             -      1,275,000
Adjustment to common stock related to merger.....    (170,163)    40,539        (40,539)            -             -              -
Treasure Mountain balance at January 1, 2004.....   3,382,117      3,382        684,370             -      (695,391)        (7,639)
Issuance of warrants associated with merger......           -          -        347,255             -             -        347,255
Capital contribution by Treasure Mountain
  officers.......................................           -          -          9,519             -             -          9,519
Issuance of common stock in exchange of services.      30,000         30          2,970             -             -          3,000
Elimination of Treasure Mountain accumulated
  deficit........................................           -          -       (695,391)            -       695,391              -
   Net loss......................................           -          -              -             -   (18,614,723)   (18,614,723)
                                                   --------------------------------------------------------------------------------
Balance at September 30, 2004 (unaudited)........  48,475,000    $48,475   $ 57,677,485     $(172,248) $(52,090,480)  $  5,463,232
                                                   ================================================================================


The accompanying notes are an integral part of these condensed consolidated financial statements.


                                         TREASURE MOUNTAIN HOLDINGS, INC.
                                         (A DEVELOPMENT STAGE ENTERPRISE)
                                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (UNAUDITED)


                                                                                                                   PERIOD FROM
                                                                                                                NOVEMBER 10, 2000
                                                                                     NINE MONTHS ENDED            (INCEPTION) TO
                                                                                       SEPTEMBER 30,               SEPTEMBER 30,
                                                                                   2004            2003               2004
---------------------------------------------------------------------------   -------------    -------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...................................................................   $ (18,614,723)   $  (9,300,728)   $     (52,090,480)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization............................................         293,818          210,654              933,318
  Amortization of notes payable discount...................................       1,856,104          202,194            2,422,324
  Amortization of deferred compensation....................................         197,881           57,138              399,391
  Amortization of financing costs..........................................       1,984,167               --            1,984,167
  Amortization of beneficial conversion feature of warrants................       2,401,057               --            2,401,057
  Noncash compensation.....................................................              --               --               11,229
  Compensation for services paid with warrants and common stock............         350,255               --              350,255
Change in operating assets and liabilities:
  Prepaid expenses and other current assets................................        (460,884)         271,639             (554,122)
  Deferred offering costs..................................................              --          (44,827)                  --
  Accounts payable.........................................................         377,854         (521,820)           1,265,712
  Accrued expenses and other liabilities...................................         254,536           12,608            1,182,057
  Interest payable to related parties......................................         608,956        1,047,678            2,665,450
  Due to Spencer Trask.....................................................              --               --               71,577
                                                                              -------------    -------------    -----------------
Net cash used in operating activities......................................     (10,750,979)      (8,065,464)         (38,958,065)
                                                                              -------------    -------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase equipment.......................................................        (351,078)        (867,816)          (2,844,045)
                                                                              -------------    -------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock...............................              --               --            6,335,360
  Net proceeds from private placement of common stock and warrants.........      12,562,605               --           12,562,605
  Deferred offering costs..................................................         (65,673)              --              (65,673)
  Net proceeds from issuance of convertible redeemable preferred stock.....              --               --            2,917,640
  Proceeds from exercise of options........................................          32,226               --               44,712
  Proceeds from issuance of convertible promissory notes to related
    parties................................................................              --        9,170,000           20,350,000
  Proceeds from issuance of secured promissory notes to related
   parties, net............................................................              --               --            2,900,000
  Proceeds from issuance of promissory note to related party...............              --               --              500,000
  Proceeds from issuance of secured promissory notes to related parties,
   net.....................................................................       7,232,730               --            7,232,730
  Notes payable to related parties and capital contribution from
   officers................................................................           4,332               --                4,332
  Repayment of capital lease obligations...................................         (17,606)        (13,810)              (46,872)
                                                                              -------------    -------------    -----------------
  Net cash provided by financing activities................................      19,748,614       9,156,190            52,734,834
                                                                              -------------    -------------    -----------------
  Net increase in cash and cash equivalents................................       8,646,557         222,910            10,932,724
  Cash and cash equivalents at beginning of the period.....................       2,286,167         765,123                    --
                                                                              -------------    -------------    -----------------
  Cash and cash equivalents at end of the period...........................   $  10,932,724    $    988,033     $      10,932,724
                                                                              =============    =============    =================


The accompanying notes are an integral part of these condensed consolidated financial statements.


                                             TREASURE MOUNTAIN HOLDINGS, INC.
                                             (A DEVELOPMENT STAGE ENTERPRISE)
                                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       (UNAUDITED)


                                                                                                          PERIOD FROM
                                                                                                       NOVEMBER 10, 2000
                                                                        NINE MONTHS ENDED               (INCEPTION) TO
                                                                          SEPTEMBER 30,                  SEPTEMBER 30,
                                                                     2004             2003                    2004
                                                                --------------   --------------         ----------------
     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Issuance of capital stock in exchange for equipment........  $        --      $         --        $     1,000,000
                                                                ========================================================
     Equipment acquired under capital lease.....................           --            25,216                 81,434
                                                                ========================================================
     Cancellation of warrants...................................           --                --               (566,220)
                                                                ========================================================
     Issuance of warrants in connection with issuance of
        convertible secured promissory notes payable............    1,856,104                --              1,856,104
                                                                ========================================================
     Issuance of warrants to placement agents...................    1,182,264                --              1,182,264
                                                                ========================================================
     Beneficial conversion of convertible notes.................    2,401,057                --              2,401,057
                                                                ========================================================
     Conversion of convertible secured promissory notes
        payable to related parties into convertible secured
        promissory notes payable................................      500,000                --                500,000
                                                                ========================================================
     Conversion of convertible secured promissory notes
        payable into common stock...............................    8,497,500                --              8,497,500
                                                                ========================================================
     Conversion of convertible secured promissory notes
        payable to related parties into common stock............      250,000                --                250,000
                                                                ========================================================
     Conversion of convertible redeemable preferred stock into
        common stock............................................      333,333                --                333,333
                                                                ========================================================
     Issuance of common stock in exchange for working capital
        facility................................................    1,275,000                --              1,275,000
                                                                ========================================================
     Issuance of common stock in exchange for services..........        3,000                --                  3,000
                                                                ========================================================
     Interest paid..............................................      337,088             3,354                344,289
                                                                ========================================================

     Recapitalization transaction:
         Exchanged:
            Interest payable to related parties................. $ (2,615,368)     $         --        $    (2,615,368)
            Convertible secured promissory notes payable to
              related parties...................................  (20,350,000)               --            (20,350,000)
            Warrants which were issued with convertible,
              secured promissory notes payable to related
              parties...........................................     (566,220)               --               (566,220)
            Secured promissory notes payable to related parties.   (2,900,000)               --             (2,900,000)
            Convertible redeemable preferred stock..............   (2,917,640)               --             (2,917,640)
            Due to Spencer Trask Specialty Group, LLC...........           10                --                     10
            Proceeds from issuance of convertible redeemable
              preferred stock...................................    7,500,000                --              7,500,000
            Common stock........................................        2,300                --                  2,300
            Paid in capital.....................................   21,846,918                --             21,846,918
                                                                --------------------------------------------------------
                                                                 $         --      $         --        $            --
                                                                ========================================================


The accompanying notes are an integral part of these condensed consolidated financial statements

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

MERGER

     On September 29, 2004 Vyteris, Inc. (the "Company" or "Vyteris"), merged with a subsidiary of Treasure Mountain Holdings, Inc. ("TMHI") (the "Merger"). After the Merger, Vyteris stockholders owned 98.2% of the outstanding common stock and rights to receive common stock of TMHI. The directors of TMHI resigned immediately prior to the Merger and the directors of Vyteris immediately prior to the Merger became the sole directors of TMHI, and the officers of TMHI resigned immediately prior to the Merger and the executive officers of Vyteris immediately prior to the Merger became the sole officers of TMHI. As a result of the merger, although TMHI is the parent company, the financial information included in the 10-QSB relate to Vyteris as it is the accounting acquiror.

     The accompanying condensed consolidated balance sheet as of September 30, 2004 and the condensed consolidated statements of operations for the nine months ended September 30, 2004, consolidate the historical financial statements of TMHI with Vyteris after giving effect to the Merger where Vyteris is the accounting acquiror by recording the transaction as the issuance of Vyteris stock for the net monetary assets of TMHI, accompanied by a recapitalization with no goodwill or other intangibles recorded. TMHI had been engaged in the activity of the development and operations of mining properties and in 1957 the operations were abandoned and TMHI became inactive. TMHI has been in the developmental stage since that date. The effects of the Merger on Vyteris' condensed consolidated financial statements were not material.

     The condensed balance sheet at December 31, 2003 has been derived from the audited financial statements of Vyteris, Inc. at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto, included in Vyteris, Inc.'s audited financial statements for the year ended December 31, 2003, as set forth in Treasure Mountain Holdings' Current Report on Form 8-K/A as filed with the SEC on November 5, 2004.

     TMHI did not have sufficient authorized shares of common and preferred stock to consummate the Merger. In lieu of issuing shares to the former stockholders of Vyteris, TMHI issued a combination of shares and rights certificates entitling the holders to receive additional shares ("Rights Certificates"). Prior to the Merger there were 45,233,046 shares of Vyteris common stock outstanding. The terms of the Merger called for each share of Vyteris common stock to be exchanged for 4.19 shares of TMHI common stock; as a result the holders of Vyteris common stock were entitled to receive 189,526,463 shares of TMHI common stock. TMHI had 45,337,883 shares of common stock available to be issued to Vyteris common stockholders in the Merger. All of these available shares were issued to Vyteris common stockholders as well as Rights Certificates for an additional 144,188,580 shares of common stock. Prior to the Merger there were 7,500,000 shares of Vyteris preferred stock outstanding. The terms of the Merger called for each share of Vyteris preferred stock to be exchanged for one share of TMHI preferred stock. TMHI had no shares of preferred stock authorized; therefore, the Vyteris preferred stockholders received Rights Certificates for 7,500,000 shares of TMHI preferred stock. Except as otherwise stated, all references to common stock in the condensed consolidated statements and accompanying notes are stated in TMHI shares as if TMHI had sufficient authorized shares to consummate the Merger. TMHI is taking the necessary steps to increase the number of authorized shares so that the holders of Rights Certificates can exchange their Rights Certificates for shares of common and preferred stock.

     Immediately prior to the consummation of the Merger, Vyteris consummated a $15.1 million private placement transaction (the "Private Placement") of 2,510,019 units (the "Units"). Each Unit consisted of four shares of common stock (correlating with 16.76 shares of TMHI common stock) and a warrant to purchase one share of common stock (correlating with 4.19 shares of TMHI common stock (the "Recent Warrants")). The Private Placement included the conversion of $1.6 million of loans made to Vyteris during the month of September 2004 by Spencer Trask Specialty Group, LLC ("Spencer Trask") and certain of its related parties (the "September Notes"). Net proceeds to Vyteris from the Private Placement were approximately $12.6 million. The Recent Warrants have an initial exercise price equal to $1.875 per share (or, after giving effect to the Merger, $0.447 per share). The Recent Warrants are exercisable immediately upon issuance and have a term of five years. In addition, as part of the Private Placement, Vyteris agreed to sell to each of the placement agents or their respective designees, for nominal consideration, warrants to purchase the number of shares of common stock equal to 20% of (i) the aggregate number of shares of common stock included in the units placed by such placement agent, plus (ii) the aggregate number of shares of common stock underlying the Recent Warrants included in the units placed by such placement agent, at an exercise price of $1.50 per share (or, after giving effect to the Merger, $0.358 per share). The placement agents' warrants are exercisable for a period of five years from issuance.

ORGANIZATION

     Vyteris, formerly Drug Delivery Technologies, Inc., was incorporated on July 19, 2000 in the State of Delaware. Vyteris had no operating activity prior to November 10, 2000. Vyteris is engaged in the development of noninvasive, transdermal drug delivery systems. Vyteris holds over 60 U.S. patents relating to the delivery of drugs across the skin using a mild electric current. The Company operates in one business segment.

     Effective November 10, 2000, Vyteris, Becton Dickinson and Co. ("BD") and Spencer Trask entered into a stockholders' agreement ("Stockholders' Agreement"), in conjunction with a transaction agreement ("Transaction Agreement"), also effective on November 10, 2000, whereby BD agreed to transfer to Vyteris certain assets in exchange for common stock and Series A convertible redeemable preferred stock and Spencer Trask agreed to contribute $9.0 million in cash in exchange for common stock and Series B convertible redeemable preferred stock.

     Vyteris paid certain Transaction Agreement expenses on behalf of Spencer Trask approximating $0.3 million. The reimbursement was recorded as a reduction in additional paid-in capital associated with the common stock and Series B convertible redeemable preferred stock issued to Spencer Trask.

RECENT TRANSACTIONS

     On September 29, 2004 BD exchanged all 333,333 of its shares of Redeemable Preferred Shares (the "Series A Shares"). In lieu of cash, BD elected to exchanged its Series A Shares for 2,793,335 shares of common stock and warrants to purchase 698,335 shares of common stock at $0.45 per share.

     On September 29, 2004 BD agreed to the redemption of $0.25 million of the principal amount of the 8% convertible promissory note in exchange for 698,331 shares of common stock and warrants to purchase 174,585 shares of common stock at $0.45 per share. The remaining $0.25 million in principal amount of the 8% convertible promissory note and all interest accrued to date on the 8% convertible note was paid on October 1, 2004 (see Note 7).

     Immediately prior to the closing of the Private Placement, Spencer Trask, Vyteris' controlling stockholder, and certain of its related parties agreed to provide Vyteris with up to $5.0 million in working capital loans in the form of 11.5% secured demand promissory notes ("Working Capital Facility"). As consideration for the commitment of the Working Capital Facility, Vyteris issued 4,190,000 shares of its common stock to Spencer Trask and certain of its related parties (see Note 10).

     Simultaneously with the closing of the Private Placement, $8.5 million principal amount of Vyteris' 8% convertible secured promissory notes converted into 35,604,525 shares of common stock (see Note 5).

RECAPITALIZATION TRANSACTION

     On March 31, 2004, Spencer Trask and a related entity ("Spencer Trask and Related Party") consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 96.67 million shares of common stock, 7.5 million shares of Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") with a par value of $0.0001 per share, and other nominal consideration in exchange for $20.3 million principal amount of the convertible, secured promissory notes payable to related parties, $2.9 million of the secured promissory notes payable to related parties (collectively the "Spencer Trask Notes"), $2.6 million of accrued and unpaid interest on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 8,526,650 shares of common stock with a paid-in capital value of $0.6 million (the "Recapitalization Transaction") (see Note 8).

BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and
Article 10 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

2. SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

     Vyteris considers all highly liquid instruments with maturities of three months or less at the date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT, NET

     Property and equipment, net is stated at cost, except for certain equipment acquired in connection with the Transaction Agreement, which is recorded at the fair value of the equipment on the date of acquisition. Vyteris provides for depreciation using the straight-line method over the estimated useful lives of the respective assets (3-10 years). Equipment held under capital leases is recorded at the present value of the minimum lease payments at the inception of the lease and is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the equipment. Amortization of equipment held under capital leases is included in depreciation and amortization expense in the accompanying financial statements. Leasehold improvements are amortized over the estimated useful life or over the term of the lease, whichever is shorter

REVERSE COMMON STOCK SPLIT

     On March 31, 2004 Vyteris completed a 1:4 reverse stock split of its common stock. All share information with respect to Vyteris' common stock, options, and warrants have been adjusted to give retroactive effect to the reverse stock split for all periods presented.

STOCK-BASED COMPENSATION

     As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and related interpretations for its employee stock-based compensation. Under APB No. 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant. The Board of Directors determines the fair value of common stock.

     The Company accounts for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue ("EITF") No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." Therefore, the fair value of options issued to non-employees is recorded as an expense and periodically re-measured over the vesting terms.

     The following table illustrates the effect on net loss as if the Company had applied the fair value recognition provisions for stock-based employee compensation of SFAS No. 123, as amended by SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure."

                                                                                                      PERIOD FROM
                                                                                                   NOVEMBER 10, 2000
                                                                    NINE MONTHS ENDED               (INCEPTION) TO
                                                                       SEPTEMBER 30,                 SEPTEMBER 30,
                                                                2004                  2003               2004
                                                          -----------------    -----------------   -----------------
Net loss, as reported.................................     $    (18,614,723)    $     (9,300,728)   $    (52,090,480)
Add: stock-based employee compensation expense
  included in reported net income (loss)..............              197,881               57,138             399,391
Deduct: stock-based employee compensation expense
  determined under fair value based method for
  all awards..........................................             (412,160)            (104,269)           (742,411)
                                                          -----------------    -----------------   -----------------
Pro forma net loss....................................     $    (18,829,002)    $     (9,347,859)   $    (52,433,500)
                                                          =================    =================   =================

Net loss per common share:
  Basic and diluted, as reported......................           $(1.06)               $(5.13)
  Basic and diluted, pro forma........................           $(1.08)               $(5.16)

Weighted average number of common shares:
  Basic and diluted...................................           17,490,594            1,812,479

        For purposes of pro forma disclosures, the estimated fair value of the options granted is amortized to expense over the option vesting periods. The fair value of each option was estimated at the date of grant using a minimum value option-pricing model with the following weighted-average assumptions:

                    GRANT PERIOD                  WEIGHTED-
                                                   AVERAGE
                                                  RISK-FREE    DIVIDEND   WEIGHTED-AVERAGE
                                                  INTEREST       YIELD        EXPECTED
                                                   RATE                     OPTION LIFE
      -------------------------------------------------------------------------------------
      Nine months ended September 30, 2004.....    3.97%          0%        six years
      Nine months ended September 30, 2003.....    2.78%          0%        six years

        In addition, the option valuation models require input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options. The pro forma net loss may not be representative of future disclosure since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

        During the nine months ended September 30, 2004, 37,500 stock options were exercised, 6,500 stock options were forfeited, and 129,416 stock options were cancelled. 91,917 of the cancelled stock options were reissued with an exercise price of $0.80. In accordance with APB No. 25 and FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation.

an Interpretation of APB Opinion No. 25, the reissued options are accounted for as a direct re-pricing, which requires the Company to re-measure the option value until the option is exercised, expired or forfeited. Additionally, 1,001,807 stock options were granted with an exercise price of $0.80.

INCOME TAXES

        Vyteris records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.


REVENUE

        PRODUCT REVENUE. Through September 30, 2004, Vyteris has not had any product revenue. Vyteris will recognizes product revenue, net of allowances for anticipated returns, provided that (1) persuasive evidence of an arrangement exists, (2) delivery to the customer has occurred, (3) the selling price is fixed or determinable and (4) collection is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. The price is considered fixed or determinable when it is not subject to refund or adjustments.

        FEASIBILITY STUDIES. Our revenues from inception on November 10, 2000 through September 30, 2004 have been minimal, totaling $0.7 million and derived solely from research feasibility studies for pharmaceutical companies. Vyteris conducts feasibility studies to demonstrate the viability of its technology to interest potential partners to enter into a development, marketing and supply partnership. Revenues on feasibility studies are measured using the proportional performance method of accounting. Such studies are typically completed within a one- to three-month period. Revenue producing feasibility studies do not occur regularly, are priced at what Vyteris anticipates the actual costs will be and are not expected to produce material revenues or a profit. When applying the proportional performance method, Vyteris relies on total expected input (contract) costs in order to determine the amount of revenue earned to date. Vyteris follows this method because reasonably dependable estimates of the revenue applicable to various contract milestones can be made. Vyteris monitors estimates of total contract revenues and cost on a routine basis throughout the contract period. The cumulative impact of any change in estimates of the contract revenues or costs is reflected in the period in which the changes become known. In the event that a loss is anticipated on a particular contract, provision is made for the estimated loss in the period in which the anticipated loss becomes known. Vyteris issues invoices related to fixed price contracts based on either the achievement of milestones during a project or other contractual terms. Differences between the timing of billings and the recognition of revenue based upon the proportional performance method of accounting are recorded as revenue earned in excess of billings or deferred revenue.

        DEFERRED REVENUE. Non-refundable upfront fees are deferred and recognized as revenue on a straight-line basis over the lives of the agreements.

CONTRACT RESEARCH REVENUE

        During nine-month periods ended September 30, 2004 and 2003, the Company had research arrangements with pharmaceutical companies to develop iontophoretic transdermal patch systems for the administration of drugs for use in pre-clinical and clinical development. Contract research revenue is recognized using the proportional-performance method. The cost of contract research revenue was approximately $0.1 million and $0.2 million for the nine month periods ended September 30, 2004 and 2003, respectively, and $0.6 million for the period from November 10, 2000 (inception) to September 30, 2004, and is included in research and development expense in the accompanying condensed consolidated statements of operations.

RESEARCH AND DEVELOPMENT

        Research and development costs are charged to expense as incurred.

USE OF ESTIMATES

        The preparation of the condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER SHARE

        The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share." Under the provisions of SFAS No. 128, basic net loss per common share ("Basic EPS") is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share ("Diluted EPS") is computing by dividing net loss by the weighted average number of shares and dilutive common share equivalents then outstanding.

        Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of preferred stock. Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive. For the nine months ended September 30, 2004, Basic and Diluted EPS on a pro forma basis gives effect to the conversion of Rights Certificates into common shares.

LONG-LIVED ASSETS

        The Company reviews long-lived assets, including fixed assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is assessed using discounted cash flows. Through September 30, 2004, no impairment has occurred.

FINANCIAL INSTRUMENTS

        Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities reported in the condensed consolidated balance sheets equal or approximate their fair value due to their short term to maturity.

        The Financial Accounting Standards Board ("FASB") has issued Statement No. 150 ("SFAS No. 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of freestanding financial instruments: (1) mandatorily redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets, and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. Accordingly, we have classified our Vyteris Series A convertible redeemable preferred stock, Vyteris Series B convertible redeemable preferred stock, and Treasure Mountain Series B preferred rights certificates as liabilities in the accompanying condensed consolidated balance sheets.

RECENTLY ISSUED ACCOUNTING STANDARDS

        The Financial Accounting Standards Board ("FASB") recently issued FASB Statement No. 123 (revised 2004), "Share-Based Payment", an Amendment of FASB Statements No. 123 and 95. The change in accounting would replace existing requirements under FAS 123, "Accounting for Stock-Based Compensation," and APB Opinion No. 25, "Accounting for Stock Issued to Employees." This statement covers a wide range of equity-based compensation arrangements. All forms of share-based payments to employees, including employee stock options, would be treated the same as other forms of compensation by recognizing the related cost in the income statement. The expense of the award would generally be measured at fair value at the grant date. The Company believes that the impact of this new standard will have a material effect on its results of operations.

        In November of 2004, the FASB issued SFAS No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" (SFAS No. 151). SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. SFAS No. 151 also requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. The Company does not believe that the impact of this new standard will have a material effect on its prospective financial condition or results of operations.

3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

                                                                SEPTEMBER 30,   DECEMBER 31,
                                                                   2004             2003
                                                              -------------------------------
                                                               (Unaudited)
   Manufacturing and laboratory equipment..................... $   1,509,563   $   1,235,815
   Furniture and fixtures.....................................        96,306          32,743
   Office equipment...........................................       141,002         104,516
   Leasehold improvements.....................................       122,193              --
   Software...................................................       102,542          82,200
                                                               -------------   -------------
                                                                   1,971,606       1,455,274
   Less: Accumulated depreciation and amortization............      (933,316)       (639,498)
                                                               -------------   -------------
                                                                   1,038,290         815,776

   In-process equipment.......................................     1,796,328       1,888,396
   Construction in progress...................................       157,543         230,730
                                                               -------------   -------------
                                                               $   2,992,161   $   2,934,902
                                                               =============   =============

        At September 30, 2004 and December 31, 2003, equipment held under capital lease included manufacturing and laboratory equipment and software of approximately $81,000. Depreciation and amortization expense, included in research and development expense and general and administrative expense in the accompanying condensed consolidated financial statements, was approximately $0.3 million, $0.2 million and $0.9 million for the nine month periods ended September 30, 2004 and 2003 and for the period from November 10, 2000 (inception) to September 30, 2004, respectively.

        At September 30, 2004 and December 31, 2003, in-process equipment included advances of approximately $1.6 million for a continuous motion patch machine that is being custom manufactured for the Company. Additionally, at September 30, 2004 and December 31, 2003, in-process equipment included advances of approximately $126,000 and $96,000 for patch controller manufacturing equipment that is being custom manufactured for Vyteris.

        Total open purchase commitments related to property and equipment were as follows at September 30, 2004:

                                                              SEPTEMBER 30,
                                                                  2004
                                                               (Unaudited)
         Continuous motion patch machine.................       $  173,400
         Controller manufacturing equipment..............          232,400
         Laboratory equipment............................           31,484
                                                                ----------
                                                                $  437,284
                                                                ==========

4. ACCRUED EXPENSES AND OTHER LIABILITIES

    Accrued expenses and other liabilities consist of the following:

                                                                SEPTEMBER 30,  DECEMBER 31,
                                                                    2004           2003
                                                              ------------------------------
                                                                (Unaudited)
   Accrued expenses.........................................   $    732,057    $    627,523
   Deferred license fee revenue.............................        450,000         300,000
   Due to a related party...................................         71,587          71,577
   Current portion of capital lease obligation..............         19,291          22,620
                                                               ------------    ------------
                                                               $  1,272,935    $  1,021,720
                                                               ============    ============

5. CONVERTIBLE SECURED PROMISSORY NOTES PAYABLE

        During the nine months ended September 30, 2004, Vyteris issued $8.5 million of 8% convertible secured promissory notes payable, maturing December 31, 2004 (the "December Notes"), in a private placement transaction. Included in the December Notes are convertible secured promissory notes payable with principal of $0.2 million and 387,575 warrants issued to members of Vyteris Board of Directors and senior management, who purchased the December Notes on the same terms and conditions as all other purchasers of the December Notes.

        In connection with the issuance of the December Notes, Vyteris issued warrants ("Warrants") to purchase 17,802,262 shares of common stock at an exercise price of $0.24 per share. The Warrants had an expiration date of five years from the date of issuance. Management estimated that the Warrants had an aggregate fair value of approximately $1.9 million. In addition, Vyteris estimated that the December Notes contained a beneficial conversion feature valued at approximately $2.4 million. Therefore, Vyteris initially recorded a discount on the December Notes and increased additional paid-in capital by approximately $4.3 million. The discount and beneficial conversion feature was being amortized over the life of the December Notes and is included in interest expense in the accompanying condensed consolidated statements of operations.

        Simultaneously with the closing of the Private Placement (see Note 1), the $8.5 million principal amount of the December Notes converted into 38,497,500 shares of TMHI common stock. Upon the conversion of the December Notes, the Company recorded the unamortized portion of the discount and beneficial conversion feature in interest expense in the accompanying condensed consolidated statements of operations.

        Spencer Trask Ventures, Inc., a related party to Vyteris' principal stockholder, acted as placement agent in this transaction. Spencer Trask Ventures, Inc. received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 10,681,358 shares of common stock at an exercise price of $0.239 as compensation for acting as placement agent. These warrants also provide for a cashless exercise right and certain customary anti-dilution and price protection provisions. In addition, Vyteris granted Spencer Trask Ventures, Inc. an irrevocable right of first refusal for a period of two years following the closing of the aforementioned offering to either purchase for its own account or act as agent for any proposed private offering of our securities by us, other than notes or convertible notes to be issued to STSG.

        Costs relating to the private placement transaction were initially capitalized and amortized over the term of the December Notes. Total deferred financing costs of approximately $2.4 million included placement agent fees and non-accountable expenses of approximately $1.1 million, legal and other expenses of $0.1 million and warrants issued to the placement agent valued at approximately $1.2 million. Amortization expense, was included in interest expense in the accompanying condensed consolidated statements of operations. Upon the conversion of the December Notes, Vyteris recorded $0.5 million of non-cash financing costs in additional paid-in capital.

        The resultant charges to interest expense and by period were as follows:

                                                FAIR          BENEFICIAL        DEFERRED
                                               VALUE          CONVERSION       FINANCING
               ACCOUNT                        DISCOUNT          FEATURE           COSTS           TOTAL
---------------------------------------       --------          -------           -----           -----
                                             (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
INTEREST EXPENSE AMORTIZATION:
Nine months ended September 30, 2004       $   1,172,602    $    1,516,879    $   1,548,659    $   4,238,140
Interest expense recorded upon
   conversion of the December Notes
   on September 29, 2004                         683,502           884,178          435,508        2,003,188
                                          --------------------------------------------------------------------
      Total noncash interest expense.      $   1,856,104    $    2,401,057    $   1,984,167    $   6,241,328
                                          ====================================================================

        In addition, $0.5 million was charged to additional paid-in capital upon conversion of the December Notes on September 29, 2004.

        Interest expense, including interest expense to related parties, on the condensed consolidated statement of operations for the nine months ended September 30, 2004 consist of the following:

                                                                   NINE MONTHS
                                                                      ENDED
                                                                  SEPTEMBER 30,
                                                                      2003
                                                                  -------------
         Noncash interest expense:
           Interest expense amortization ..................        $ 4,238,140
           Interest expense recorded upon conversion.......          2,003,188

         Coupon and other interest.........................            949,482
                                                                   -----------
              Total interest expense.......................        $ 7,190,810
                                                                   ===========

6. CONVERTIBLE SECURED PROMISSORY NOTES PAYABLE TO RELATED PARTIES

        During February 2004, Vyteris issued secured promissory notes (the "Notes") with principal of $1.0 million to Spencer Trask and related parties. Each of the Notes matured 120 days from its respective date of issuance and bears an annual interest rate of 12%, which is payable on maturity, and are convertible into common stock, at the option of the holders under certain circumstances at $1 per share.

        During May 2004, the holders of $0.5 million principal amount of the secured promissory notes issued to related parties converted their notes into convertible secured promissory notes and warrants in a private placement transaction.

        Holders of the remaining $0.5 million principal amount of the secured promissory note issued to related parties elected not to convert. On July 2004, $0.5 million of the secured promissory notes issued to related parties was repaid together with interest of $20,000.

7. CONVERTIBLE PROMISSORY NOTE PAYABLE TO A RELATED PARTY

        On July 2004, the terms of the $0.5 million convertible promissory notes payable to BD (the "BD Convertible Note") were changed. The BD Note was originally due to be repaid on July 1, 2004. BD and Vyteris agreed to change the repayment date to the earlier of September 30, 2004 or the closing of the Private Placement and the Merger with TMHI. The note continued to accrue interest at a rate of 8%. In September 2004, BD agreed to the redemption of $0.25 million of the principal amount of the BD Note in exchange for 698,331 shares of common stock and warrants to purchase 174,585 shares of common stock at $0.45 per share. The remaining $0.25 million in principal amount and all interest accrued to date on the BD Convertible Note was paid on October 1, 2004.

        At September 30, 2004 and December 31, 2003, accrued and unpaid interest on the BD Convertible Note was approximately $50,000 and $40,000, respectively, and is reflected in the accompanying condensed consolidated balance sheets as interest payable to related parties.

8. RECAPITALIZATION TRANSACTION

        On March 31, 2004 Spencer Trask and Related Party consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 96.37 million shares of common stock, 7.5 million shares of Series C Preferred Stock with a par value of $0.0001 per share, and other nominal consideration in exchange for $20.3 million principal amount of the convertible, secured promissory notes payable to related parties, $2.9 million of the secured promissory notes payable to related parties (collectively the "Spencer Trask Notes"), $2,615,000 of accrued and unpaid interest on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 8,526,650 shares of common stock with a paid-in capital value of $566,000 (the "Recapitalization Transaction").

        Each holder of Series C Preferred Stock is entitled to receive dividends when, as and if declared by the Board of Directors as long as any shares of the Series A Preferred Stock shall remain outstanding. Effective upon cancellation of all outstanding shares of Series A Convertible Preferred Stock, the holders of Series C Redeemable Convertible Preferred Stock are entitled to receive, ratably, an annual cash dividend of 8% of the then applicable redemption price, as defined, out of funds legally available, payable quarterly. Subject to the prior rights of the Series A Preferred Stock, the dividends on the Series C Preferred Stock shall be cumulative, whether or not earned or declared and shall be paid quarterly in arrears. Additionally, the holders of Series A Convertible Preferred Stock are entitled to receive ratably, dividends if declared by the Board of Directors out of funds legally available, before any dividends are received by holders of common stock. In the event of liquidation, holders of Series C Redeemable Convertible Preferred Stock are entitled to receive a liquidation preference of $1.00 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock), plus an amount equal to all declared but unpaid dividends on the Series C Redeemable Convertible Preferred Stock.

        With respect to the distribution of assets, Series C Redeemable Convertible Preferred Stock ranks senior to our common stock, but junior to Series A Convertible Preferred Stock. Each share of the Series C Redeemable Convertible Preferred Stock is convertible at any time, at the option of the holder, into Vyteris common stock at a price per share if converted within 18 months from March 31, 2004, of $4.00; if converted within the next 18 months, $3.00; or if converted any time thereafter, $1.50. The holders of Series C Preferred Stock (and the holders of any other series of preferred stock with similar voting rights as the Series C Preferred Stock) vote together with the holders of shares of common stock and Series A Convertible Preferred Stock as a single class in all matters to be voted on by shareholders of Vyteris, except that the vote or consent of the holders of a majority of the shares of Series C Redeemable Convertible Preferred Stock is necessary to authorize or issue an equity security having any preference over or being on a parity with the Series C Redeemable Preferred Stock with respect to dividend or liquidation preference; increase the number of authorized shares of Series C Redeemable Convertible Preferred Stock; or amend, alter or repeal any provision of Vyteris Certificate of Incorporation, Certificate of Designations or By-laws, if such action would alter, in any material respect, the rights of the Series C Redeemable Preferred Stock. Commencing on of the first anniversary date of the first commercial sale of LidoSite, and continuing for one year thereafter, Vyteris will be required to redeem (on a quarterly basis) an amount of Series C Preferred Stock equal to 5% of the gross profits derived from the sale of LidoSite. During the following years, Vyteris will be required to redeem (on a quarterly basis) an amount of Series C Preferred Stock equal to 10% of the gross profits derived from the sale of LidoSite. The redemption price of the Series C Preferred Stock is $1.00 per share (adjusted for splits, etc.) plus any accrued but unpaid dividends.

        The terms of the Merger called for each share of Series C preferred stock to be exchanged for one share of TMHI preferred stock. TMHI had no shares of preferred stock authorized; therefore, the Vyteris preferred stockholders received Rights Certificates for 7.5 million shares of TMHI Series B preferred stock.

        In accordance with EITF Issue No. 00-27, "Application of EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments," ("EITF No. 00-27"), the Company utilized the most favorable conversion price that would be in effect at the conversion date to determine if there would be a beneficial conversion feature in connection with the Series C Redeemable Convertible Preferred Stock. The Series C did not have a beneficial conversion feature at the commitment date since even though the conversion has three different conversion prices depending upon how long the shares are held, the most favorable conversion price is $1.50 per share, which is still in excess of the fair value of a common share at the date of the issuance of the Series C of $0.92. If there had been any intrinsic value at the commitment date, it would not be recognized until and unless the triggering event occurs.

        Since these transactions were between Vyteris and its majority shareholder, the transactions were treated as capital transactions and no gain or loss has been reflected in the accompanying condensed consolidated financial statements.

9. RELATED PARTY TRANSACTIONS WITH SPENCER TRASK

        In addition to the convertible secured promissory notes payable to related parties described in Note 6, the Recapitalization Transaction described in Note 8, and the Private Placement described in Note 1, Vyteris had the following transactions with Spencer Trask:

        o At September 30, 2004 and December 31, 2003, approximately $71,000 and $62,000, respectively, is included in due related party in the accompanying balance sheets for amounts owed to Spencer Trask and Spencer Trask Ventures, Inc. for certain expenses paid on behalf of Vyteris.

        o During December 2001, $10,000 of Spencer Trask's funds were deposited in Vyteris' bank account in error by Vyteris' bank. Therefore, at September 30, 2004 and December 31, 2003, $10,000 is included in due to related party in the accompanying balance sheets.

10. WORKING CAPITAL FACILITY


        Immediately prior to the closing of the Private Placement, Spencer Trask and certain of its related parties agreed to provide Vyteris with up to $5,000,000 in working capital loans in the form of 11.5% secured demand promissory notes ("Working Capital Facility"). Pursuant to the current terms of the Working Capital Facility, amounts drawn under the facility must be repaid on or before November 15, 2005. As consideration for the commitment of the Working Capital Facility Vyteris issued 4,190,000 shares of its common stock to Spencer Trask and certain of its related parties and recorded the fair value of these shares as deferred financing costs of $1.3 million. Each time funds are loaned to Vyteris under the Working Capital Facility Vyteris shall issue to the lender a common stock purchase warrant to purchase such number of shares equal to the quotient obtained by dividing (i) 40% of the amount loaned by (ii) 0.36. The warrants are exercisable for five years from the date of issuance and have an initial exercise price of $0.36 per share. Our Working Capital Facility, if used, will be secured by a first priority lien on all of our assets. Management estimates that it will borrow funds under this Working Capital Facility in the second quarter of 2005. As of September 30, 2004 no amounts have been loaned to Vyteris under the Working Capital Facility.


11. COMMITMENTS AND CONTINGENCIES

    LEGAL

        Vyteris is involved in pending opposition proceedings involving its patents. The ultimate outcome cannot be predicted at this time. Management does not believe that the pending opposition proceedings will have a material adverse effect on the financial position, results of operations or cash flows of Vyteris.

    EMPLOYMENT CONTRACT

        In June 2004 the Company entered into a two-year employment contract with a key executive. The contract calls for the issuance of options to purchase 1,780,750 shares of the Company's common stock at a price of $.24 per share upon execution of the contract. Such options were issued in September 2004. The contract also calls for the issuance of additional options to this key executive upon the closing of a financing or series of financings (including the Private Placement and the offering of convertible secured promissory notes and warrants) aggregating up to $27 million, such that that executive's total potential ownership of the Company is equal to 4% of the shares outstanding after such financing or series of financing.

    UNIVERSITY RESEARCH AGREEMENTS

        During 2003, Vyteris funded two separate University research programs. The first aimed to advance the iontophoretic delivery of drugs through the skin. The second targeted the delivery of therapeutic drugs for a specific condition. The cost of the research programs was approximately $0.1 million for each of the nine month periods ended September 30, 2004 and 2003, and $0.3 million for the period from November 10, 2000 (inception) to September 30, 2004, and is included in research and development expense in the accompanying financial statements. The agreements provide for future funding of approximately $49,000 in 2004, $84,000 in 2005 and $6,000 in 2006.

     OTHER

        Treasure Mountain filed a registration statement with SEC on November 12, 2004. In the event that the registration statement is not declared effective by the SEC by February 25, 2005, Treasure Mountain must pay to certain of the selling stockholders an amount, for each month, or portion of a month, in which such delay occurs, equal to (a) for the first month, 1% of the purchase price paid by such selling stockholder for the shares owned by such selling stockholder which are covered by the prospectus and (b) for each month thereafter, 2% of such purchase price, until we have cured the delay, with an overall cap on such liquidated damages of 10% of the aggregate purchase price paid by such selling stockholders for such shares. There are many reasons, including those over which the Company has no control, which could keep the registration statement from being declared effective by February 25, 2005, resulting from the SEC review process and comments raised by the SEC during that process. If the Company is required to pay such liquidated damages, which could amount up to $2.4 million, Treasure Mountain's financial condition may be materially harmed.

12. STOCK COMPENSATION PLAN

        In March 2001, the Board of Directors and stockholders of Vyteris approved the adoption of the Vyteris, Inc. 2001 Stock Option Plan (the "Option Plan"). The Option Plan provides for the granting of both incentive and nonqualified stock options to employees, officers, directors, and consultants of Vyteris to purchase up to 1,500,000 shares of Vyteris' common stock, in the aggregate. Only employees of Vyteris may be granted incentive stock options under the Option Plan.

        Options granted under the Option Plan vest as determined by the Compensation Committee of the Board of Directors ("Compensation Committee") and terminate after the earliest of the following events: expiration of the option as provided in the option agreement, termination of the employee, or ten years from the date of grant (five years from the date of grant for incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of Vyteris stock at the date of grant). Granted stock options are immediately exercisable into restricted shares of common stock, which vest in accordance with the original terms of the related options. If an optionee's status as an employee or consultant changes due to termination, Vyteris has the right to purchase from the optionee all unvested shares at the original option exercise price.

        The option price of each share of common stock shall be determined by the Compensation Committee, provided that with respect to incentive stock options, the option price per share shall in all cases be equal to or greater than 100% of the fair value of a share of common stock on the date of the grant, except an incentive option granted under the Option Plan to a shareholder that at any time an option is granted owns more than 10% of the total combined voting power of all classes of Vyteris stock, shall have an exercise price of not less than 110% of the fair value of a share of common stock on the date of grant. No participant may be granted incentive stock options, which would result in shares with an aggregate fair value of more than $100,000 first becoming exercisable in one calendar year.

13. MATERIAL AGREEMENTS

        In September 2004, the Company entered into a license and development agreement for an infertility product with Ferring Pharmaceuticals, Inc., or Ferring. Vyteris and Ferring will jointly develop the infertility product, Vyteris will be responsible for manufacturing the product, and Ferring will be responsible for the marketing and sales of the product. The agreement provides for Ferring and Vyteris to share development costs, for Ferring to fund the clinical trials and regulatory filings, for Ferring to make payments to Vyteris upon reaching certain milestones, for Ferring to pay a royalty on sales of this infertility product to Vyteris, and for the payment of a transfer price by Ferring to Vyteris upon shipments of the infertility product by Vyteris to Ferring. In July 2004 a non-refundable payment of $0.1 million was made to Vyteris by Ferring.

        Vyteris is required to pay BD a royalty in respect of sales of each iontophoresis product stemming from intellectual property received from BD. For Vyteris' LidoSite product, on a country-by-country basis, that obligation continues for the later of 10 years after the date of the first commercial sale in a country and the date of the original expiration of the last-to-expire patent granted in such country. The royalty on the LidoSite product, which is to be calculated semi-annually, will be 5% of all direct revenues as defined in the Transaction Agreement. No royalties will be earned by BD prior to November 10, 2005.

14.  CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially subject Vyteris to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Vyteris deposits its cash and cash equivalents with major financial institutions. At September 30, 2004, Vyteris had a cash balance in a financial institution that exceeded federal deposit insurance limits. Management believes that credit risk related to this deposit is minimal. Vyteris extends credit without collateral to companies that contract with it under contract research arrangements.

Vyteris also purchases parts from single-source suppliers. Although Vyteris has not experienced significant supply delays attributable to supply changes, Vyteris believes that, for integrated circuits and hydrogel in particular, alternative sources of supply would be difficult to develop over a short period of time. Because Vyteris has no direct control over its third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary parts or products, Vyteris may be unable to redesign or adapt its technology to work without such parts or find alternative suppliers or manufacturers. In such events, Vyteris could experience interruptions, delays, increased costs, or quality control problems.


15.  SUBSEQUENT EVENT


        On February 5, 2005, the Company received correspondence from Dr. George Nascaris, who the Company believes to be the principal of Greystone Healthcare Group, Inc., threatening to bring a lawsuit or mediation proceeding against Vyteris, Inc. in connection with a dispute over fees which Greystone alleges should have been paid pursuant to an agreement between Vyteris and Greystone with respect to an alternative financing transaction which neither Vyteris nor the Company has consummated, nor is currently pursuing. The Company believes that Greystone's claims are without merit and that, if such a suit or proceeding is actually commenced, that the Company and Vyteris will have substantial defenses and counterclaims against Greystone. If such a suit or proceeding is actually commenced against either the Company or Vyteris, the Company and Vyteris intend to defend it vigorously.

MADSEN & ASSOCIATES, CPA's INC.                           684 East Vine St, # 3
                                                           Murray, Utah 84107

Certified Public Accountants and Business Consultants    Telephone 801-268-2632
                                                             Fax 801-262-3978

                               Board of Directors
                        Treasure Mountain Holdings, Inc.
                              Salt Lake City, Utah


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have audited the accompanying balance sheet of Treasure Mountain Holdings, Inc. (development stage company) at December 31, 2003, and the statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002 and the period January 1, 1958 (date of inception of development stage) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Treasure Mountain Holdings, Inc. at December 31, 2003 and the results of operations and cash flows for the years ended December 31, 2003 and 2002, and the period January 1, 1958 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for any planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These additional statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah                      /s/ Madsen & Associates, CPA's Inc.

March 23, 2004

                        TREASURE MOUNTAIN HOLDINGS, INC.

                           (Development Stage Company)

                                  BALANCE SHEET
                                December 31, 2003

ASSETS
CURRENT ASSETS

    Cash                                                                  $145
                                                                   -------------

          Total Current Assets                                             145
                                                                   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Notes payable and accrued interest - related party                   5,144
    Accounts Payable                                                     2,640
                                                                   -------------

          Total Current Liabilities                                      7,784
                                                                   -------------

STOCKHOLDERS' DEFICIENCY

    Common Stock
          50,000,000 shares authorized, at $0.001 par value,
          3,382,117 shares issued and outstanding                        3,382
    Capital in excess of par value                                     684,370

          Accumulated deficit - Note 1                                (695,391)
                                                                   -------------

          Total Stockholders' Deficiency                                (7,639)
                                                                   -------------

          Total Liabilities and Stockholders' Deficiency                  $145
                                                                   =============


   The accompanying notes are an integral part of these financial statements.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                           (Development Stage Company)

                            STATEMENTS OF OPERATIONS

                 For the Years Ended December 31, 2003 and 2002
              and the Period January 1, 1958 (date of inception of
                     development stage) to December 31, 2003

                                                                     Jan 1, 1958
                                                                         to
                                             Dec 31,      Dec 31,      Dec 31,
                                              2003         2002         2003
                                           ----------   ----------   ----------

REVENUES                                   $   2,297    $   8,400    $  10,697

EXPENSES

       Administrative                         30,247       34,029      682,776
                                           ----------   ----------   ----------

NET LOSS - before other income &expense      (27,950)     (25,629)    (672,079)

OTHER INCOME AND EXPENSE

       Gain from settlement of debt               --           --       19,000
          Interest expense                      (144)        (393)        (537)
                                           ----------   ----------   ----------

NET LOSS                                   $ (28,094)   $ (26,022)   $(653,616)
                                           ==========   ==========   ==========

NET LOSS PER COMMON SHARE

       Basic and diluted                   $    (.01)   $    (.02)
                                           ----------   ----------

AVERAGE OUTSTANDING SHARES

       Basic (stated in 1,000's)               2,682        1,418
                                           ----------   ----------

   The accompanying notes are an integral part of these financial statements.


                        TREASURE MOUNTAIN HOLDINGS, INC.
                           (Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              For the Period January 1, 1958 (date of inception of
                    development stage) to December 31, 2003

                                                                                                       Capital in
                                                              Common Stock            Excess of        Accumulated
                                                         Shares           Amount      Par Value        Deficit
                                                    ---------------------------------------------------------------------
Balance January 1, 1958                                      14,810               $15     $126,154         $(41,775)

Net operating loss for the years ended

     December 31, 1958                                           --                --           --          (43,600)
     December 31, 1959                                           --                --           --          (28,619)
     December 31, 1960                                           --                --           --          (42,175)
     December 31, 1961                                           --                --           --          (23,449)

Issuance of common shares for services - 1969                   400                --        2,000               --

Net operating loss for the year ended
     December 31, 1969                                           --                --           --           (2,000)

Issuance of common shares for payment of
     accounts payable - 1970                                  9,720                10       52,064               --

Issuance of common shares for cash - 1970                     1,000                 1        4,999               --

Issuance of common shares for all
     outstanding stock of Queen Hills - 1970                 32,000                32      159,968               --

Net operating loss for the year ended
     December 31, 1970                                           --                --           --           (9,670)

Issuance of common shares for cash and
     payment of accounts payable - 1972                         550                 1        1,374               --

Issuance of common shares for cash and
     payment of accounts payable - 1973                       2,900                 3        4,667               --

Net operating loss for the year ended
     December 31, 1975                                           --                --           --         (160,000)

Issuance of common shares for services - 1985                 3,630                 4       18,146               --

Issuance of common shares for all outstanding
     stock of Notch Peak Corp - 1985                         40,331                40      201,617               --

Net operating loss for the year ended
     December 31, 1985                                           --                --           --          (18,150)


                        TREASURE MOUNTAIN HOLDINGS, INC.
                           (Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              For the Period January 1, 1958 (date of inception of
                    development stage) to December 31, 2003

Net operating loss for the year ended
     December 31, 1988                                           --                --           --         (201,657)

Issuance of common shares for services - 1997            22,610,000            22,610        7,390               --

Issuance of common shares for cash - 1997                   100,000               100        9,900               --

Issuance of additional common shares
     resulting from stock split - 1997                       31,206                31          (31)              --

Net operating loss for the year ended
     December 31, 1997                                           --                --           --          (64,560)

Contributions to capital - 1997                                  --                --          750               --

Balance December 31, 1997                                22,846,547            22,847      588,998         (635,655)

Contributions to capital - 1998                                  --                --          450               --

Net operating loss for the year ended
     December 31, 1998                                           --                --           --             (573)

Contributions to capital - settlement
     of debt - related party                                     --                --        5,000               --

Net operating profits for the year ended
     December 31, 1999                                           --                --           --           18,497

Common shares returned and canceled
     by related parties as capital
     contribution - September 27, 2000                  (21,909,000)          (21,909)      21,909               --

Net operating loss for the year ended
     December 31, 2000                                           --                --           --           (6,618)

Net operating loss for the year ended
     December 31, 2001                                           --                --           --          (16,926)

Issuance of common shares for payment of debt
     at $.10 - March 29, 2002                               284,570               284       28,173               --


Issuance of common shares for expenses at $.025
     - related parties - August 9, 2002                     640,000               640       15,360               --

Issuance of common shares for expenses at $.025
     - related parties - December 30, 2002                  320,000               320        7,680               --


                        TREASURE MOUNTAIN HOLDINGS, INC.
                           (Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              For the Period January 1, 1958 (date of inception of
                    development stage) to December 31, 2003

Net operating loss for the year ended
     December 31, 2002                                           --            --                --         (26,022)

Balance December 31, 2002                                 2,182,117         2,182           667,570        (667,297)

Issuance of common shares for expenses at $.015
     - March 31, 2003 - related parties                     400,000           400             5,600              --

Issuance of common shares for expenses at $0.15
     - September 30, 2003 - related parties                 800,000           800            11,200              --

Net operating loss for year ended
     December 31, 2003                                           --            --                --         (28,094)

                                                    ---------------------------------------------------------------------

Balance December 31, 2003                                 3,382,117   $     3,382     $     684,370     $  (695,391)
                                                    ====================================================================


   The accompanying notes are an integral part of these financial statements.


                        TREASURE MOUNTAIN HOLDINGS, INC.

                           (Development Stage Company)

                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 2003 and 2002
              and the Period January 1, 1958 (date of inception of
                     development stage) to December 31, 2003


                                                              Dec 31,                Dec 31                 Jan 1, 1958
                                                               2003                   2002                to Dec. 31, 2003
                                                          ---------------       -----------------       --------------------
CASH FLOWS FROM OPERATING ACTIVITIES

     Net Loss                                                $(28,094)              $(26,022)                 $(653,616)

     Adjustments to reconcile net loss to
     net cash provided by operating activities
         Gain from settlement of debt                              --                     --                    (19,000)
         Changes in notes and accounts payable                  6,984                   (557)                    82,241
         Issuance of common stock for expenses                 18,000                 24,000                    575,520
                                                          ---------------       -----------------       --------------------

                  Net Change in Cash from Operations           (3,110)                (2,579)                   (14,855)

CASH FLOWS FROM INVESTING ACTIVITIES                               --                     --                         --
                                                          ---------------       -----------------       --------------------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock                             --                     --                     15,000
                                                          ---------------       -----------------       --------------------

         Net Increase (Decrease) in Cash                       (3,110)                (2,579)                       145

Cash at Beginning of Period                                     3,255                  5,834                         --
                                                          ---------------       -----------------       --------------------

Cash at End of Period                                        $    145               $  3,255                  $     145
                                                          ===============       =================       ====================


   The accompanying notes are an integral part of these financial statements.


                        TREASURE MOUNTAIN HOLDINGS, INC.

                           (Development Stage Company)

                       STATEMENT OF CASH FLOWS (Continued)

                  Period January 1, 1958 (date of inception of
                     development stage) to December 31, 2003


        SCHEDULE OF NONCASH OPERATING, INVESTING AND FINANCING ACTIVITIES


Issuance of 400 common shares for services - 1969                                              $  2,000

Issuance of 9,720 common shares for payment of accounts payable - 1970                           52,074

Issuance of 32,000 common shares for all outstanding stock of Queen Hills - 1970                160,000

Issuance of 550 common shares for cash and payment of accounts payable - 1972                     1,375

Issuance of 2,900 common shares for cash and payment of accounts payable - 1973                   4,670

Issuance of 3,630 common shares for services - 1985                                              18,150

Issuance of 40,331 common shares for all outstanding stock of Notch Peak Corp - 1985            201,657

Issuance of 22,610,000 common shares for services - 1997                                         30,000

Issuance of 284,570 common shares for payment of debt - 2002                                     28,457

Issuance of 960,000 common shares for expenses - 2002                                            24,000

Issuance of 1,200,000 common shares for expenses - 2003                                          18,000

                        TREASURE MOUNTAIN HOLDINGS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2003

1.  ORGANIZATION

        The Company was incorporated under the laws of the state of Utah on July 2, 1954 with authorized common stock of 1,000,000 shares at a par value of $.10 with the name "Treasure Mountain Mining Company" and on March 21, 1970 the authorized common stock was increased to 10,000,000 shares with a par value of $.10. On February 11, 1997 the name was changed to "Treasure Mountain Holdings, Inc." and the authorized common capital stock was increased to 50,000,000 shares with a par value of $.001. On April 1, 1997 the domicile was changed from the state of Utah to the state of Nevada.

        The Company has been engaged in the activity of the development and operations of mining properties and in 1957 the operations were abandoned and the Company became inactive. The Company has been in the developmental stage since that date.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHODS

        The Company recognizes income and expenses based on the accrual method of accounting.

DIVIDEND POLICY

        The Company has not yet adopted a policy regarding payment of dividends.

INCOME TAXES

        The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

        On December 31, 2003, the Company had a net operating loss available for carry forward of $124,296. The income tax benefit of approximately $37,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover expires in the years from 2003 through 2024.

FINANCIAL INSTRUMENTS

        The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

        Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then the diluted income (loss) per shares is not shown.

FINANCIAL AND CONCENTRATIONS RISK

        The Company does not have any concentration or related financial credit risk.

REVENUE RECOGNITION

        Revenue is recognized on the sale and delivery of a product or the completion of services provided.

ADVERTISING AND MARKET DEVELOPMENT

        The company will expense advertising and market development costs as incurred.

STATEMENT OF CASH FLOWS

        For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

ESTIMATES AND ASSUMPTIONS

        Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

        The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  CAPITAL STOCK

        The Company was incorporated in 1954 and became inactive in 1957. During the following years errors developed in the stock records and therefore the Company issued 14,281 shares to be held in escrow by the transfer agent in the event of any valid claims for shares not recorded in the Company records.

        During 2002 and 2003 the Company issued common shares to the officers-directors as outlined in note 6.

4.  WARRANTS

        On September 27, 2000 the board of directors of the Company approved the issuance of warrants entitling the holders to purchase up to 3,000,000 restricted common shares of the Company, at $.25 per share, at any time before 18 months from the date the warrant is granted. At the date of this report no warrants had been granted.

5.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

        Officers-directors, their controlled entities, and a major stockholder have acquired 96% of the outstanding common capital stock.

        During 2002 the Company issued 1,244,570 common shares to related parties for payment of notes payable due them and for expenses paid for the Company.

        During 2003 the Company issued 1,200,000 common shares to related parties as payment for expenses paid for the Company.

        On December 31, 2003 the Company had a demand, 6% note payable, due an officer of $5,000 plus accrued interest of $144. The note and accrued interest was forgiven on February 21, 2004 and a contribution to capital was made.

        During February 2003 officer-directors made a contribution to capital of the Company by assuming and paying the accounts payable of $2,640.

6.  GOING CONCERN

        The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company, however, the Company does not have the working capital to be successful in this effort and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

        Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

    The accompanying unaudited balance sheet of Treasure Mountain Holdings Inc. at June 30, 2004, related statements of operations, changes in stockholders' equity and cash flows for the three and six months ended June 30, 2004 and 2003 and the period January 1, 1958 (date of inception of development stage) to June 30, 2004, have been prepared by management in conformity with accounting principles generally accepted in the U.S. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. Operating results for the quarter ended June 30, 2004, are not necessarily indicative of the results that can be expected for the fiscal year ending December 31, 2004.

                                     ANNEX A

       TEXT OF THE PROPOSAL TO BE SUBMITTED TO STOCKHOLDERS IN CONNECTION
                               WITH PROPOSAL ONE


        RESOLVED, that Article I of the Corporation's articles of incorporation shall be amended to provide as follows:

                "Name. The name of the corporation is Vyteris Holdings (Nevada), Inc. (hereinafter, the "Corporation)."

                                     ANNEX B

       TEXT OF THE PROPOSAL TO BE SUBMITTED TO STOCKHOLDERS IN CONNECTION
                               WITH PROPOSAL TWO

        RESOLVED, that there shall be added to the Corporation's articles of incorporation a new article, Article XIII, which shall provide as follows:

        "Reverse Stock Split. Effective as of 5:00 p.m., Reno, Nevada time, on the date that the "Amendment" (as hereinafter defined) is filed with the Secretary of State of the State of Nevada, each ten (10) shares of the Corporation's Common Stock, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock of the Corporation; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the fair market value of one share of Common Stock, as determined by the Board of Directors of the Corporation in good faith. For purposes of this Article XIII, the term "Amendment" shall mean an amendment to the Corporation's articles of incorporation that adds this Article XIII to the Corporation's articles of incorporation."

                                     ANNEX C

             TEXT OF THE PROPOSAL TO BE SUBMITTED TO STOCKHOLDERS IN
                         CONNECTION WITH PROPOSAL THREE

        RESOLVED, that Article IV of the Corporation's articles of incorporation shall be amended to provide as follows:

                "Common Stock. The Corporation shall have the authority to issue One Hundred Million (100,000,000) shares of common stock having a par value of $.001 per share ("Common Stock"). Fully paid Common Stock of the Corporation shall not be liable for further call or assessment. The authorized shares of Common Stock shall be issued at the discretion of the Board of Directors of the Corporation."

Note: if the stockholders do not approve the reverse stock split proposed for consideration at the special meeting, the above-mentioned resolution shall be amended to provide as follows:

        RESOLVED, that Article IV of the Company's articles of incorporation shall be amended to provide as follows:

                "Common Stock. The Corporation shall have the authority to issue One Billion (1,000,000,000) shares of common stock having a par value of $.001 per share ("Common Stock"). Fully paid Common Stock of the Corporation shall not be liable for further call or assessment. The authorized shares of Common Stock shall be issued at the discretion of the Board of Directors of the Corporation."

                                     ANNEX D

             TEXT OF THE PROPOSAL TO BE SUBMITTED TO STOCKHOLDERS IN
                         CONNECTION WITH PROPOSAL FOUR

        RESOLVED, that there shall be added to the Corporation's articles of incorporation a new article, Article X, which shall provide as follows:

        "Series B Preferred Stock. The Corporation shall have the authority to issue 7,500,000 shares of preferred stock which shall be designated as "Series B Convertible Preferred Stock" and which shall have a par value of $.0001 per share (the "Series B Preferred Stock"), subject to the following:

        1. The Corporation has intentionally omitted any reference to a series of Preferred Stock referred to as Series A Preferred Stock.

        2. The voting powers, designations, preferences and relative, participating, optional and other special rights of, and qualifications, limitations and restrictions of, the shares of Series B Preferred Stock are as follows:

                2.1     DESIGNATION AND RANK

                        2.1.1 DESIGNATION. The number of authorized shares constituting the Series B Preferred Stock is 7,500,000 shares. The Series B Preferred Stock will have relative rights and preferences to all other classes and series of the capital stock of the Corporation as set forth herein.

                        2.1.2   RANK.

                                (a)     With respect to the payment of dividends
and other distributions on the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series B Preferred Stock shall rank: (i) senior to the Common Stock, (ii) senior to each other class or series of stock of the Corporation that by its terms ranks junior to the Series B Preferred Stock as to payment of dividends, whether such series and classes are now existing or are created in the future, (iii) on a parity with each other class or series of stock of the Corporation that by its terms ranks on a parity with the Series B Preferred Stock as to payment of dividends whether such series and classes are now existing or created in the future and
(iv) junior to each other class or series of stock of the Corporation that by its terms ranks senior to the Series B Preferred Stock as to payment of dividends, whether such series and classes are now existing or are created in the future. With respect to dividend rights, all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity are collectively referred to herein as "Series B Parity Dividend Securities".

                                (b)     With respect to the distribution of
assets upon liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, the Series B Preferred Stock shall rank (i) senior to the Common Stock, (ii) senior to each other class or series of stock of the Corporation that by its terms ranks junior to the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, whether such series and classes are now existing or are created in the future, (iii) on a parity with each other class or series of stock of the Corporation which by its terms ranks on a parity with the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation whether such series and classes are now existing or created in the future, and (iv) junior to each other class or series of stock of the Corporation which by its terms ranks senior to the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether such series and classes are now existing or are created in the future. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series B Preferred Stock ranks on parity are collectively referred to herein as "SERIES B PARITY LIQUIDATION SECURITIES".

                2.2     DIVIDEND RIGHTS

                        2.2.1 DIVIDEND. The holders of the Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors. Dividends may be paid in cash and/or in shares of Common Stock, as determined, in good faith, by the Board of Directors, and, if paid in shares of Common Stock, such shares will be valued in good faith by the Board of Directors. No dividends shall accrue or cumulate unless so declared by the Board of Directors. No dividends or distributions, in cash, securities or other property, shall be declared or paid or set apart for payment on any class or series of stock that are junior to or on parity with the Series B Preferred Stock, unless such dividend or distribution is likewise declared, paid or set apart for payment on the Series B Preferred Stock (a) in an amount equal to the dividend or distribution that would be payable if the Series B Preferred Stock were converted into Common Stock on the date of payment, declaration or distribution, if the dividend or distribution is on Common Stock or (b) at a rate proportionate to the relative per share stated values of the Series B Preferred Stock and the recipient class or series of stock, if the recipient class or series is other than Common Stock.

                        2.2.2 RATE; OTHER TERMS. Subject to Section 2.2.3 hereof, each holder of Series B. Preferred Stock, in preference and priority to the holders of all other classes of stock then outstanding that are junior to the Series B Stock, shall be entitled to receive, with respect to each share of Series B Preferred Stock then outstanding and held by such holder, dividends, at the rate of eight percent (8%) per annum of the then applicable Redemption Price (the "SERIES B PREFERRED DIVIDENDS"). The Series B Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of January, April, July and October in each year.

                        2.2.3 RATABLE PAYMENT. If the assets of the Corporation are insufficient to pay in full any Series B Preferred Dividend, such assets of the Corporation shall be paid to the holders of the Series B Preferred ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

                2.3     LIQUIDATION RIGHTS

                        2.3.1 LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event (each, a "LIQUIDITY EVENT"), before any distribution is made on any junior class of capital stock of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount equal to one dollar ($1.00) per share (adjusted for stock splits or combinations of the Series B Preferred Stock, stock dividends paid in and on Series B Preferred Stock, or recapitalizations or any other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of Series B Preferred Stock), plus any unpaid dividends declared on the Series B Preferred Stock, if any (the "LIQUIDATION AMOUNT"). After payment of the Liquidation Preference, the Series B Preferred Stock will participate with the Common Stock on an as-converted basis on distributions in excess of the Liquidation Amount.

                        2.3.2 PRO RATA DISTRIBUTION. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Corporation available to be distributed among the holders of shares of the Series B Preferred Stock and the holders of shares of any Series B Parity Liquidation Securities are insufficient to permit payment in full of the Liquidation Amount to such holders, then the entire assets of the Corporation available for distribution shall be distributed among the holders of shares of the Series B Preferred Stock and the holders of shares of the Series B Parity Liquidation Securities ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                        2.3.3 PRIORITY. All of the preferential amounts to be paid to the holders of the Series B Preferred Stock and the holders of the Series B Parity Liquidation Securities as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock or any other class or series of capital stock of the Corporation ranking, by their terms, junior to the Series B Preferred Stock and the Series B Parity Liquidation Securities.

                        2.3.4 MERGER, CONSOLIDATION OR REORGANIZATION. For purposes of this Section 2.3, upon the election of holders of a majority of the Series B Preferred Stock, a Liquidity Event shall be deemed to be occasioned by or include: a merger, consolidation or reorganization of the Corporation into or with another entity through one or a series of related transactions, in which the stockholders of the Corporation immediately prior to the consummation of such transaction shall own less than 50% of the voting securities of the surviving company or a sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation (any of the foregoing transactions shall be called an "EXTRAORDINARY TRANSACTION" herein); provided, however, that a transaction effected for the principal purpose of reincorporating the Corporation in another jurisdiction shall not constitute an Extraordinary Transaction

                2.4     CONVERSION RIGHTS

                        2.4.1 CONVERSION OF SERIES B PREFERRED STOCK INTO COMMON STOCK. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the principal office of the Corporation or any transfer agent for the Series B Preferred Stock into such number of fully-paid and nonassessable shares of Common Stock as determined by dividing $1.00 by the Preferred Stock Conversion Price. The Preferred Stock Conversion Price shall initially be as follows, subject to adjustment as provided herein (the "Preferred Stock Conversion Price"): (i) $9.546539 per share, if converted during the period commencing on March 31, 2004 and ending eighteen months thereafter, (ii) $7.159904 per share, if converted during the following eighteen month period, or
(iii) $3.579952 if converted at any time thereafter. The Preferred Stock Conversion Prices set forth in the immediately preceding sentence give effect to the proposed one for ten reverse stock split approved by the Board of Directors of the Corporation on the same date that such Board approved the authorization of the establishment of the Series B Preferred Stock (both such actions being subject to stockholder approval); if such stock split is not effected, and until such stock split is effected, the immediately preceding sentence shall be deemed to provide as follows: "The Preferred Stock Conversion Price shall initially be as follows, subject to adjustment as provided herein (the "Preferred Stock Conversion Price"): (i) $0.9546539 per share, if converted during the period commencing on March 31, 2004 and ending eighteen months thereafter, (ii) $0.7159904 per share, if converted during the following eighteen month period, or (iii) $0.3579952 if converted at any time thereafter."

                        2.4.2 MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series B Conversion Price. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he or she shall surrender the certificate or certificates thereof, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office of the election to convert the same. The Corporation shall, as soon as reasonably practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder (or cash) in the amount of any amount payable as the result of a conversion into fractional shares of Common Stock. Except as set forth in Section 2.4.1 hereof, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                        2.4.3 REORGANIZATION. In the event of (i) any capital reorganization or any reclassification of the Common Stock (other than as a result of a stock dividend, a subdivision or combination of shares subject to
Section 2.4.4 hereof or any Extraordinary Transaction), or (ii) the merger, consolidation or reorganization of the Corporation into or with another entity through one or a series of related transactions that is not an Extraordinary Transaction, the holders of the Series B Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to such event, upon conversion of the Series B Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series B Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series B Preferred Stock were convertible immediately prior to such event, and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series B Preferred Stock. Any adjustment made pursuant to this Section 2.4.3 shall become effective at the time as which such event becomes effective.

                        2.4.4 ADJUSTMENT OF CONVERSION PRICE FOR SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend, or other like occurrence) into a greater number of shares of Common Stock, and no equivalent subdivision or increase is made with respect to the Series B Preferred Stock, the Series B Conversion Price then in effect for the Series B Preferred Stock shall, concurrently with the effectiveness of such subdivision or increase, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, and no equivalent combination or consolidation is made with. respect to the Series B Preferred Stock, the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. Notwithstanding the foregoing, no adjustment will be made pursuant to this Section 2.4.4 with respect to any capital reorganization or reclassification with respect to which an adjustment is made under Section 2.4.3 hereof.

                        2.4.5 RESERVE. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series B Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, use its commercially best efforts to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series B Preferred Stock at the time outstanding.

                        2.4.6 NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

                        2.4.7 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 2.4, the Corporation at its expense shall promptly compute such adjustment or readjustment of the Series B Conversion Price in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Series B Conversion Price in effect immediately prior to such adjustment or readjustment, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or caused to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments since the original date of issue of any shares of the Series B Preferred Stock and (ii) the Series B Conversion Price then in effect.

                        2.4.8 ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series B Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                2.5     VOTING RIGHTS

                        2.5.1 GENERAL. The holders of shares of Series B Preferred Stock shall vote together with the holders of shares of Common Stock as a single class on all matters to be voted on or consented to by the stockholders of the Corporation, except as otherwise required under Nevada law. With respect to any such vote or consent, each holder of Series B Preferred Stock shall be entitled to the number of votes that such holder would have if the Series B Preferred Stock held by such holder were converted into Common Stock in accordance with Section 2.4 hereof on the record date for determination of holders of Common Stock entitled to participate in such vote or action by consent.

                        2.5.2 STOCKHOLDER APPROVALS. So long as any shares of the Series B Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by Nevada law or this Articles of incorporation and in addition to any other vote that may be required by Nevada law, without the prior approval of the holders of a majority of the outstanding shares of Series B Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, the Corporation will not:

                        (i) authorize or issue any equity security, having any preference over or being on parity with the Series B Preferred Stock with respect to dividend or liquidation preference (or create any obligation or security convertible into or exchangeable for, or having any option right to purchase, any such equity security having any preference over or being on a parity with the Series B Preferred Stock with respect to dividend or liquidation preferences);

                        (ii) increase the number of authorized shares of Series B Preferred Stock; or

                        (iii) amend, alter or repeal any provision of, or add any provision to, the Corporation's Articles of incorporation or Bylaws if such action would adversely alter or change in any material respect the rights, preferences or privileges of the Series B Preferred Stock; PROVIDED, HOWEVER, that any approval of any action set forth in this subsection 2.5.2 shall not be unreasonably withheld or delayed.

                2.6     REDEMPTION

                        2.6.1   REDEMPTION.

                        (a) Subject to Section 2.6.3(b) hereof, the Corporation shall, during the period commencing one year after the date the Corporation first receives revenue relating to the commercial sale of the Corporation's lidocaine delivery system ("LidoSite") and ending one year thereafter (the "Initial Redemption Period"), redeem an amount of Series B Preferred Stock (based on the then applicable Redemption Price) equal to five percent (5%) of the gross profits (as calculated in accordance with generally accepted accounting principles and certified as correct by the Corporation's Chief Executive Officer and Chief Financial Officer) received by the Corporation from the sale of LidoSite. Subject to Section 2.6.3(b) hereof, commencing on the day after the termination of the Initial Redemption Period, the Corporation shall redeem an amount of Series B Preferred Stock (based on the then applicable Redemption Price) equal to 10% of the gross profits (as calculated in accordance with generally accepted accounting principles and certified as correct by the Corporation's Chief Executive Officer and Chief Financial Officer) received by the Corporation from the sale of LidoSite. Redemptions pursuant to this Section
2.6.1 shall be made on a quarterly basis not later than sixty (60) days following the end of each quarterly period. The holders of a majority of the Series B Preferred Stock may, one time per year, send written notice to the Corporation requesting an independent verification of the amount of prior redemption payments. In such event, the Corporation will hire an independent accounting firm, acceptable to such holders, for the purpose of calculating the amount due with respect to such prior redemption payments and issuing a report on its findings to all holders of Series B Preferred Stock. Following receipt of such a report, if holders of a majority of the Series B Preferred Stock issue to the Corporation a written claim for unpaid prior redemption amounts, such claim will be resolved by a commercially reasonable binding arbitration process at the expense of the Corporation.

                        (b) The redemption price shall be an amount equal to $1.00 per share of Series B Stock (adjusted for stock splits or combinations of the Series B Preferred Stock, stock dividends paid in and on Series B Preferred Stock, or recapitalizations or any other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of Series B Preferred Stock) plus an amount equal to accrued but unpaid dividends thereon, if any (the "REDEMPTION PRICE").

                        2.6.2 CANCELLATION OF SHARES UPON REDEMPTION. Any shares of the Series B Preferred Stock redeemed pursuant to this Section 2.6 shall be permanently canceled and shall not, under any circumstances, be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized shares of the Series B Preferred Stock accordingly.

                        2.6.3   RIGHTS AFTER REDEMPTION; INSUFFICIENT FUNDS.

                        (a) From and after each Redemption Date, unless the Corporation shall have failed to make payment of the Redemption Price, all rights of the holders of shares of the Series B Preferred Stock designated for redemption (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                        (b) If the funds of the Corporation legally available for redemption of the Series B Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of the Series B Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of the Series B Preferred Stock receives the same percentage of the applicable Redemption Price. The Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Series B Preferred Stock, such funds shall immediately be used to redeem the balance of the shares that the Corporation has become obligated to redeem on any Redemption Date but that it has not redeemed.

                2.7     MISCELLANEOUS

                        2.7.1 HEADINGS OF SUBDIVISIONS. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                        2.7.2 SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this
Section 2 of this Article X which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                        2.7.3 OTHER MATTERS. Fully paid Series B Preferred Stock of the Corporation shall not be liable for further call or assessment. The authorized shares of Series B Preferred Stock shall be issued at the discretion of the Board of Directors of the Corporation."

                                     ANNEX E

             TEXT OF THE PROPOSAL TO BE SUBMITTED TO STOCKHOLDERS IN
                         CONNECTION WITH PROPOSAL FIVE

        RESOLVED, that here shall be added to the Corporation's articles of incorporation a new article, Article XI, which shall provide as follows:

        "Additional Shares of Preferred Stock. In addition to the shares of Series B Preferred Stock authorized for issuance pursuant to Article X, the Corporation shall have the authority to issue an additional Forty Two Million Five Hundred Thousand (42,500,000) shares of preferred stock having a par value of $.0001 (such 42,500,000 other shares, the "Remaining Shares of Preferred Stock"). The Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Remaining Shares of Preferred Stock permitted by Nevada law and to divide the Remaining Shares of Preferred Stock into one or more series and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions, of each series and class permitted by Nevada law. Fully paid Remaining Shares of Preferred Stock of the Corporation shall not be liable for further call or assessment.

                                     ANNEX F

             TEXT OF THE PROPOSAL TO BE SUBMITTED TO STOCKHOLDERS IN
                          CONNECTION WITH PROPOSAL SIX

        RESOLVED, that there shall be added to the Corporation's articles of incorporation a new article, Article XII, which shall provide as follows:

        "Liability of Directors and Officers. To the maximum extent permitted under the Nevada Revised Statutes, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages as a result of any act or failure to act in his or her capacity as a director or officer."

                                     ANNEX G
                        TREASURE MOUNTAIN HOLDINGS, INC.
                             2005 STOCK OPTION PLAN

                                    ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

        1.01 PURPOSE. The purpose of the Treasure Mountain Holdings, Inc. 2005 Stock Option Plan (hereinafter referred to as the "Plan") is to assist the Company (as defined below) in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other employees of the Company and its subsidiaries, and directors and consultants of the Company and its subsidiaries, to achieve long-term corporate objectives. The purpose also is to provide for options initially granted by Vyteris, Inc. ("Vyteris") and assumed by the Company pursuant to the Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, as amended, by and among the Company, a subsidiary of the Company and Vyteris.

        1.02 ADOPTION AND TERM. The Plan has been approved by the Board of Directors and shareholders of the Company. The Plan is effective from the date approved by the shareholders of the Company (the "Effective Date") and shall remain in effect until terminated by action of the Board; PROVIDED, HOWEVER, that no Option (as defined below) or Stock Purchase Right (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date.

                                   ARTICLE II

                                   DEFINITIONS

        For the purpose of this Plan, the following capitalized terms shall have the following meanings:

        2.01 APPLICABLE LAWS means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        2.02 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Option Agreement or Restricted Stock Purchase Agreement upon the Participant's death.

        2.03    BOARD means the Board of Directors of the Company.

        2.04 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section

        2.05    COMMITTEE means the Committee defined in Section 3.01.

        2.06 COMPANY means Treasure Mountain Holdings, Inc., a Nevada corporation, and its successors.

        2.07 COMMON STOCK means the Common Stock of the Company, par value $.001 per share.

        2.08 DATE OF GRANT means the date designated by the Committee as the date as of which it grants an Option or Stock Purchase Right, which shall not be earlier than the date on which the Committee approves the granting of such Option or Stock Purchase Right; provided, however, with respect to Options or Grant Rights issued to replace options or Stock Purchase Rights which initially were granted by Vyteris and subsequently assumed by the Company, the DATE OF GRANT as provided for in the Vyteris, Inc. 2001 Stock Option Plan (the "PREDECESSOR PLAN")

        2.09 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

        2.10 FAIR MARKET VALUE means, as of any applicable date, the fair market value of the Common Stock as determined by the Board based upon such evidence as it may think necessary or desirable.

        2.11 INCENTIVE STOCK OPTION means a stock option within the meaning of Section 422 of the Code.

        2.12 MERGER means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

        2.13 NONSTATUTORY STOCK OPTION means a stock option which is not an Incentive Stock Option.

        2.14 OPTION AGREEMENT means a written agreement between the Company and a Participant, specifically setting forth the terms and conditions of an Option granted under the Plan, substantially in the form of EXHIBIT A attached hereto or such other form as shall be determined from time to time by the Committee; provided, however, that with respect to options granted by Vyteris, the term OPTION AGREEMENT shall mean the option agreement entered into by the applicable optionee with Vyteris, as it may be supplemented by the Company.

        2.15 OPTION PRICE, with respect to Options, shall have the meaning set forth in Section 6.01(b).

        2.16 OPTION TERM means, with respect to an Option, the period of time set forth in the Option Agreement during which the Option may be exercised.

        2.17 OPTIONS means all Nonstatutory Stock Options and Incentive Stock Options granted at any time under the Plan or the Predecessor Plan.

        2.18 PARTICIPANT means a person designated to receive an Option or Stock Purchase Right under the Plan in accordance with Section 4.03 or a person designated to receive an option or stock purchase right pursuant to the predecessor Plan.

        2.19 PLAN means the Treasure Mountain Holdings, Inc. 2005 Stock Option Plan as described herein, as the same may be amended from time to time.

        2.20 RESTRICTED STOCK means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Article V of the Plan or shares of Vyteris' common stock acquired pursuant to a grant of stock purchase rights under Article V of the Predecessor Plan.

        2.21 RESTRICTED STOCK PURCHASE AGREEMENT means a written agreement between the Company and an Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right; provided, however, that with respect to stock purchase rights granted by Vyteris, the term RESTRICTED STOCK PURCHASE AGREEMENT shall mean the restricted stock purchase agreement entered into by the applicable optionee with Vyteris, as it may be supplemented by the Company Each Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and shall be substantially in the form of EXHIBIT B attached hereto or such other form as shall be determined from time to time by the Committee.

        2.22 STOCK PURCHASE RIGHT means the right to purchase Common Stock pursuant to Article V of the Plan, as evidenced by a notice of grant included within the applicable Restricted Stock Purchase Agreement (the "Notice of Grant") or, if applicable, a right to purchase Vyteris' common stock pursuant to
Article V of the Predecessor Plan.

        2.23 TEN PERCENT SHAREHOLDER means any individual who, at the time an Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company.

                                   ARTICLE III

                                 ADMINISTRATION

        The Plan shall be administered by the Board or, in the discretion of the Board, by a committee of the Board (the "Committee") comprised of at least two persons. The Committee or Board shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Board or Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the plan, to impose such conditions and restrictions on Options and Stock Purchase Rights as it determines appropriate, and to take such steps in connection with the Plan and Options and Stock Purchase Rights granted hereunder as it may deem necessary or advisable. The Board or Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In the event of such delegation of authority or exercise of authority by the Board or Committee, references in the Plan to the Committee shall be deemed to refer to the delegate of the Board or the Committee as the case may be. For purposes of this Plan, references to the Committee shall be deemed references to the Board to the extent that the Board has not appointed a Committee to administer the Plan.

                                   ARTICLE IV

                            SHARES AND PARTICIPATION

        4.01 NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 2,901,902 shares of Common Stock. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 7.06. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company,

        4.02 SHARES SUBJECT TO TERMINATED OPTIONS AND STOCK PURCHASE RIGHTS. Common Stock covered by any unexercised portions of terminated Options and Stock Purchase Rights (including canceled Options and Stock Purchase Rights) granted under Articles V and VI of the Plan or the Predecessor Plan and Common Stock subject to any Options and Stock Purchase Rights which are otherwise surrendered by a Participant may again be subject to new Options and Stock Purchase Rights under the Plan.

        4.03 PARTICIPATION. Participants in the Plan shall be such consultants, directors, officers and other employees of the Company and its subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Options, Stock Purchase Rights or grants in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Options and Stock Purchase Rights.

                                    ARTICLE V

                              STOCK PURCHASE RIGHTS

        5.01 RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Restricted Stock Purchase Agreement, of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase and the price to be paid for such shares. The offer shall be accepted by execution of the Restricted Stock Purchase Agreement.

        5.02 REPURCHASE OPTION. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or "Permanent Disability" (as defined in Section 6.03)). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Committee. In the event that the Restricted Stock Purchase Agreement does not provide for a lapsing schedule, the restrictions shall lapse as to (a) one third of the shares subject to the Restricted Stock Purchase Agreement on the first anniversary of the grant of the Stock Purchase Right, (b) one third of the shares subject to the Restricted Stock Purchase Agreement on the second anniversary of the grant of the Stock Purchase Right and (c) one third of the shares subject to the Restricted Stock Purchase Agreement on the third anniversary of the grant of the Stock Purchase Right.

        5.03 OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

        5.04 RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised; PROVIDED, HOWEVER, that Participants are entitled to share adjustments to reflect capital changes under
Section 7.06.

                                   ARTICLE VI

                                  STOCK OPTIONS

        6.01    OPTION AWARDS.

                (A) GENERAL. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Option Agreement.

                (B) PURCHASE PRICE OF OPTIONS. The Option Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; PROVIDED, HOWEVER, that (i) with respect to Incentive Stock Options, the Option Price per share shall in all cases be equal to or greater than the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code, and (ii) with respect to any Incentive Stock Option granted to any Ten Percent Shareholder, the Option Price per share shall in all cases be equal to or greater than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code.

                (C) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Nonstatutory Stock Option.

                (D) INCENTIVE STOCK OPTION LIMITATIONS. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) unless the Participant is an employee of the Company or its Subsidiaries. An individual shall not cease to be an employee in the case of (i) any leave of absence approved by the Company or
(ii) transfers between locations of the Company or between the Company and its subsidiaries. For purposes of an Option initially granted as an

Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                (E) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 7.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; PROVIDED, HOWEVER, that Participants are entitled to share adjustments to reflect capital changes under Section 7.06.

                (f) VESTING. In the event that an Option Agreement does not provide for a vesting schedule, the Options covered thereby shall become exercisable as to (a) one third of the shares subject to the Option Agreement on the first anniversary of the grant of the Option, (b) one third of the shares subject to the Option on the second anniversary of the grant of the Option and
(c) one third of the shares subject to the Option on the third anniversary of the grant of the Option.

        6.02    TERMS OF STOCK OPTIONS.

                (A) CONDITIONS ON EXERCISE. An Option Agreement with respect to Options may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee as of the Date of Grant.

                (B) DURATION OF OPTIONS. Options shall terminate after the first to occur of the following events:

                        (i) Expiration of the Option as provided in the Option Agreement;

                        (ii) Termination of the Option as provided in Section 6.03, following the Participant's termination of employment; or

                        (iii) Ten years from the Date of Grant (five years from the Date of Grant in the case of any Incentive Stock Option granted to a Ten Percent Shareholder).

                (C) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the Option Agreement.

                (D) EXTENSION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the

Date of Grant, to permit any Option granted under this Plan to be exercised after its expiration date, subject, however, to the limitation described in
Section 6.02(b)(iii).

        6.03    EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT.

                (A) GENERAL. In the event of the termination of employment of the Participant by the Participant or the Company and its subsidiaries for any reason whatsoever other than death, Permanent Disability (as defined in Section 6.03(b)) or retirement after attainment of age 65, (i) any Options that were not vested prior to the date of such termination of employment shall terminate on such date and (ii) any Options that were vested prior to the date of such termination of employment (and which were not previously exercised) shall terminate on the ninetieth (90th) day following the date of such termination of employment or the last day of the Option Term, whichever is earlier.

                (b) DEATH, PERMANENT DISABILITY OR RETIREMENT. In the event of the termination of the employment of the Participant by reason of death, Permanent Disability or retirement after attainment of age 65, any Options that were vested prior to the date of such termination (and which were not previously exercised), together with any other Options designated by the Committee, shall terminate on the earlier of (i) the first anniversary of the date of such termination and (ii) the last day of the Option Term. Any Options that were not vested prior to the date of such termination and do not become vested pursuant to the immediately preceding sentence shall terminate as of the date of such termination. As used in this Plan, the term "Permanent Disability" means the Participant being deemed to have suffered a disability that makes the Participant eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time.

                (c) TERMINATION OF EMPLOYMENT. For purposes of the Plan, there shall have been a termination of employment of a Participant if such Participant is no longer an employee, consultant, director or officer of the Company or of any of its subsidiaries.

        6.04 EXERCISE PROCEDURES. Each Option granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Option Agreement on or before the close of business on the expiration date of the Option. The Option Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Option Agreement; PROVIDED, HOWEVER, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate), (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate. In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Option Price, the part of the Option Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value of a share of Common Stock as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Option Price any fractional share of Common Stock. Any part of the Option Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Option Price upon the exercise of any Option shall be held as treasury shares.

                                   ARTICLE VII

                                  MISCELLANEOUS

        7.01 PLAN PROVISIONS CONTROL OPTION AND STOCK PURCHASE RIGHT TERMS. The terms of the Plan shall govern all Options and Stock Purchase Rights granted under the Plan, and in no event shall the Committee have the power to grant any option or stock purchase right under the Plan which is contrary to any of the provision of the Plan. In the event any provision of any Options or Stock Purchase Rights granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option or Stock Purchase Right, the term in the Plan as constituted on the Date of Grant of such Option or Stock Purchase Right shall control. Except as provided in Section 7.03 and Section 7.06, the terms of any Option or Stock Purchase Right granted under the Plan may not be changed after the Date of Grant of such Option or Stock Purchase Right so as to materially decrease the value of the Option or Stock Purchase Right without the express written approval of the holder.

        7.02 OPTION AGREEMENT. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant to whom such Option shall have been granted shall have executed and delivered an Option Agreement or received any other Option acknowledgment authorized by the Committee expressly granting the Option to such person and containing provisions setting forth the terms of the Option.

        7.03 MODIFICATION OF OPTION AFTER GRANT. No Option or Stock Purchase Right granted under the Plan to a participant may be modified (unless such modification does not materially decrease the value of the Option or Stock Purchase Right) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

        7.04 LIMITATION ON TRANSFER. Unless determined otherwise by the Committee, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. In the event that the Committee makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Committee deems appropriate.

        7.05 TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable with respect to such Participant's Option or Stock Purchase Right, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of shares upon exercise of an Option or Stock Purchase Right unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. The Participant shall meet his or her withholding requirement by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Option or Stock Purchase Right; provided, however, that the Committee may (but shall not be required to) permit the Participant to meet his or her withholding requirement by (i) having withheld from such Option or Stock Purchase Right at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, or (ii) a combination of shares and cash.

        7.06    ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

                (A) RECAPITALIZATION. The number and kind of shares subject to outstanding Options or Stock Purchase Rights, the Option Price for such shares, the number and kind of shares available for Options and Stock Purchase Rights subsequently granted under the Plan and the maximum number of shares in respect of which Options can be granted to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options or Stock Purchase Rights granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

                (B) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or Stock Purchase Right to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Option or Stock Purchase Right, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Option or Stock Purchase Right. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding Options and Stock Purchase Rights or substitute comparable options and stock purchase rights in respect of the Acquiring Corporation's stock for such outstanding Options and Stock Purchase Rights. In the event the Acquiring Corporation elects not to assume or substitute comparable options and stock purchase rights for such outstanding Options and Stock Purchase Rights, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Options and Stock Purchase Rights shall be immediately exercisable and vested as of a date prior to such Merger or consolidation, as the Board so determines. The exercise and/or vesting of any Option and any Stock Purchase Right that was permissible solely by reason of this Section 7.07(b) shall be conditioned upon the consummation of the Merger or consolidation. Any Options and Stock Purchase Rights which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

        For purposes of the Plan, all outstanding Options and Stock Purchase Rights will be considered assumed if, following the consummation of the Merger, the option or stock purchase rights confers the right to purchase or receive, for each share of stock subject to the Option or Stock Purchase Right immediately prior to the consummation of the Merger, the consideration (whether stock, cash, or other securities property) received in the Merger by holders of Common Stock for each share of the Company's Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding shares of the Company's Common Stock); provided, however, that if such consideration received in the Merger is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each share of stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its parent or subsidiary equal in fair market value to the per share consideration received by holders of the Company's Common Stock in the Merger.

                Any outstanding Option which is assumed or replaced in the event of a Merger and does not otherwise accelerate at that time will automatically accelerate in the event that the Participant's service terminates through an "Involuntary Termination" effected within eighteen (18) months following the effective date of such Merger. Any Option so accelerated will remain exercisable until the earlier of (i) the expiration of the Option Term or (ii) the end of the one-year period measured from the date of the Involuntary Termination.

                An Involuntary Termination will be deemed to occur upon (i) the Participant's involuntary dismissal or discharge by the Company or its subsidiaries or their successors for reasons other than cause or (ii) such individual's voluntary resignation following (A) a reduction in his or her level of compensation (including base salary, fringe benefits and any corporate-performance based bonus or incentive programs) by more than ten percent or (B) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such reduction or relocation is effected by the Company or its subsidiaries or their successor without the Participant's written consent.

                (C) OPTIONS TO PURCHASE SHARES OF STOCK OF ACQUIRED COMPANIES. After any Merger in which the Company shall be a surviving corporation, the Committee may grant substituted options outside of the terms of this Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such application may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

        7.07 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Option under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

        7.08 OPTIONS NOT INCLUDABLE FOR BENEFIT PURPOSES. Common Stock received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company, except as may be provided under the terms of such plans or determined by the Board.

        7.09 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of New Jersey and construed in accordance therewith (except where the law of the state of incorporation of the Company controls).

        7.10 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Board, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option or Stock Purchase Right granted under the Plan or any rule or procedure established by the Committee.

        7.11 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

        7.12 SEVERABILITY. Whenever possible, each provision in the Plan and every Option and Stock Purchase Right at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option or Stock Purchase Right at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Option and Stock Purchase Right at any time granted under the Plan shall remain in full force and effect.

        7.13    AMENDMENT AND TERMINATION.

                (A) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option or Stock Purchase Right shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option or Stock Purchase Right.

                (B) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time; provided, however, that the Plan shall terminate no later than ten years after the adoption of the Plan by the Board. No Option or Stock Purchase Right shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Option or Stock Purchase Right outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Option or Stock Purchase Right to the same extent such Option or Stock Purchase Right would have been exercisable had the Plan not terminated.

        7.14    LIMITATIONS. The following limitations shall apply to grants of
Options:


                (i) No Participant shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 shares of Common Stock, other than grants made to the chief executive officer of the Company pursuant to an employment agreement approved by the

Board of Directors of the Company, in which case the maximum number of shares covered by Options granted to such officer in any fiscal year shall not exceed 5% of the Company's outstanding common stock, calculated on a fully diluted basis.


                (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 7.06(b).

                (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 7.06(b)), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above.

        7.15    CONDITIONS UPON ISSUANCE OF SHARES.

                (A) LEGAL COMPLIANCE. Shares of Common Stock shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                (B) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.

                (C) ADDITIONAL CONDITIONS. The Committee shall have the authority to condition the grant of any Option or Stock Purchase Right in such other manner that the Committee determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of Optionees to execute lock-up agreements and shareholder agreements in the future.

        7.16. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

        7.17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

                                      PROXY
                        TREASURE MOUNTAIN HOLDINGS, INC.

        The undersigned hereby appoints Donald Farley, Vincent De Caprio and Michael McGuinness, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the special meeting of stockholders of Treasure Mountain Holdings, Inc. to be held on [____], 2005, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS DESCRIBED ON THE REVERSE SIDE.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       SPECIAL MEETING OF STOCKHOLDERS OF

                        TREASURE MOUNTAIN HOLDINGS, INC.

                                 [______], 2005

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

        1. Proposal to approve an amendment to the Articles of Incorporation to change the name of Treasure Mountain Holdings, Inc. to Vyteris Holdings (Nevada), Inc.

                FOR ___          AGAINST ___           ABSTAIN ___

        2.      Proposal to approve a one for ten reverse stock split.

                FOR ___          AGAINST ___           ABSTAIN ___

        3. Proposal to approve an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000 shares, after giving effect to the reverse stock split, or to 1,000,000,000 if the reverse stock split is not approved.

                FOR ___          AGAINST ___           ABSTAIN ___

        4. Proposal to approve an amendment to the Articles of Incorporation to authorize the issuance of 7,500,000 shares of Series B Convertible Preferred Stock.

                FOR ___          AGAINST ___           ABSTAIN ___

        5. Proposal to approve an amendment to the Articles of Incorporation to authorize the issuance of an additional 42,500,000 shares of preferred stock which may be issued, from time to time, pursuant to terms established by the Board of Directors.

                FOR ___          AGAINST ___           ABSTAIN ___

        6. Proposal to approve an amendment to the Articles of Incorporation to confirm certain provisions relating to the liability of directors and officers.

                FOR ___          AGAINST ___           ABSTAIN ___

        7. Proposal to approve the 2005 Treasure Mountain Holdings Stock Option Plan.

                FOR ___          AGAINST ___           ABSTAIN ___

        8. Transaction of such other business as may properly come before the meeting, and any adjournment thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.



Signature of Shareholder: ______________________________________________________

Date:  _________________________________________________________________________

Signature of Shareholder:  _____________________________________________________


        NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.